Exhibit 99.4


ROYAL RIDGE (2004)
11680 Great Oaks Way
Alpharetta, Fulton County, Georgia
CBRE File No. 04-341AT-0906


                                                          Complete Appraisal
[GRAPHIC]                                                 Self Contained Report


Prepared for:

Board of Directors of FSP Royal Ridge Corp.
FRANKLIN STREET PROPERTIES
401 Edgewater Place, Suite 200
Wakefield, Massachusetts  01880


                                                                            CBRE
VALUATION & ADVISORY SERVICES                                   CB RICHARD ELLIS

VALUATION & ADVISORY SERVICES                                               CBRE
                                                                CB RICHARD ELLIS

                                                       3225 Cumberland Boulevard
                                                          Atlanta, Georgia 30339

                                                                    770-984-5003
                                                                    770-984-5001

                                                                    www.cbre.com


July 13, 2004


Board of Directors of FSP Royal Ridge Corp.
FRANKLIN STREET PROPERTIES
401 Edgewater Place, Suite 200
Wakefield, Massachusetts  01880


RE:   Appraisal of Royal Ridge (2004)
      11680 Great Oaks Way
      Alpharetta, Fulton County, Georgia
      CBRE File No 04-341AT-0906


Dear Board of Directors:

At your request and authorization, CBRE has prepared a Complete Appraisal of the market value of the referenced property and presented our analysis in the following Self Contained Appraisal Report.

The subject is a 161,366 square foot six-story suburban office building built in 2001 and situated on a 13.370-acre site in Alpharetta, Fulton County, Georgia. Currently the facility is 88.8% occupied. The subject is more fully described, legally and physically within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of, and inseparable from, this letter.

Based on the analysis contained in the following report, the market value of the subject is concluded as follows:

================================================================================================
                                  MARKET VALUE CONCLUSION
------------------------------------------------------------------------------------------------
 Appraisal Premise      Interest Appraised     Exposure      Date of Value    Value Conclusion
------------------------------------------------------------------------------------------------
       As Is             Leased Fee Estate     6 Months      July 7, 2004       $26,075,000
------------------------------------------------------------------------------------------------
Compiled by CBRE
------------------------------------------------------------------------------------------------

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, the

Board of Directors of FSP Royal Ridge Corp.
July 13, 2004
Page 2


Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), Title XI Regulations and Franklin Street Properties's appraisal standards.

The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CBRE or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter. Moreover, CBRE hereby consents to a description and inclusion of the appraisal report in any document required to be filed with the Securities and Exchange Commission and distributed to the stockholders of the companies, which the client is considering acquiring.

"Moreover, CBRE hereby consents to a description and inclusioin of the appraisal report in any document required to be filed with the Securities and Exchange Commission and distributed to the stockholders of companies which the client is considering acquiring."

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CBRE can be of further service, please contact us.


Respectfully submitted,

CBRE - VALUATION & ADVISORY SERVICES

/s/ Richard A. Francis                          /s/ Ronald A. Neyhart
-----------------------------------             --------------------------------
Richard A. Francis                              Ronald A. Neyhart, MAI
Senior Real Estate Analyst                      Managing Director
Georgia State Certification 3281                Georgia State Certification 0490

Phone:     770-984-5003                         Phone:     770-984-5020
Fax:       770-984-5001                         Fax:       770-984-5001
Email:     Richard.francis@cbre.com             Email:     Ron.neyhart@cbre.com

RAF/RAN


                                                                            CBRE
                                                                CB RICHARD ELLIS

================================================================================
ROYAL RIDGE (2004)                                CERTIFICATION OF THE APPRAISAL
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISAL

We certify to the best of our knowledge and belief:

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in or bias with respect to the property that is the subject of this report and have no personal interest in or bias with respect to the parties involved with this assignment.

4. Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

5. Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

6. This appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, as well as the requirements of the State of Georgia relating to review by its duly authorized representatives. This report also conforms to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. Ronald A. Neyhart, MAI has completed the requirements of the continuing education program of the Appraisal Institute.

10. Richard A. Francis has and Ronald A. Neyhart, MAI has not made a personal inspection of the property that is the subject of this report.

11. No one provided significant real property appraisal assistance to the persons signing this report.

12. Richard A. Francis and Ronald A. Neyhart, MAI have extensive experience in the appraisal/review of similar property types.

13. Richard A. Francis and Ronald A. Neyhart, MAI are currently certified in the state where the subject is located.

14. Valuation & Advisory Services operates as an independent economic entity within CBRE. Although employees of other CBRE divisions may be contacted as a part of our routine market research investigations, absolute client confidentiality and privacy are maintained at all times with regard to this assignment without conflict of interest.

/s/ Richard A. Francis                          /s/ Ronald A. Neyhart
-----------------------------------             --------------------------------
Richard A. Francis                              Ronald A. Neyhart, MAI
Georgia State Certification 3281                Georgia State Certification 0490
--------------------------------------------------------------------------------
                                        i

                                                                            CBRE
                                                                CB RICHARD ELLIS

================================================================================
ROYAL RIDGE (2004)                                           SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                               SUBJECT PHOTOGRAPHS


                    [PHOTOGRAPH OF OFFICE BUILDING EXTERIOR]


--------------------------------------------------------------------------------
                           TYPICAL VIEW OF THE SUBJECT
--------------------------------------------------------------------------------


                    [PHOTOGRAPH OF OFFICE BUILDING INTERIOR]

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                           SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           TYPICAL VIEW OF THE SUBJECT
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                      SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name                               Royal Ridge (2004)

Location                                    11680 Great Oaks Way,
                                            Alpharetta, Georgia

Assessor's Parcel Number                    12-2980-0857-046-2

Highest and Best Use
  As Though Vacant                          Office
  As Improved                               Office

Property Rights Appraised                   Leased Fee Estate

Land Area                                   13.37 AC                  582,397 SF

Improvements
  Property Type                             Office
  Number of Buildings                       2
  Number of Stories                         1
  Gross Building Area                       161,366 SF
  Net Rentable Area                         161,366 SF
  Year Built                                2001
  Condition                                 Excellent

Estimated Exposure Time                     6 Months

Financial Indicators
  Current Occupancy                         88.8%
  Stabilized Occupancy                      99.0%
  Overall Capitalization Rate               8.00%
  Discount Rate                             9.75%
  Terminal Capitalization Rate              8.50%

Pro Forma Operating Data                         Total                  Per SF
                                            --------------            ---------
  Effective Gross Income                       $3,200,082               $19.83
  Operating Expenses                           $1,114,782                $6.91
  Expense Ratio                                    34.84%
  Net Operating Income                         $2,085,300               $12.92

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                      SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

VALUATION                                        Total                  Per SF
                                            --------------            ---------
  Land Value                                    $2,000,000                $3.43
  Cost Approach                                $22,070,000              $136.77
  Sales Comparison Approach                    $26,500,000              $164.22
  Income Capitalization Approach               $26,075,000              $161.59

  Insurable Value                              $16,600,000              $102.87

================================================================================
                             CONCLUDED MARKET VALUE
--------------------------------------------------------------------------------
Appraisal Premise        Interest Appraised     Date of Value         Value
--------------------------------------------------------------------------------
As Is                    Leased Fee Estate          July 7, 2004    $26,075,000
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------


SPECIAL ASSUMPTIONS

None noted.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                             TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


CERTIFICATION OF THE APPRAISAL.................................................I

SUBJECT PHOTOGRAPHS...........................................................II

SUMMARY OF SALIENT FACTS......................................................IV

TABLE OF CONTENTS.............................................................VI

INTRODUCTION...................................................................1

AREA ANALYSIS..................................................................6

NEIGHBORHOOD ANALYSIS.........................................................17

MARKET ANALYSIS...............................................................22

SITE ANALYSIS.................................................................39

IMPROVEMENT ANALYSIS..........................................................43

ZONING........................................................................48

TAX AND ASSESSMENT DATA.......................................................49

HIGHEST AND BEST USE..........................................................51

APPRAISAL METHODOLOGY.........................................................54

LAND VALUE....................................................................55

COST APPROACH.................................................................58

INSURABLE VALUE...............................................................61

SALES COMPARISON APPROACH.....................................................62

INCOME CAPITALIZATION APPROACH................................................67

RECONCILIATION OF VALUE.......................................................89

ASSUMPTIONS AND LIMITING CONDITIONS...........................................91

ADDENDA
A  Glossary of Terms
B  Photographs
C  Comparable Land Sales
D  Improved Comparable Sales
E  Rent Comparables
F  Operating Data
G  ARGUS Supporting Schedules
H  Legal Description
I  Precis METRO Report - Economy.com, Inc.
J  Engagement Letter
K  Qualifications

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                  INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION


PROPERTY IDENTIFICATION

The subject's street address is 11680 Great Oaks Way, in Alpharetta, Fulton County, Georgia.

OWNERSHIP AND PROPERTY HISTORY

Title to the property is currently vested in the name of FSP Royal Ridge Corp, who acquired title to the property in January 2003 from CK Royal 400, L.L.C., as improved for $24,250,000 cash, as recorded in Book 34131/Page 536 of the Fulton County Deed Records. This most recent sale transaction of the subject appears to have been arm's length and reasonable based upon analysis of the purchase price relative to similar properties sold at approximately the same time. Other than that noted herein, there has been no other ownership transfer of the property during the previous three years. As of the date of value, the subject is not being marketed for sale.

We note that the building was approximately 90% occupied at the time of the 2003 purchase and remains so as of the current date of value. The seller signed a master lease on the property which provided for the following; provided for full rent to the purchaser (FSP Royal Ridge Corp) from the date of closing while the two existing tenants benefited from free rent until July 2003 including pro rata reimbursement of all expenses; provided for full net rent at a rate of $12.50 per square foot for the vacant first floor space for a period of two years, including a 2.5% annual increase with full rent being paid during any free rent offered to a new tenant, and including pro rata reimbursement of all expenses. In addition, any time during the two-year period, the seller (CK Royal 400, L.L.C.) will pay the commissions and tenant improvements related to locating a tenant(s) for the remaining space, or at the end of the two year period, if the space remains unleased, will provide the purchaser (FSP Royal Ridge Corp) with a cash payment equal to a full commission and tenant improvement allowance of $25 per square foot.

RELEVANT DATES

The following table illustrates the various dates associated with the valuation of the subject property:

       ==============================================
                      RELEVANT DATES
       ----------------------------------------------
       Date of Report:         July 13, 2004
       Date of Inspection:     July 7, 2004
       Date of Value
       As Is:                  July 7, 2004
       ----------------------------------------------
       Compiled by CBRE
       ----------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                  INTRODUCTION
--------------------------------------------------------------------------------

DATE OF REPORT

The date of report is the date indicated on the letter of transmittal.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the subject property. The current economic definition agreed upon by agencies that regulate federal financial institutions in the U.S. (and used herein) is as follows:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3.    a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. (1)

PREMISE OF THE APPRAISAL

The premise of this appraisal valuation is "as is" on the date of value.

TERMS AND DEFINITIONS

The Glossary of Terms in the Addenda provides definitions for terms that are, and may be used in this appraisal.

INTENDED USE AND USER OF REPORT

This appraisal is to be used for internal purposes by the client, Franklin Street Properties and FSP Royal Ridge Corp.

----------
(1) Appraisal Standards Board of The Appraisal Foundation, Uniform Standards of Professional Appraisal Practice, 2003 ed. (Washington, DC: The Appraisal Foundation, 2003), 219; Appraisal Institute, The Dictionary of Real Estate Appraisal, 4th ed. (Chicago: Appraisal Institute, 2002), 177-178. This definition is also compatible with the OTS, OCC, RTC, FDIC, FRS and NCUA definitions of market value.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                  INTRODUCTION
--------------------------------------------------------------------------------

PROPERTY RIGHTS APPRAISED

The interest appraised represents the leased fee estate.

SCOPE OF WORK

The scope of the assignment relates to the extent and manner in which research is conducted, data is gathered and analysis is applied, all based upon the purpose of the appraisal and its intended use, as previously outlined.

CBRE completed the following steps for this assignment:

1. physically identified and inspected both the interior and exterior of the subject property, as well as its surrounding environs; identified and considered those characteristics that may have a legal, economic or physical impact on the subject;

2. physically inspected the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process; expanded this knowledge through interviews with regional and/or local market participants, available published data and other various resources;

3. conducted regional and/or local research with respect to applicable tax data, zoning requirements, flood zone status, demographics, income and expense data, and comparable listing, sale and rental information;

4. analyzed the data gathered through the use of appropriate and accepted appraisal methodology to arrive at a probable value indication via each applicable approach to value;

5. correlated and reconciled the results into a reasonable and defensible value conclusion, as defined herein; and

6. estimated a reasonable exposure time and marketing time associated with the value estimate presented.

To develop the opinion of value, CBRE performed a Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice (USPAP). This means that no departures from Standard 1 were invoked. In this Complete Appraisal, CBRE used all appropriate approaches to value. Furthermore, the value conclusion reflects all known information about the subject, market conditions, and available data.

This appraisal of the subject has been presented in the form of a Self-Contained Appraisal Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(a) of the USPAP. That is, this report incorporates, to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. This report also includes thorough descriptions of the subject and the market for the property type.

SPECIAL APPRAISAL INSTRUCTIONS

There have been no special appraisal instructions for this assignment.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                  INTRODUCTION
--------------------------------------------------------------------------------

EXPOSURE/MARKETING TIME

Current appraisal guidelines require an estimate of a reasonable time period in which the subject property could be brought to market and sold. This reasonable time frame can either be examined historically or prospectively. In a historic analysis, this is referred to as exposure time. Exposure time always precedes the date of value, with the underlying premise being the time a property would have been on the market prior to the date of value, such that it would sell at its appraised value as of the date of value. On a prospective basis, the term marketing time is most often used. In reality, exposure and marketing time overlap to some degree as marketing time estimates are based on an analysis of historical trends, and effectively represent an extrapolation of exposure time data. The exposure/marketing time is a function of price, time, and use. It is not an isolated estimate of time alone. It is different for various types of real estate and under various market conditions.

A discussion of an appropriate exposure/marketing time estimate for the subject property is presented in the following sections.

In consideration of these factors, we have analyzed the following:

      o     exposure periods for comparable sales used in this appraisal;

      o marketing time information from the CB Richard Ellis, Inc. National Investor Survey; and

      o     the opinions of market participants.

The following table presents the information derived from these sources.

================================================================================
                   EXPOSURE TIME INFORMATION
--------------------------------------------------------------------------------
                                                      Exposure Time  (Months)
Investment Type                                           Range       Average
--------------------------------------------------------------------------------
Suburban Office
  Class A                                              1.5 - 12.0      7.0
  Class B                                              2.5 - 12.0      6.9
  Class C                                              4.0 - 10.5      7.4
Local Market Professionals                             3.0 - 9.0
CBRE Estimate                                          6 Months
--------------------------------------------------------------------------------
Source: CBRE National Investor Survey
--------------------------------------------------------------------------------

In general, the improved sales indicate exposure times in the lower to middle portion of the range indicated by the investor survey. In addition to the sales and survey data, we have also reviewed the assumptions and conclusions reached in the Valuation section of this report, particularly the income estimates and rates of return. Based on these analyses, we have concluded an exposure/marketing time of 6 months or less would be considered reasonable for the subject property.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                  INTRODUCTION
--------------------------------------------------------------------------------

This exposure/marketing time reflects current economic conditions, current real estate investment market conditions, the terms and availability of financing for real estate acquisitions, and property and market-specific factors. It assumes that the subject property is (or has been) actively and professionally marketed. The marketing/exposure time would apply to all valuation premises included in this report.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

                                  AREA ANALYSIS


                 [MAP OF ATLANTA METROPOLITAN STATISTICAL AREA]

LOCATION

The subject property is located in the Atlanta metropolitan statistical area
(MSA). The 28-county MSA includes the state capital and the state's largest city, Atlanta. It should be noted that after the 2000 Census, the U.S. Census Bureau added eight counties to the defined MSA of Atlanta. Those counties that were added are Butts, Dawson, Haralson, Heard, Jasper, Lamar, Meriwether, and Pike.

POPULATION

The following table of population statistics shows changes in population from the 1990 and 2000 censuses, estimates for the current year, and forward projections for the MSA. As these data demonstrate, there has been a significant increase in the area population during the last two decades and that growth is projected to continue into the foreseeable future.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

=========================================================================================
                              POPULATION OF MSA BY COUNTY
-----------------------------------------------------------------------------------------
                 1990        2000      Ann.   Percentage    2003         2008       Ann.
County          Census      Census    Growth    of MSA    Estimate    Projection   Growth
-----------------------------------------------------------------------------------------
Barrow           29,721      46,144    4.6%        1%       51,606        60,404    3.4%
Bartow           55,897      76,019    3.0%        2%       82,677        93,354    2.6%
Butts            15,326      19,522    2.3%        0%       21,279        23,989    2.5%
Carroll          71,422      87,268    1.8%        2%       94,604       105,755    2.4%
Cherokee         90,204     141,903    4.8%        3%      160,826       190,894    3.7%
Clayton         182,052     236,517    2.5%        6%      255,859       286,438    2.4%
Cobb            447,745     607,751    3.0%       14%      657,583       738,269    2.5%
Coweta           53,853      89,215    5.5%        2%       98,713       114,655    3.2%
Dawson            9,429      15,999    5.8%        0%       18,125        21,574    3.8%
DeKalb          545,837     665,865    1.8%       15%      697,867       750,776    1.5%
Douglas          71,120      92,174    2.5%        2%       97,536       106,574    1.9%
Fayette          62,415      91,263    3.9%        2%       99,205       112,424    2.7%
Forsyth          44,083      98,407   10.3%        3%      115,815       144,162    4.9%
Fulton          648,951     816,006    2.1%       18%      850,703       910,875    1.4%
Gwinnett        352,910     588,448    5.6%       14%      658,514       773,589    3.5%
Haralson         21,966      25,690    1.4%        1%       27,069        29,223    1.6%
Heard             8,628      11,012    2.3%        0%       11,939        13,393    2.4%
Henry            58,741     119,341    8.6%        3%      140,241       173,864    4.8%
Jasper            8,453      11,426    2.9%        0%       12,358        13,871    2.4%
Lamar            13,038      15,912    1.8%        0%       17,032        18,728    2.0%
Meriwether       22,411      22,534    0.0%        0%       22,931        23,442    0.4%
Newton           41,808      62,001    4.0%        2%       70,426        83,525    3.7%
Paulding         41,611      81,678    8.0%        2%       96,142       119,225    4.8%
Pickens          14,432      22,983    4.9%        1%       26,297        31,519    4.0%
Pike             10,224      13,688    2.8%        0%       14,993        17,033    2.7%
Rockdale         54,091      70,111    2.5%        2%       73,749        79,984    1.7%
Spalding         54,457      58,417    0.6%        1%       59,731        61,763    0.7%
Walton           38,586      60,687    4.8%        1%       68,834        81,756    3.8%
-----------------------------------------------------------------------------------------
Total MSA     3,069,411   4,247,981    3.2%              4,602,654     5,181,058    2.5%
-----------------------------------------------------------------------------------------
Source: Claritas, Inc.
-----------------------------------------------------------------------------------------

The following list provides comparative metropolitan population gain for the top 10 MSA's plus other selected metropolitan areas in the southeast across the previous decade. Atlanta has consistently ranked among the top 10.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                POPULATION GROWTH IN SELECTED METROPOLITAN AREAS
--------------------------------------------------------------------------------
Rank           Metropolitan Statistical Area                      %Gain
--------------------------------------------------------------------------------
 1             Las Vegas, NV                                       83.3%
 2             McAllen-Edinburg-Mission, TX                        48.5%
 3             Austin-San Marcos, TX                               47.7%
 4             Phoenix-Mesa, AZ                                    45.3%
 5             Atlanta, GA                                         38.9%
 6             Raleigh-Durham-Chapel Hill, NC                      38.9%
 7             Orlando, FL                                         34.3%
 8             W Palm Beach-Boca Raton, FL                         31.0%
 9             Denver-Boulder-Greeley, CO                          30.4%
 10            Colorado Springs, CO                                30.2%
 12            Charlotte-Gastonia, NC                              29.0%
 16            Nashville, TN                                       25.0%
 27            Greensboro-Winston-Salem, NC                        19.2%
 28            Columbia, SC                                        18.4%
 29            Knoxville, TN                                       17.3%
 34            Greenville-Spartanburg, SC                          15.9%
 45            Memphis, Tennessee                                  12.7%
 54            Birmingham, AL                                       9.6%
 58            Charleston-North Charleston, SC                      8.3%
 59            Louisville, KY                                       8.1%
--------------------------------------------------------------------------------
Population growth for 82 metropolitan areas with total population exceeding 500,000, ranked by percent change, based on total population estimates for 1990 to 2000.
--------------------------------------------------------------------------------
Source: US Census Bureau; Compiled by CB Richard Ellis
--------------------------------------------------------------------------------

The overall percentage gain for all metropolitan markets is 13.8%, representing the addition of approximately 27.8 million people in metropolitan areas.

HOUSEHOLDS

The following table shows changes in demographic statistics by household based on the 2000 Census.

--------------------------------------------------------------------------------

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ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

============================================================================================
                               MSA HOUSEHOLD PROFILES BY COUNTY
--------------------------------------------------------------------------------------------
                            Households                    Housing           Median Income
              -----------------------------------   ------------------   -------------------
                 2000         2003        2008        Owner    Persons     Per         Per
County          Census      Estimate   Projection   Occupied   per HH    Household   Capita
--------------------------------------------------------------------------------------------
Barrow           16,354       18,247      21,266       76%      2.80      $49,885    $20,324
Bartow           27,176       29,576      33,422       76%      2.76      $49,643    $21,449
Butts             6,455        7,215       8,444       77%      2.68      $44,165    $19,516
Carroll          31,568       34,503      39,054       71%      2.65      $42,943    $20,052
Cherokee         49,495       56,197      66,880       84%      2.84      $70,387    $29,487
Clayton          82,243       88,298      97,590       61%      2.86      $47,033    $19,659
Cobb            227,487      245,152     273,326       68%      2.65      $66,148    $31,495
Coweta           31,442       34,846      40,572       78%      2.81      $61,001    $25,676
Dawson            6,069        7,001       8,573       81%      2.58      $54,788    $26,099
DeKalb          249,339      260,073     277,534       59%      2.63      $54,945    $26,848
Douglas          32,822       35,184      39,291       75%      2.75      $55,771    $24,117
Fayette          31,524       34,567      39,746       86%      2.85      $80,722    $33,885
Forsyth          34,565       40,389      49,654       88%      2.85      $79,572    $33,947
Fulton          321,242      335,246     359,511       52%      2.44      $55,321    $34,162
Gwinnett        202,317      224,081     258,698       73%      2.91      $67,601    $27,797
Haralson          9,826       10,421      11,372       75%      2.57      $35,936    $17,849
Heard             4,043        4,412       5,001       78%      2.68      $36,443    $16,467
Henry            41,373       48,865      61,065       85%      2.85      $65,049    $26,257
Jasper            4,175        4,541       5,145       79%      2.70      $44,512    $19,785
Lamar             5,712        6,200       6,972       73%      2.61      $39,350    $17,713
Meriwether        8,248        8,549       8,992       74%      2.63      $36,859    $18,056
Newton           21,997       25,256      30,468       78%      2.75      $51,266    $22,623
Paulding         28,089       33,068      40,997       87%      2.89      $57,514    $21,995
Pickens           8,960       10,392      12,738       82%      2.51      $44,809    $22,042
Pike              4,755        5,248       6,033       82%      2.80      $48,433    $20,275
Rockdale         24,052       25,455      27,887       74%      2.85      $59,061    $24,938
Spalding         21,519       22,223      23,368       63%      2.65      $41,008    $19,213
Walton           21,307       24,252      28,960       77%      2.82      $51,048    $21,773
--------------------------------------------------------------------------------------------
Total MSA     1,554,154    1,679,457   1,882,559       67%      2.69      $59,395    $28,257
--------------------------------------------------------------------------------------------
Source: Claritas, Inc.
--------------------------------------------------------------------------------------------

EMPLOYMENT

The following chart presents the diversity of Atlanta's economic base. Compared with employment distribution for the US, Atlanta is less dependent on services but more dependent on retail trade, with resources being evenly distributed to other sectors.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

        ================================================================
                              EMPLOYMENT BY SECTORS
        ----------------------------------------------------------------

                                   [PIE CHART]

        Services 33%

        Retail Trade 21%

        Manufacturing 11%

        Agriculture, Mining, Construction, Other 8%

        Finance, Insurance, Real Estate 8%

        Transport,/ Utility 7%

        Wholesale Trade 7%

        Government 5%

        ----------------------------------------------------------------
        Source:  Bureau of Economic Analysis
        ----------------------------------------------------------------

Georgia State University's (GSU) Economic Forecasting Center (EFC), in its quarterly report on the local and regional economy, notes that Georgia's economy seems to have turned the corner in mid-2003, lagging somewhat the national trend. Georgia has recovered, returning to net positive job creation in 2003, following net job losses in 2001 and 2002. The EFC notes that the rate of job creation has been slower this time than that experienced in the 1990-91 recovery. The data indicate that the jobs being created in Georgia are also different in composition during this recovery than those created in the 1990-91 recovery. Primarily, jobs are being created in education and health sectors (which grow with population trends, as opposed to economic cycles), along with business services, leisure, hospitality, and trade and other services. These tend to be lower-wage jobs that do not foster a multiplier effect. The jobs that were created in the 1990's in manufacturing, information, and professional management services have not reappeared. These jobs are considered most desirable because they bring substantial purchasing power that in turn creates jobs in support services.

With particular respect to Atlanta, the EFC notes that poor job growth at the beginning of 2001 was blamed on the burst of the dot-com bubble. In addition, growth was further hindered by lower corporate profits plagued by rising energy costs and increasing expenses for corporations to cover security measures. These factors, along with other economic concerns, impeded growth in payroll employment through 2002. For the first half of 2003, the war in Iraq continued to prevent firms from making significant forward-looking commitments with regard to capital expenditures and hiring. However, as the third and fourth quarters are showing strong levels of increase in GDP, fueled by tax reductions, increases in the stock market, and corresponding rises in consumer confidence, the level of employment has followed with positive moves. Consequently, the EFC projects that Atlanta will experience a net gain in employment in 2003, of 32,100 jobs. The employment recovery will strengthen in mid-2004 and employment

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

is projected to increase by 55,400 jobs for the year, according to the EFC. The trend will continue improving through 2005, when growth of 57,800 jobs is forecast. The following table summarizes net changes in employment, according to the quarterly economic forecast.

=====================================================================================================================
                                            METRO ATLANTA JOB GROWTH
---------------------------------------------------------------------------------------------------------------------

                                                   [BAR CHART]

            1994     1995     1996     1997     1998     1999     2000     2001      2002      2003     2004     2005
Georgia    156.8    136.3    125.0     87.0    126.5    113.7     94.9     (5.8)    (35.4)     28.8     74.1     87.5
Atlanta     97.4     84.1     86.1     55.8     83.8     83.5     56.1      9.8     (16.0)     32.1     55.4     57.8
---------------------------------------------------------------------------------------------------------------------
Source: Georgia State University Economic Forecasting Center (November 2003)
---------------------------------------------------------------------------------------------------------------------

The following table shows the historic strength of the local employment market, comparing the unemployment rate for the metropolitan area to that of the state and country.

                    =============================================
                              ANNUAL UNEMPLOYMENT RATE
                    ---------------------------------------------
                                  MSA       State     US
                    ---------------------------------------------
                        1995      4.3%      4.9%      5.6%
                        1996      3.8%      4.6%      5.4%
                        1997      3.7%      4.5%      4.9%
                        1998      3.3%      4.2%      4.5%
                        1999      3.1%      4.0%      4.2%
                        2000      2.9%      3.7%      4.0%
                        2001      3.5%      4.0%      4.7%
                        2002      5.3%      5.1%      5.8%
                        2003      4.7%      4.6%      6.0%
                    ---------------------------------------------
                     Source: US Bureau of Labor Statistics
                    ---------------------------------------------

Finally, we note from our own observations that the Atlanta economy has continued to outperform expectations year after year. While the prospects for near-term expansion continue to be modest, in long-term projections, the Atlanta metropolitan area is forecast to remain a national leader in job creation.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

The metropolitan area is home to operations for over 700 of the Fortune 1,000 - 24 of the Fortune 1,000 companies are headquartered in the metro area. The largest corporate employers are listed in the following table.

================================================================================
                           LARGEST CORPORATE EMPLOYERS
--------------------------------------------------------------------------------
   Company                  Industry              Scope of Operations  Employees
--------------------------------------------------------------------------------
 1. Delta Air Lines         Transportation        Headquarters          23,400
 2. BellSouth               Telecommunication     Headquarters          20,000
 3. The Home Depot          Retail Merchandiser   Headquarters          10,000
 4. IBM                     Technology            Regional               7,300
 5. AT&T                    Telecommunication     Regional               7,300
 6. SunTrust Banks          Finance               Headquarters           7,200
 7. Cox Enterprises         Media                 Headquarters           5,900
 8. United Parcel Service   Transportation        Headquarters           5,900
 9. Bank of America         Finance               Regional               5,800
10. Kroger                  Retail Merchandiser   Regional                5,700
--------------------------------------------------------------------------------
Source: Atlanta Business Chronicle Book of Lists, December 2003
--------------------------------------------------------------------------------

COMMERCIAL PROPERTY PRICE AND RENT TRENDS

With growth in the population and employment, there have been corresponding steady rises in prices for real estate. The following tables provide information for various property types, comparing metro Atlanta with national averages.

=========================================================================================
                           AVERAGE SALES PRICE COMPARISON
-----------------------------------------------------------------------------------------
  Period     CBD Office   Suburban Office   Industrial       Retail        Apartment
(Year/Qtr)  Atlanta   US   Atlanta    US   Atlanta   US   Atlanta   US   Atlanta   US
-----------------------------------------------------------------------------------------
1995 / 4      133    143     112     110     30      34     105    100     60      67
1996 / 4      137    148     125     123     33      36     116    105     67      74
1997 / 4      141    166     145     142     33      39     108    113     72      81
1998 / 4      138    190     142     152     36      42     112    117     77      89
1999 / 4      144    194     153     163     35      43     121    120     86      95
2000 / 4      159    216     170     180     38      45     122    122     85     104
2001 / 4      146    204     156     174     34      44     115    118     81     104
2002 / 4      139    210     151     179     36      44     115    123     81     106
-----------------------------------------------------------------------------------------
Note: Prices are given in dollars per square foot, rounded, for Class A property sectors.
Source: CB Richard Ellis/National Real Estate Index Market Monitor, 415 733 5300
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

=========================================================================================
                          AVERAGE RENTAL RATE COMPARISON
-----------------------------------------------------------------------------------------
  Period     CBD Office    Suburban Office   Industrial       Retail        Apartment
(Year/Qtr)  Atlanta   US    Atlanta   US   Atlanta   US   Atlanta   US   Atlanta   US
-----------------------------------------------------------------------------------------
1995 / 4     23.57   22.49  19.27   19.30   3.80    4.69   14.99   14.72   9.94   11.10
1996 / 4     23.42   23.97  22.36   21.06   4.01    4.95   15.17   15.42  10.06   11.71
1997 / 4     24.58   27.12  23.75   23.19   4.09    5.14   15.50   16.33  10.24   12.21
1998 / 4     25.46   29.72  23.23   24.28   4.07    5.33   16.11   16.91  10.47   13.02
1999 / 4     25.90   31.50  22.75   24.89   4.28    5.57   17.00   17.31  10.62   13.58
2000 / 4     27.00   35.51  23.12   28.17   4.42    5.80   17.07   17.80  11.33   14.43
2001 / 4     25.80   32.63  21.36   25.47   4.26    5.61   16.60   17.49  10.94   14.54
2002 / 4     24.15   30.04  19.61   23.46   3.93    5.37   16.55   17.47  10.13   14.12
-----------------------------------------------------------------------------------------
Note: Rents are presented in dollars per square foot for Class A properties. Office, industrial, and apartment properties are given on an effective gross basis; retail properties, on a triple net basis.
Source: CB Richard Ellis/National Real Estate Index Market Monitor, 415 733 5300
-----------------------------------------------------------------------------------------

=========================================================================================
                         CAPITALIZATION RATE COMPARISON
-----------------------------------------------------------------------------------------
  Period     CBD Office    Suburban Office   Industrial       Retail        Apartment
(Year/Qtr)  Atlanta   US    Atlanta   US   Atlanta   US   Atlanta   US   Atlanta   US
-----------------------------------------------------------------------------------------
1995 / 4     8.3%    9.0%     9.3%   9.6%    9.1%   9.3%    8.6%   9.4%    8.3%    9.1%
1996 / 4     8.7%    9.0%     9.2%   9.2%    8.8%   9.2%    8.3%   9.3%    7.8%    8.9%
1997 / 4     8.9%    8.9%     9.2%   9.1%    9.1%   9.0%    9.4%   9.2%    8.5%    8.9%
1998 / 4     9.5%    8.6%     9.7%   9.0%    8.9%   8.9%    9.1%   9.1%    8.4%    8.8%
1999 / 4     9.2%    8.9%     8.9%   8.7%    9.3%   9.1%    8.7%   9.0%    8.1%    8.7%
2000 / 4     9.0%    8.7%     8.1%   8.6%    8.5%   9.0%    9.1%   9.1%    7.6%    8.4%
2001 / 4     9.6%    8.9%     8.5%   8.6%    9.5%   9.1%    9.4%   9.3%    8.3%    8.5%
2002 / 4     9.8%    7.6%     8.0%   7.4%    8.6%   8.7%    9.5%   8.9%    7.6%    7.9%
-----------------------------------------------------------------------------------------
Note: Cap rates are determined from actual net operating income either from actual sales or from representative prototypes for Class A property sectors.
Source: CB Richard Ellis/National Real Estate Index Market Monitor, 415 733 5300
-----------------------------------------------------------------------------------------

RESIDENTIAL HOME COSTS

The following chart compares the median home price for Atlanta and the nation.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                         SINGLE FAMILY MEDIAN HOME PRICE
--------------------------------------------------------------------------------

                                   [BAR CHART]

                  Atlanta               US
      1997        $108,400          $121,800
      1998        $115,400          $128,400
      1999        $123,700          $133,300
      2000        $131,200          $139,100
      2001        $138,800          $147,500
      2002        $146,500          $158,300
--------------------------------------------------------------------------------
Source: National Association of Realtors
--------------------------------------------------------------------------------

COST OF LIVING

The Cost of Living Index, published by the American Chamber of Commerce Researchers Association, measures relative price levels for consumer goods and services in participating areas. The average of all participating municipalities equals 100, and the Atlanta index is read as a percentage against that national measure, shown along with other Southeastern metropolitan areas in the table below.

========================================================================================
                                    COST OF LIVING
----------------------------------------------------------------------------------------
Location                    Total  Grocery   Housing  Utilities   Trans   Health   Misc.
----------------------------------------------------------------------------------------
Memphis                      87.1    90.9      78.3      78.5      94.1    90.2    92.3
Knoxville                    89.1    95.4      78.3      91.8      86.1    88.1    95.7
Augusta-Aiken                91.0   104.4      71.9      91.2      99.8    94.3    97.5
Winston-Salem                91.7    94.7      85.9      91.9      92.3    85.6    95.7
Nashville-Franklin           91.7    99.1      81.7      80.4      93.3    82.9   100.3
Greenville                   94.7    96.7      78.3     103.7     100.8    91.9   104.0
Columbia                     95.1    99.2      85.4     114.7      88.8    89.7    99.2
Charlotte                    95.7    94.9      88.5      91.3     102.7    95.5   101.2
Birmingham                   97.6   107.1      84.4     102.8      97.4    87.1   104.7
Atlanta                      98.1   101.9      94.5      92.1     101.8   106.3    98.3
Charleston-N Charleston     100.7    98.9     100.9      96.8      99.3    97.7   103.3
Raleigh                     101.0   108.0      96.8      99.5      97.4   102.0   102.4
----------------------------------------------------------------------------------------
Source: ACCRA Cost of Living Index
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

RETAIL SALES

Atlanta has shown consistent, strong growth in retail sales, ranking in the top 10 national markets for retail sales over the past five years. Annual sales volumes for the metropolitan area, prepared by Claritas are depicted in the following chart. Note that data reported prior to 1999 are not comparable with data in 2000 and following; the adoption of NAFTA required replacement of SIC codes with NAICS codes.

================================================================================
                               RETAIL SALES GROWTH
--------------------------------------------------------------------------------

                                   [BAR CHART]

       1995         $34.9
       1996         $37.6
       1997         $20.2
       1998         $43.7

       2000         $59.6
       2001         $64.6
       2002         $64.7
--------------------------------------------------------------------------------
Numbers shown are $billion.
Source: Sales & Marketing Management (to 1998) and Claritas, Inc.
(2000 and following)
--------------------------------------------------------------------------------

Based on population, current spending trends and total sales, and other demographic factors, Claritas projects that total retail sales for the metro area will reach $88.8 billion by the year 2007, a growth rate of 7.5% per annum.

TRANSPORTATION

Atlanta began in the nineteenth century as a railway and manufacturing center and continues to maintain and improve its transportation systems, enhancing a primary reason for the area's economic growth and development.

Air transportation continues to recover at Hartsfield-Jackson Atlanta International Airport, which remains the world's busiest passenger airport. Surpassing Chicago O'Hare (66.56 million passengers) and Los Angeles International (56.22 million passengers), Atlanta Hartsfield-Jackson has maintained its top ranking in measures of passenger traffic and aircraft movement since 1998. More than 80% of the US population is reachable by air within two hours of Atlanta.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 AREA ANALYSIS
--------------------------------------------------------------------------------

===================================================================================
                 ATLANTA HARTSFIELD-JACKSON INTERNATIONAL AIRPORT
-----------------------------------------------------------------------------------
Activity                         1997     1998     1999     2000     2001     2002
-----------------------------------------------------------------------------------
Passengers (million)            68.21    73.47    78.09    80.16    75.86    76.88
Cargo (metric tons)            864,474  907,208  882,994  894,471  735,796  734,083
Movements (landing/takeoff)    794,447  846,881  909,911  915,454  890,494  889,966
-----------------------------------------------------------------------------------
Source: Airports Council International
-----------------------------------------------------------------------------------

The airport has begun a 10-year facility expansion that will add a fifth runway by June 2006. The new runway, which will measure 9,000 feet in length, is projected to decrease the present average delay of 9:00 minutes per flight to 6:12 per flight. Additional enhancements will include a new rental car facility, international terminal, control tower, and possibly third major terminal.

The economic impact of Hartsfield-Jackson International Airport has been estimated at $16 billion annually for the metro Atlanta economy.

Seven interstates serve metro Atlanta, including Interstates 75, 85, and 20, which run through the city, varying in width from four to fourteen lanes. In addition, a number of US and state highways, including Georgia Highway 400 (a primary north-south corridor, extending from the central business district northward), provide excellent regional access. Georgia has a historically strong commitment to maintaining its regional roads, and major interstate highway construction continues to meet projected growth and future needs.

The Metropolitan Atlanta Rapid Transit Authority (MARTA) provides a 37-mile rapid rail transit system and extensive connector bus routes. Other available sources of commercially available ground transportation include Amtrak and Greyhound.

CONCLUSION

The Atlanta metropolitan region has played a major role in the growth of Georgia and the southeastern United States. A strong economic base has been shown in steady increases in population, in the diversity of the work force, and in job growth. Atlanta continues to gain new jobs faster and to maintain unemployment levels lower than most areas of the US. These demographic and employment trends indicate the primary drive for housing demand, retail sales, and commercial construction, and Atlanta continues to experience an exceptionally high level of economic prosperity. Atlanta has experienced tremendous growth in recent decades and taken its place as an international city. Despite modest slowing indicated by certain economic indicators, Atlanta's fundamentals remain strong and a pattern of stable growth should continue well into the foreseeable future.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                         NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

                              NEIGHBORHOOD ANALYSIS

                         [MAP OF THE CITY OF ALPHARETTA]

LOCATION

The subject and its neighborhood are located in the city of Alpharetta and is considered a suburban location. The city of Alpharetta is located in north Fulton County, about 18 miles north of the Atlanta Central Business District.

BOUNDARIES

The neighborhood boundaries are detailed as follows:

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                         NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

        North:          Fulton / Forsyth County Line
        South:          Mansell Road
        East:           Jones Bridge Road
        West:           Cumming Highway / Georgia Highway 9

LAND USE

Land uses within the subject neighborhood consist of a harmonious mixture of residential and office development, with a small representation of commercial and light industrial development. The immediate area surrounding the subject is a newer area of development, consisting of the various uses as noted, over 60% of which was developed since 1989. The majority of the single-family residential development within a three-mile radius of the subject may be described as tract homes in the $200,000 and above price range. The median home value within a one-mile radius is approximately $225,000 while increasing to $260,000 within a five-mile radius.

GROWTH PATTERNS

Growth patterns have occurred primarily along major thoroughfares such as North Point Parkway, Old Milton Parkway (State Bridge Road), Windward Parkway farther to the north, and Georgia Highway 9 to the west. The subject area including the neighborhood has been one of the fastest growing areas of metropolitan Atlanta during the past decade. With almost no Class A office space in 1992 the market now contains over 10 million square feet. As well, retail development was concentrated along Holcomb Bridge Road and Alpharetta Highway and consisted of mostly strip retail, some neighborhood centers and only a couple of larger community centers. However, with the growth of the area the major impetus for increased development was North Point Mall. The development of the mall brought significant supporting development. Being an area of above average household income developers thus sought to take advantage of the retail potential and the possibility business owners and major corporations would be attracted to the area to reduce commuting time.

Thus development of almost every kind was rapidly constructed in the 1990's including many new single-family developments, most being mastered planned communities, as well as exclusive country club developments. The area also attracted significant new multi-family developments virtually all being Class A properties.

The residential development in the subject neighborhood is primarily oriented to single-family homes, but the neighborhood does contain a minimum level of apartment buildings. The single-family homes consist mostly of subdivisions that were established in the late 1980's to the early 1990's. There are several prestigious country clubs in the area including Country Club of the South, Willow Springs Country Club, and St. Ives Country Club, all of which are located within a three- to four-mile radius of the subject property. These properties

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                         NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

are generally oriented to upper-middle and upper income groups. The multi-family sector is a much smaller portion of the residential component of the neighborhood. The multi-family uses consist almost exclusively of garden apartment complexes that were constructed in the late 1980's. There have, however, been several new apartment developments to occur in the North Fulton area in recent years. These developments, however, are generally located outside of the Windward development and to the south of Windward Parkway. Furthermore, several additional apartment projects are planned for the North Fulton County area.

The neighborhood has some industrial development, most being better quality business park type development, but with some light distribution and warehousing. This type development is mostly located in the extreme north and south sections of the neighborhood. Otherwise the dominant development within the neighborhood is high efficiency Class A and B office developments, some stand alone, while others are part of planned parks such as Royal 400, Preston Ridge, Sanctuary Park, Deer Park, etc. These parks vary in size, most containing several buildings. The largest of these developments is Windward, a large master-planned development.

The Windward development is a 3,400-acre self-contained planned community composed of a mix of residential and commercial land uses conceived by Mobile Land. The development is approximately 15 minutes north of Interstate-285 off of Exit 11 on Georgia 400, just south of the Fulton-Forsyth county line. The master plan includes an expansive business community divided between three centers for a wide range of uses, a variety of distinct residential neighborhoods, and various important community infrastructure including the Lake Windward Elementary School, a fire station, and various recreational facilities.

The business community portion of Windward contains approximately 1,000 acres and is located in the north and west sides of the Windward development. Commercial office and industrial buildings are less than 10 years old, and generally include multi-tenant buildings as well as free-standing facilities. AT&T, UPS, Equifax, and Holiday Inn Worldwide are high-visibility resident tenants, holding nearly 3 million square feet and employing a majority of Windward's total workforce of 7,000 persons.

Fuji Development USA's The Golf Club of Georgia, a private membership 36-acre golf course, and the various residential communities, take advantage of the 195-acre Lake Windward and the surrounding woods. In addition to the golf club, the private Windward Lake Club provides sixteen tennis courts, an Olympic sized swimming pool, docking and boat storage, and other recreational facilities. Residential subdivisions vary in architectural style, quality, density, and price. Approximately 1,400 households are established in the community, with construction proceeding at a rapid pace. This large development was a major impetus to and driver behind similar development in North Fulton.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                         NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

Outside of the Windward development, commercial construction has been focused along major traffic arteries and consists of shopping centers, restaurants, branch banks, and numerous other commercial uses. Most of the commercial development was constructed in the 1990's, with a good level of new development still occurring. These developments include grocery anchored neighborhood and community shopping centers and numerous other complementary uses.

The most important commercial development in the area is the North Point Regional Mall, serving the subject neighborhood since 1992. As is typical around a regional mall, the surrounding developments are expected to be intense and consist of numerous complementary commercial uses. The area surrounding the mall is currently expanding at a rapid pace, with more development anticipated in the near-term future.

There are also numerous corporate headquarters within a five-mile radius of the subject property. These employers include AT&T, Comtel, Digital Communications, Digital Equipment Corporation, Siemens, GE Capital, Ciba Vision, and State Farm Insurance.

ACCESS

Accessibility to and throughout the neighborhood in general, and the subject property in particular, is considered very good. Georgia Highway 400, a six to eight lane controlled access highway, is the primary north-south feeder linking the neighborhood to urban Atlanta employment, recreation, and higher education centers. Old Milton Parkway/State Bridge Road/Highway 120, extends in a general east-west direction connecting the neighborhood to Alpharetta commerce and government facilities. Both of these highways provide convenient accessibility throughout the metropolitan area. Haynes Bridge Road and Kimball Bridge Road approximately parallel Old Milton Parkway to the south. North Point Parkway is a secondary roadway paralleling Georgia Highway 400 along its east side from Mansell Road to Windward Parkway. Other minor roadways extend in various directions. Currently, at the intersection of Windward Parkway and Georgia Highway 400 a major road project will result in improved entry/exit access, including new ramps and a wider bridge.

The area also features a significant level of primary and secondary traffic arteries extending in all directions further enhancing the overall accessibility.

DEMOGRAPHICS

Selected neighborhood demographics in a one-, three-, and five-mile radius from the subject are shown in the following table:

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                         NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

=============================================================================================
                               SELECTED NEIGHBORHOOD DEMOGRAPHICS
---------------------------------------------------------------------------------------------
11680 GREAT OAKS WAY                            Radius 1.0       Radius 3.0      Radius 5.0
ALPHARETTA, GA 30022-2457                          Mile             Mile            Mile
---------------------------------------------------------------------------------------------
Population
  2008 Pop                                          3,199           66,440         192,952
  2003 Pop                                          2,621           56,171         165,368
  2000 Pop                                          2,262           49,817         148,423
  1990 Pop                                            903           21,586          68,602
  Growth 2003 - 2008                               22.05%           18.28%          16.68%
  Growth 2000 - 2003                               15.87%           12.75%          11.42%
  Growth 1990 - 2000                              150.50%          130.78%         116.35%
Households
  2008 HHs                                          1,380           25,040          69,468
  2003 HHs                                          1,142           21,304          60,123
  2000 HHs                                            992           18,961          54,339
  1990 HHs                                            396            8,215          26,306
  Growth 2003 - 2008                               20.84%           17.54%          15.54%
  Growth 2000 - 2003                               15.12%           12.36%          10.64%
  Growth 1990 - 2000                              150.51%          130.81%         106.57%
Income
  2003 Median Household Income                    $70,000          $92,586         $94,258
  2003 Avg HH Inc                                 $88,689         $119,505        $121,310
  2003 Per Capita Inc                             $38,738          $45,480         $44,223
Age 25+ College Graduates - 2003                      905           20,081          55,871
Age 25+ Percent College Graduates - 2003            51.0%            55.1%           52.5%
---------------------------------------------------------------------------------------------
Source: Claritas
---------------------------------------------------------------------------------------------

CONCLUSION

The neighborhood continues to grow and is expected to continue this pattern for the foreseeable future.

The subject property is a Class A office building that appears to conform well to surrounding neighborhood infrastructure and support services. Recent growth in the neighborhood has included all types of development, commercial/retail, residential, and office, though office development has slowed significantly compared to the other sectors. The growth of the residential base and the above average income demographic in the area will continue to support the local area development.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

                                 MARKET ANALYSIS

The market analysis forms a basis for assessing market area boundaries, supply and demand factors, and indications of financial feasibility. The primary data source utilized for this analysis is The CoStar Office Report: The Atlanta Office Market, Fourth Quarter 2003, published by CoStar Advisory Services Group, Inc. Within the publication, CoStar Group divides the metropolitan office market into 10 submarkets. The subject is located in the North Fulton / Forsyth submarket.

The subject is located in the Alpharetta market and is considered a Class A mid-rise office building. According to the Institute of Real Estate Management (via Income/Expense Analysis: Office Buildings 2003), the following office property definitions may be applicable towards the subject property:

      General: Multi-tenant building. Includes buildings with owner-occupied space if there are other tenants in the building.

THE METROPOLITAN ATLANTA OFFICE MARKET

Since 1996, Atlanta recorded ever-increasing levels of employment growth and absorption of office inventory, coupled with strong levels of new construction. This changed with the economic recession that began gathering force in mid-2000 and has continued to impact the office market negatively.

Atlanta's vacancy rate has continued to rise over the past two years to levels not seen since the early 1990's, due mainly to the slowing of the national economy and job reductions which were felt throughout the region, but also to some additions of new space. The workforce reductions and the dissolution of some businesses have resulted in the return of space to the market as sublease inventory. The resulting competition due to decreased demand has placed upward pressure on the vacancy rate and downward pressure on rates.

Quarterly vacancy rates over the recent past are summarized for metro Atlanta in the following table.

================================================================================
                             QUARTERLY VACANCY RATES
--------------------------------------------------------------------------------
                                2000      2001      2002      2003       2004
--------------------------------------------------------------------------------
Period End First Quarter        11.4%     13.2%     19.0%     21.7%     22.40%
Period End Second Quarter        9.3%     13.9%     18.7%     21.2%      N/A
Period End Third Quarter        11.6%     15.8%     19.7%     21.6%      N/A
Period End Fourth Quarter       11.6%     17.7%     20.7%     21.7%      N/A
--------------------------------------------------------------------------------
Source: CoStar Group, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

MARKET SUMMARY

The Atlanta office market ended the first quarter 2004 with a vacancy rate of 22.4%. This vacancy rate represented a 0.7 percentage point increase over the previous quarter, when the rate was 21.7%. This increase in vacancy rate occurred in a quarter where Atlanta saw (977,138) square feet in negative net absorption and 83,000 square feet in deliveries. Quoted rental rates ended first quarter 2004 at $18.57 per square foot down from $18.79 per square foot in the fourth quarter 2003. At the end of first quarter 2004, there was 1,474,058 square feet under construction in the Atlanta office market.

Class A projects in Atlanta reported a first quarter 2004 vacancy rate of 24.7%, up from the 25.1% reported at the end of fourth quarter 2003. Net absorption within the Class A sector totaled negative 117,938 square feet for the quarter, and there were no new deliveries. Quoted rental rates for available space within the Class A sector averaged $20.80 at the end of the quarter, down from $20.82 in the fourth quarter 2003. There was 1,213,064 square feet under construction at the end of first quarter 2004.

Class B projects reported negative net absorption of (764,898) square feet and deliveries of 83,000 square feet in the first quarter of 2004. As a result, the Atlanta Class B vacancy rate increased to 19.9% (from 18.5% at the end of the fourth quarter 2003). Atlanta Class B quoted rental rates averaged $16.02, and there was a total of 260,994 square feet under construction at the end of first quarter 2004.

Atlanta Class C projects recorded 94,302 square feet of negative net absorption in first quarter 2004. The Class C vacancy rate was 20.6% at the end of first quarter 2004, and average quoted rental rates were $13.78 per square foot.

MARKET TRENDS

During the late 1990's, the absorption and deliveries were in relative equilibrium. Strong levels of job creation supported new construction. Not until the third quarter 2001, did Atlanta begin to experience some level of negative net absorption. A historic perspective relative to inventory, occupancy, and absorption is provided in the following table:

====================================================================================================================================
                                       METROPOLITAN ATLANTA OFFICE MARKET - FIRST QUARTER 2004
                                                HISTORICAL SUMMARY - CLASS A, B, & C
------------------------------------------------------------------------------------------------------------------------------------
                                                         Net Absorp.  Buildings                Buildings        SF       Avg Quoted
Period    Buildings    NRA (SF)    Vacant SF   Vacancy      (SF)      Delivered  SF Delivered  U/Construc.  U/Construc.  Rate ($/SF)
------------------------------------------------------------------------------------------------------------------------------------
1-Q 2004    1,831    161,806,717  36,219,756     22.4%    (977,138)       3         83,000        14         1,474,058     $18.57
1-Q 2003    1,828    161,723,717  35,159,618     21.7%      96,165       21      2,510,172        16         1,541,058     $18.74
1-Q 2002    1,808    159,242,116  32,774,182     20.6%  (2,589,396)      24      2,747,824        20         2,476,172     $19.50
1-Q 2003    1,784    156,494,292  27,436,962     17.5%   2,711,341       72      7,437,450        28         4,066,773     $20.45
------------------------------------------------------------------------------------------------------------------------------------
Source: CoStar Group, Inc.
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

The overall vacancy rate in the Atlanta office market ended first quarter 2004 at 22.4%, up from the previous quarter, when it was 21.7%, the same level as first quarter 2003. At the end of the first quarter 2004 there was 36,219,756 square feet of vacant space in the Atlanta office market. In the fourth quarter of 2003, 34,762580 square feet lay vacant, and in the first quarter of 2003, 35,159,618 square feet was vacant. The 1,060,138 square foot increase in vacant square footage from first quarter 2003 to first quarter 2004 represents a 3% increase in vacant space

Detailed market trends over the past year are provided by property class in the following table.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

============================================================================================================
                              THE METROPOLITAN ATLANTA SPECULATIVE OFFICE MARKET
------------------------------------------------------------------------------------------------------------
                                              FIRST QUARTER 2004
------------------------------------------------------------------------------------------------------------
Class A Market                  1st Q 2003      2nd Q 2003      3rd Q 2003       4th Q 2003       1st Q 2004
------------------------------------------------------------------------------------------------------------
Number of Buildings                    366             368             370              372              371
Existing Sq. Ft                 80,795,761      80,898,161      81,594,161       81,630,161       82,509,537
Projects Delivered                       6               2               2                2                0
Delivered Sq. Ft                 1,381,882         102,400         696,000           36,000                0
Projects Under Construction              6               5               3                3                3
Under Construction Sq. Ft        1,316,400       1,232,000         536,000        1,250,000        1,213,064
Net Absorption                     (74,961)        556,276           3,490           37,916         (117,938)
Vacant Sq. Ft. (Total)          20,232,831      19,778,955      20,471,465       20,469,549       20,375,145
Vacancy Rate                         25.0%           24.4%            25.1%           25.1%            24.7%
Quoted Rate per Sq. Ft              $21.99          $21.45          $21.09           $20.97           $20.82
------------------------------------------------------------------------------------------------------------
Class B Market                  1st Q 2003      2nd Q 2003      3rd Q 2003       4th Q 2003       1st Q 2004
------------------------------------------------------------------------------------------------------------
Number of Projects                   1,196           1,199           1,200            1,199            1,216
Existing Sq. Ft                 69,621,193      69,696,193      69,746,193       69,717,622       70,426,324
Projects Delivered                       2               3               1                0                2
Delivered Sq. Ft                    88,000          75,000          50,000                0           83,000
Projects Under Construction              6               5               4               10                6
Under Construction Sq. Ft          209,000         195,200         145,200          482,857          260,994
Net Absorption                    (481,118)        290,928         (21,433)        (253,979)        (764,898)
Vacant Sq. Ft                   12,845,932      12,630,004      12,701,437       12,926,845       14,020,613
Vacancy Rate                         18.5%           18.1%           18.2%            18.5%            19.9%
Quoted Rate per Sq. Ft              $16.70          $16.45          $16.29           $16.27            16.02
------------------------------------------------------------------------------------------------------------
Class C Market                  1st Q 2003      2nd Q 2003      3rd Q 2003       4th Q 2003       1st Q 2004
------------------------------------------------------------------------------------------------------------
Number of Projects                     240             240             240              241              244
Existing Sq. Ft                  8,559,337       8,559,337       8,559,337        8,559,337        8,870,856
Projects Delivered                       0               0               0                0                0
Delivered Sq. Ft                         0               0               0                0                0
Projects Under Construction              0               0               0                0                0
Under Construction Sq. Ft                0               0               0                0                0
Net Absorption                      61,554           7,278             324           72,040          (94,302)
Vacant Sq. Ft                    1,376,672       1,369,394       1,369,070        1,366,186        1,823,998
Vacancy Rate                          16.1%           16.0%           16.0%            16.0%            20.6%
Quoted Rate per Sq. Ft              $14.66          $14.78          $14.17           $13.57           $13.78
------------------------------------------------------------------------------------------------------------
Total Market                    1st Q 2003      2nd Q 2003      3rd Q 2003       4th Q 2003       1st Q 2004
------------------------------------------------------------------------------------------------------------
Number of Projects                   1,802           1,807           1,810            1,812            1,831
Existing Sq. Ft                158,976,291     159,153,691     159,899,691      159,907,120      161,806,717
Projects Delivered                       8               5               3                2                2
Delivered Sq. Ft                 1,469,882         177,400         746,000           36,000           83,000
Projects Under Construction             12              10               7               13                9
Under Construction Sq. Ft        1,525,400       1,427,200         681,200        1,732,857        1,474,058
Net Absorption                    (494,525)        854,482         (17,619)        (144,023)        (977,138)
Vacant Sq. Ft                   34,455,435      33,778,353      34,541,972       34,762,580       36,219,756
Vacancy Rate                          21.7%           21.2%           21.6%            21.7%            22.4%
Quoted Rate per Sq. Ft              $19.65          $19.32          $18.92           $18.79           $18.57
------------------------------------------------------------------------------------------------------------
Source: CoStar Group, Inc.
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

Occupancy

The overall vacancy rate in the Atlanta office market ended fourth quarter 2003 at 21.7%, representing an increase from 20.6% one year previous indicating 2003 continued to experience a difficult operating environment. The overall vacancy continued to increase throughout the first quarter 2004, ending at 22.4%.

Of the total vacancy, slightly over 15% is space available for sublet. As shown in the following table, the percentage of vacant space available on a sublet basis has continued to grow, contributing to the total vacancy rate in the market. However, on a square foot basis the level has actually been declining since first quarter 2001.

=========================================================================================================================
                                 METROPOLITAN ATLANTA OFFICE MARKET - FIRST QUARTER 2004
                                      HISTORICAL VACANCY ANALYSIS - CLASS A, B, & C
-------------------------------------------------------------------------------------------------------------------------
             Existing                           Vacant Space                             Occupied       Total      Quoted
Period      Inventory      Direct      %        Sublet      %       Total         %        Space      Occupancy     Rates
-------------------------------------------------------------------------------------------------------------------------
2004 1q    161,806,717   30,745,097  19.0%    5,474,659   3.4%    36,219,756    22.4%    125,586,961    77.6%      $18.57
2003 4q    159,907,120   29,426,561  18.4%    5,336,019   3.3%    34,762,580    21.7%    125,144,540    78.3%      $18.79
2003 3q    158,500,294   28,862,474  18.2%    5,408,510   3.4%    34,270,984    21.6%    124,229,310    78.4%      $19.02
2003 2q    157,754,294   28,341,449  18.0%    5,171,377   3.3%    33,512,826    21.2%    124,241,468    78.8%      $19.39
2003 1q    157,576,894   28,189,665  17.9%    6,074,180   3.9%    34,263,845    21.7%    123,313,049    78.3%      $19.69
2002 4q    156,107,515   26,070,502  16.7%    6,172,996   4.0%    32,243,498    20.7%    123,864,017    79.3%      $19.51
2002 3q    155,834,015   24,675,565  15.8%    6,027,224   3.9%    30,702,789    19.7%    125,131,226    80.3%      $19.93
2002 2q    155,337,525   22,994,763  14.8%    6,083,262   3.9%    29,078,025    18.7%    126,259,500    81.3%      $19.93
2002 1q    155,099,511   23,226,075  15.0%    6,254,457   4.0%    29,480,532    19.0%    125,618,979    81.0%      $20.15
2001 4q    153,260,692   21,642,725  14.1%    5,554,122   3.6%    27,196,847    17.7%    126,063,845    82.3%      $20.47
2001 3q    151,053,611   18,967,708  12.6%    4,948,955   3.3%    23,916,663    15.8%    127,136,948    84.2%      $20.60
2001 2q    149,198,105   17,106,987  11.5%    3,691,678   2.5%    20,798,665    13.9%    128,399,440    86.1%      $20.72
2001 1q    148,227,293   16,282,975  11.0%    3,285,271   2.2%    19,568,246    13.2%    128,659,047    86.8%      $20.59
2000 4q    145,940,640   14,053,509   9.6%    2,928,713   2.0%    16,982,222    11.6%    128,958,418    88.4%      $20.42
2000 3q    143,067,934   13,857,311   9.7%    2,680,251   1.9%    16,537,562    11.6%    126,530,372    88.4%      $20.52
2000 2q    141,965,554   11,203,202   7.9%    1,978,945   1.4%    13,182,147     9.3%    128,783,407    90.7%      $20.57
-------------------------------------------------------------------------------------------------------------------------
Source: CoStar Group, Inc.
-------------------------------------------------------------------------------------------------------------------------

Over the time period presented, sublet space has ranged from approximately 10% to current just over 18% of the total vacant space in the market. The volume of space approximated 3 million square feet at the end of 2000, increased to over
6.2 million square feet in the first quarter of 2002. However, since that time it has declined by approximately 1 million square feet.

Space available for sublet frequently competes directly with direct vacancies in the market and often at lower rates. During the mid- to late-1990's users often leased extra space to accommodate future growth. Companies anticipating growth would lease significantly more space than they initially needed or occupied. However, with the business climate experiencing a downturn corporate strategies changed focus from growth to expense reduction forcing unneeded space onto the market.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

In a strong market, landlords could allow troubled tenants to buy out their leases and then re-tenant the space. In the current environment, where demand is weaker, landlords are not interested in buyouts as the contract rates are often above market. Thus, users are left to market their space for sublease. Often the primary motivation for sublease space is quick disposition. As mentioned this competition with direct space has contributed to downward pressure on rental rates. Sub-lessors will frequently offer the space for which they are directly obligated at a substantial discount to offset their own expense. On the reverse side, there are factors that can drive decisions that mitigate the attractive economics of sub-lease space. Image, location, and design are factors that can make sublease space less attractive, despite a heavily discounted rental rate. In addition, the condition, remaining term, and other factors may provide to make sublease space can cost users more than a direct lease.

Rental Rates

Quoted rental rates saw a $0.22 per square foot decrease from the fourth quarter 2003 to the first quarter 2004 in Atlanta. Rates stood at $18.79 per square foot at the end of the fourth quarter 2003, and ended first quarter 2004 at $18.57 per square foot. At the end of first quarter 2003, quoted rental rates were $18.74 per square foot. The first quarter 2004 saw quoted rental rates in Atlanta decrease 1.17% over fourth quarter 2003 levels. Additionally, first quarter 2003 rates were down 3.9% from first quarter 2002 levels, and down 8.36% from first quarter 2001 levels. Rates were down 8.0% from their levels three years earlier, and down 5.6% from five years earlier.

Class A quoted rental rates in Atlanta decreased $0.15 from the end of fourth quarter 2003 to the end of first quarter 2004, ending the fourth quarter at $20.82 per square foot. A year earlier, in first quarter 2003, quoted rates were $20.97. The first quarter 2004 decrease in Class A quoted rental rates represents a 0.7% decrease over first quarter 2003 levels. Additionally, quoted rates were down 2.0% from first quarter 2002 to first quarter 2003, and down 8.1% from fourth quarter 2001. From first quarter 2000 to first quarter 2004, quoted rates decreased 9.67% in Atlanta. Quoted rates are down 6.13% over the previous five years.

Atlanta's Class B sector ended first quarter 2004 with quoted rental rates of $16.02 per square foot. These rates are $0.25 per square foot lower than the fourth quarter 2003, when they were $16.27 per square foot, and $0.20 per square foot lower than first quarter 2003 rates (when they were $16.22 per square foot). Class B quoted rental rates in Atlanta are lower 1.23% from first quarter 2003 to first quarter 2004, lower 4.3% over first quarter 2002 levels, lower 8.19% over fourth quarter 2001 levels, and lower 9% over first quarter 2000 levels.

Construction Activity

The Atlanta office market saw 83,000 square feet in new speculative projects deliver to the market in fist quarter 2004. This compares to a total of 36,000 square feet that was completed in the fourth quarter 2004.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

At the end of first quarter 2004 there was 1,474,058 square feet of speculative space under construction in the Atlanta market. This compares to a total of 1,541,058 square feet that was underway at the end of first quarter 2003. A year earlier, in first quarter 2002, there was 2,476,172 square feet underway in Atlanta.

SUBMARKET SUMMARY

CoStar Group divides the metropolitan office market into 25 submarkets, which are summarized in the following table.

=================================================================================================================================
                                    METROPOLITAN ATLANTA OFFICE MARKET - FIRST QUARTER 2004
                                                     SUMMARY BY SUBMARKET
---------------------------------------------------------------------------------------------------------------------------------
                                                         % of                             Net                               Avg.
                                                       Overall                         Absorption      SF       SF Under   Quoted
Submarket                     # Bldgs.     SF (NRA)     Market   Vacant SF   Vacancy    (SF) YTD   Delivered      Const.    Rates
---------------------------------------------------------------------------------------------------------------------------------
Central Perimeter                 257    27,862,205     17.2%    7,819,656     28.1%    (70,245)          0      39,000    $19.44
Chamblee/Dville                   159     7,340,266      4.5%      957,655     13.0%     16,032           0           0    $15.83
Cherokee County                    17       475,321      0.3%       81,442     17.1%    (15,746)     22,000           0    $19.09
Cumberland Galleria               193    22,380,628     13.8%    4,952,660     22.1%      97,901          0      36,000    $19.29
Decatur                            42     2,164,950      1.3%      114,824      5.3%    (13,655)          0           0    $19.12
Douglasville/Lithisa Springs       14       605,497      0.4%      110,208     18.2%       (102)          0           0    $11.31
Downtown Atlanta                  101    21,339,396     13.2%    3,764,385     17.6%   (257,868)          0      28,794    $20.13
Duluth/Suwanee/Buford              99     6,068,444      3.8%    1,373,328     22.6%    (72,889)          0      48,064    $16.74
East Cobb                          32     1,049,849      0.6%      172,494     16.4%    (21,220)          0           0    $15.71
Fayette/Coweta County              20       635,259      0.4%      144,576     22.8%    (19,020)          0           0    $16.82
Gainsville/Hall Co.                24       958,063      0.6%       81,293      8.5%      6,300           0           0     $8.60
I-20 East/Conyers                  20       711,406      0.4%       82,857     11.6%          0           0           0    $11.35
Kennesaw/Town Center               71     3,673,108      2.3%      676,908     18.4%    (61,759)     45,000           0    $17.56
Lawrenceville/Lilburn              36     1,450,484      0.9%      214,322     14.8%     29,723           0           0    $15.92
Lower Buckhead                     12     1,045,315      0.6%      125,614     12.0%    (45,902)          0           0    $15.87
Midtown/Pershing Point             80    14,141,624      8.7%    3,338,957     23.6%     76,551           0     665,000    $20.91
N. Fulton/Forsyth County          251    20,413,164     12.6%    5,930,132     29.1%   (727,141)     16,000      46,000    $16.76
Norcross/P'tree Corners           120     6,500,409      4.0%    1,490,588     22.9%      9,922           0           0    $14.53
North Clayton/Airport              77     3,685,421      2.3%      629,384     17.1%    (32,323)          0           0    $15.09
Northlake/Lavista                  57     3,765,933      2.3%      769,030     20.4%     10,136           0           0    $15.84
Northside Dr./Georgia Tech         34     1,491,742      0.9%      305,214     20.5%    (49,062)          0     515,000    $17.43
South Clayton/Henry Co.            17       470,968      0.3%      115,256     24.5%      4,300           0      96,200    $20.63
Stone Mountain                      7       336,117      0.2%       54,796     16.3%      4,489           0           0     $5.86
Upper Buckhead                     82    12,492,358      7.7%    2,643,009     21.2%    156,947           0           0    $22.82
West Atlanta                        9       748,790      0.5%      271,168     36.2%     (2,507)          0           0    $22.77
---------------------------------------------------------------------------------------------------------------------------------
                                1,831   161,806,717    100.0%   36,219,756     22.4%   (977,138)     83,000   1,474,058    $18.57
---------------------------------------------------------------------------------------------------------------------------------

NORTH FULTON OFFICE SUBMARKET

The subject is located in the North Fulton submarket, which has rapidly become the metropolitan area's fourth largest office market. The North Fulton submarket has been the most volatile submarket in the past decade with tremendous growth from little Class A office space in 1992 to over 10 million square feet today. However, this attractive submarket, while benefiting from the growth of internet and technology companies also was the benefactor of the impact when many of these same companies failed, resulting in total closure or downsizing and elimination of facilities. Market statistics for each property class for the submarket are summarized in the following table.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                         THE NORTH FULTON OFFICE MARKET
                            AS OF FIRST QUARTER 2004
--------------------------------------------------------------------------------
                                Class A      Class B     Class C          Total
--------------------------------------------------------------------------------
Number of Projects                    83           153         15           251
Existing Sq. Ft               12,072,672     7,948,218    392,274    20,413,164
% of the Metro Total               14.80%        11.40%      4.58%
Projects Delivered                     0             1          0             1
Delivered Sq. Ft                       0        16,000          0        16,000
Projects Under Construction            0             2          0             2
Under Construction Sq. Ft              0        46,000          0        46,000
Net Absorption                  (678,625)      (50,816)     2,300      (727,141)
Vacant Sq. Ft. (Total)         3,793,401     2,086,960     49,771     5,930,132
Vacancy Rate                        31.4%         26.3%      12.7%         29.1%
Quoted Rate per Sq. Ft            $17.89        $15.25     $11.98        $16.76
--------------------------------------------------------------------------------
Source: CoStar Group, Inc.
--------------------------------------------------------------------------------

The North Fulton office market's class 'A' sector consisted of 83 projects with 12,072,672 square feet of office space at the end of first quarter 2004. The class 'B' sector included 153 buildings totaling 7,948,218 square feet, and the class 'C' market consisted of 15 projects with 392,274 square feet. Additionally, there were 24 owner-occupied office buildings within this market containing roughly 3,793,000 square feet of space (statistics reported throughout this report are based on non-owner-occupied office inventory in buildings 15,000 square feet and larger, unless otherwise noted).

Class 'A' projects within North Fulton reported a first quarter vacancy rate of 31.4%, up from the 25.8% reported at the end of fourth quarter 2003. Year-to-date net absorption within the class 'A' sector totals negative (678,625) square feet. Quoted rates f or available s pace within this sector of the market averaged $17.89 per square foot.

Class 'B' projects reported negative net absorption of (50,816) square feet in the first quarter of 2004. As a result, the North Fulton class 'B' vacancy rate increased to 26.3% as of first quarter 2004 (from 25.5% at the end of fourth quarter 2003). North Fulton class 'B' quoted rates averaged $15.25 at the end of the quarter. North Fulton class 'C' projects have recorded positive 2,300 square feet of year-to-date net absorption in 2004.

The class 'C' vacancy rate was 12.7% as of first quarter 2004. Average class 'C' office rents averaged $11.98 per square foot. Net absorption for the overall North Fulton class 'A, B, & C' office market was negative (727,141) square feet in the first quarter of 2004. Overall vacancy within this market was 29.1% at the end of the quarter. As of first quarter 2004, quoted rent for available office space (all classes) averaged $16.76 within the North Fulton market. As of first quarter 2004, there was 46,000 square feet of new office space under construction within this market, with 16,000 square feet having been completed and delivered year-to-date.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

The following table provides data for the past 5 quarters in the North Fulton submarket.

====================================================================================================
                                   THE NORTH FULTON OFFICE MARKET
                                      AS OF FIRST QUARTER 2004
----------------------------------------------------------------------------------------------------
Total Market - Class A, B, C   1st Q 2003     2nd Q 2003     3rd Q 2003    4th Q 2003     1st Q 2004
----------------------------------------------------------------------------------------------------
Number of Projects                    245            245            245           245            251
Existing Sq. Ft                19,620,887     19,620,887     19,620,887    19,620,887     20,413,164
Projects Delivered                      2              0              0             0              1
Delivered Sq. Ft                  425,000              0              0             0         16,000
Projects Under Construction             0              0              0             2              2
Under Construction Sq. Ft         440,000         55,000              0        30,000         46,000
Net Absorption                    169,258        (15,821)       296,720       437,821       (727,141)
Vacant Sq. Ft. (Total)          5,426,476      5,442,297      5,145,577     5,157,913      5,930,132
Vacancy Rate                         27.7%          27.7%          26.2%         26.3%          29.1%
Quoted Rate per Sq. Ft             $17.90         $17.34         $17.17        $17.00         $16.76
----------------------------------------------------------------------------------------------------
Source: CoStar Group, Inc.
----------------------------------------------------------------------------------------------------

The following table provides a summary of the most recent, current, and future potential development activity as of the 1st Quarter 2004. The list provides only the major planned projects, which shows developers continue to have a significant interest for future development in the North Fulton area.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

=========================================================================================================================
                                            THE NORTH FULTON OFFICE MARKET
                                          CURRENT/FUTURE DEVELOPMENT SUMMARY
-------------------------------------------------------------------------------------------------------------------------
Project                                                             Delivery    Class  Stories      RBA       Quoted Rate
-------------------------------------------------------------------------------------------------------------------------
Delivered
  4375 Johns Creek Pkwy                                            1st Q 2004     B       1       16,000 SF    $24.00 PSF
Under Construction
  Old Alabama Commons 600 (100% Leased)                            2nd Q 2004     B       2       15,000            -
  Old Alabama Commons 700 (100% Leased)                            2nd Q 2004     B       2       15,000            -
  The MacMaster Bldg                                               2nd Q 2004     B       1       16,000       $24.00 PSF
Proposed
  4170 Old Milton Parkway                                              TBD        A       4       72,000       $22.00 PSF
  100 Northwinds Tower, Haynes Bridge Road                             TBD        A      11      264,000       $20.00 PSF
  200 Milton Park, 11175 Cicero Drive                                  TBD        A       6      150,000       $24.00 PSF
  Brookside Conscourse - Brookside 200, 3700 Brookside Parkway     1st Qtr '06    A       5      130,622       $22.00 PSF
  Colonial Center 400, 600 Colonial Center Parway                      TBD        A       6      163,000            -
  Corporate Point at the Meadows, McFarland Road @ Shiloh Road         TBD        A       2      158,000            -
  Deerfield Commons II, 12700 Deerfield Parkway                    2nd Qtr '04    A       5      150,000       $22.50 PSF
  Georgia 400 Center IV, 2355 Lakeview Parkway                         TBD        A       7      135,000            -
  McGinnis Park - Building 3, 1730 Windward Concourse                  TBD        A       4      100,500       $20.50 PSF
  North Point Center West - Building 1, Haynes Bridge Road             TBD        A       5      225,000            -
  Opus Woods - Parkview II, North Point Parkway                        TBD        A       5      250,000            -
  Opus Woods - Parkview III, North Point Parkway                       TBD        A       6      300,000
  Parkway 400 - Building 3, Old Milton Parkway                         TBD        A       6      142,344       $22.00 PSF
  Parkway 400 - Building 4, Old Milton Parkway                         TBD        A       6      142,344       $22.00 PSF
  Preston Ridge Pointe, Morris Road @ Webb Bridge Road                 TBD        A       8      340,000
  Resurgens Park - Building 1, Mansell Road                            TBD        A      13      275,000
  Resurgens Park - Building 2, Mansell Road                            TBD        A      13      279,000
  The Paddocks - Building 2, Paddocks Parkway                          TBD        A       4       95,000       $19.95 PSF
-------------------------------------------------------------------------------------------------------------------------
Source: CoStar Group, Inc.
-------------------------------------------------------------------------------------------------------------------------

Within the subject submarket development activity shows a significant decline with only 2 projects having delivered in 2003 and 1 so far in 2004. There are 3 under construction, but all are small Class B buildings. However, interest in the submarket remains very high with 20 Class A, 16 Class B and 1 Class C buildings planned. The total space planned is over 4.4 million, which if built, would represent a 22% increase in the total space. However, as the recovery of the need for office space remains muted, though improving, it is doubtful any significant number of these properties will be built in the near-term. The current submarket conditions and the overall economic conditions continue to limit developers and lenders, forcing them to remain on the sidelines until more significant improvement is evident.

The largest lease signings occurring in 2004 included one in the subject submarket. The leases include: the 265,446-square-foot lease signed by BlueCross BlueShield at One Capital City Plaza in the Buckhead market; the 130,000 square-foot deal signed by Southern Company, The at Southern Company Center at One Cent in the Downtown Atlanta market; and the 100,000-square-foot lease signed by Cingular Wireless at Northern Telecom in the North Fulton market.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

Concessions

The North Fulton office submarket continues to experience a significant level of concession offerings based on discussions with market participants. Reports indicate free rent is very common and may be as low as one to three months, but can be as high as 12 months of free rent. The greater number of months would be associated with a larger tenant, and for a longer term lease. In addition, tenant improvement allowances may be increased as an inducement to gain a tenant.

Submarket Summary

The general outlook for the North Fulton submarket is for it to remain weak and will require an extended period to absorb the existing space. Although the market appears to show some activity, leasing agents indicate there continues to be a contingent of larger tenants considering moves to different space in order to adjust their space requirements and/or lock in lower rental rates. Therefore, though there may be some leasing activity in the near-term, a good percentage of it may be zero sum gain for the market. In addition, the increased activity of the first part of 2004 has slowed recently.

The North Fulton area will continue to be an attractive location for business as it continues to be one of the most desirable locations for office location. The current economic environment will not produce significant growth and thus the need for office space. Therefore, until a greater level of economic growth occurs absorption of the vacant space will be slow. Given the current conditions, we expect downward pressure to continue relative to rental rates along with the possibility of increased vacancy as well as concession offerings in the near-term. Going forward, the general perception is that the Atlanta area and the North Fulton submarket will continue to grow.

Barriers to Entry

Given the accommodating terrain, extensive road system, and pro-growth orientation exhibited by governing authorities, there are no physical or governmental barriers, which significantly limit entry into the Atlanta office market. Thus, barriers to entry are relegated to supply and demand levels, where currently supply greatly exceeds demand.

Demand Generators

Demand for office space is predominately a function of job creation and corporate expansion. Significant slowing in job creation occurred in metro Atlanta, actually experiencing its first net job loss in 2002, or since the last recession. During 2003 corporate downsizing and restructurings slowed. As there are signs of continuing improvement within the economy and hiring appears to have increased, continuation of these trends should result in the subsequent increase in demand for office space. However, without significant continued job growth it will still take a considerable amount of time to absorb the existing supply. Demand for office product is still well below the existing supply with projections for this condition to exist for a considerable amount of time.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

Investment Trends

Investment trends for Class A suburban office product remain sanguine as this product type has fallen significantly out of favor over the past two years. Currently, the Atlanta suburban office market is not viewed favorably by the majority of institutional buyers. Institutional buyers active in today's marketplace seek properties that are well leased or totally leased to credit tenant(s) evidenced by the recent sales of The Proscenium ($223 per square foot and an 8% capitalization rate), Atlantic Center Plaza ($243 per square foot and an 8.8% capitalization rate), and Glenridge Highlands Two ($203 per square foot and an 8.05 % capitalization rate).

However, rate and return requirements remain at increased levels from one and two years ago for buyers of suburban office product. Our discounted cash flow model reflects current rate and return requirements as well as buyer underwriting criteria. However, as interest rates have dropped significantly during 2003, capitalization rates have been pressured lower. This is a two-fold result of the increase in positive leverage available to investors due to lower mortgage rates, but also due to investors' desire to obtain a superior return to that found in the financial markets. As the signs of economic improvement continue, especially increases in employment, then demand for real estate, especially the office sector should increase.

COMPETITIVE PROPERTIES

Comparable properties have been surveyed in order to identify the occupancy trends within the immediate submarket. The comparable data is summarized in the following table:

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

==================================================================================================
                                SUMMARY OF COMPARABLE OFFICE RENTALS
--------------------------------------------------------------------------------------------------
 Comp.
  No.      Name                                    Location                              Occupancy
--------------------------------------------------------------------------------------------------
  1        Royal Centre IV                         11700 Great Oaks Way,                    91%
                                                   Alpharetta, GA

  2        Parkview I at Opus Woods                925 North Point Parkway                  71%
                                                   NEC Of North Point and
                                                   Old Milton Parkways,
                                                   Alpharetta, GA

  3        Georgia 400 Center (I, II, and III)     2300-2400 Lakeview Parkway,              80%
                                                   Alpharetta, GA

  4        Northwinds Center/Northwinds            Haynes Bridge Road @                     69%
           Center West                             Northwinds Drive,
                                                   Alpharetta, GA

  5        Preston Ridge II and III                3460 - 3480 Preston Ridge Road           80%
                                                   North Point Parkway @ Preston
                                                   Ridge Road,
                                                   Alpharetta, GA

  6        North Point Center East 100, 200,       100, 200, 333, & 555                     59%
           333, & 555                              Northpoint Center East,
                                                   Alpharetta, GA

  7        The Falls at Sanctuary Park             1125 Sanctuary Parkway,                  67%
                                                   Alpharetta, GA
--------------------------------------------------------------------------------------------------
Subject    Royal Ridge (2004)                      11680 Great Oaks Way,                    89%
                                                   Alpharetta, Georgia
--------------------------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------------------------

The comparable properties surveyed actually cover 15 individual buildings, and which reported a wide ranging occupancy indicative of the difficult market conditions in the North Fulton area. All of the comparables are currently in good to excellent condition.

SUBJECT TRENDS AND PROJECTIONS

Occupancy

Occupancy rate is the relationship between the actual income received from a property and the income that would be received if the entire space were occupied. Consequently, the occupancy rate is a product of both (1) the relationship between the amount of occupied space in a building or market (physical) and (2) the relationship between the contract rent for the occupied building or market space and the total rent estimated for all space in the building or market (economic).

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

Subject's Historical Trends

The subject has exhibited a 100% economic occupancy due to the master lease in place. However, considering the expiration of the master lease in early 2005 for the space not leased to the two major credit tenants, we have included a small vacancy estimate for this space resulting in a stabilized level slightly below 100%. The small vacancy deduction is considered reasonable based upon discussions with market participants. Our reasoning for the amount of the small deduction is based upon a reasonable market vacancy for the first floor space which when divided over the entire building approximates 1% to 2%. Therefore, based upon the current market, we have utilized only a 1% deduction to conclude a stabilized level. The subject's occupancy is detailed in the following chart.

================================================================================
                                    OCCUPANCY
--------------------------------------------------------------------------------
Year                                                                   % PGI
--------------------------------------------------------------------------------
2003 Budget                                                               0%
2003                                                                    100%
2004 Annualized                                                         100%
2004 Budget                                                             100%
CBRE Estimate                                                            99%
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Submarket Trends

Over the past two years, occupancy levels in the North Fulton market have ranged between 70% and 75%, above the overall Atlanta market, which has been in the 80% to 85% range. The lower submarket performance is generally attributable to the more rapid increase in space as a percentage of the existing space due to the Alpharetta area being a relatively new but very attractive submarket for new development over the past decade. New product delivered to the submarket is anticipated to be minimal over the next two years and net absorption should increase as the economy continues to show improvement. However, the submarket will likely continue to lag the overall market in terms of occupancy performance for the near to mid term.

Conclusion

Based on the foregoing analysis, CBRE's conclusion of stabilized occupancy for the subject is illustrated in the following table. This estimate considers both the physical and economic factors of the market.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                              OCCUPANCY CONCLUSIONS
--------------------------------------------------------------------------------
Alpharetta Area                                                        89.8%
Submarket                                                              89.2%
Rent Comparables                                                       73.9%
Subject's Current Occupancy                                            88.8%
--------------------------------------------------------------------------------
Subject's Stabilized Occupancy                                         99.0%
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Although our concluded stabilized occupancy is slightly higher than the overall market and submarket, this premium appears reasonably justified for the following reasons:

      o The majority of the subject is leased to two major credit tenants with the vacant space being master-leased for approximately one year in the future providing for full rent and recoveries to the owner. Thus this allows for a virtual guarantee of a fully leased building through the term of the major tenant leases, with very limited downside risk. Additionally, any "market" vacancy for the small 1st floor space when divided by the total building results in a minimal vacancy deduction as previously noted.

Tenant Analysis

The subject is physically considered a Class A office building and has just under 90% of the building leased to two tenants, Hagemeyer North America Holdings, Inc. and Combined Specialty Insurance, both of which are considered to represent credit tenants. The credit worthiness of the tenants is confirmed by discussions with investors. In addition, the credit worthiness of the two tenants is strengthened by letters of credit, one for $6.5 million (Hagemeyer, N.A.) and one for $3.5 million (Combined Specialty Insurance).

Hagemeyer North America Holdings is a wholly owned subsidiary of Hagemeyer, N.A. of the Netherlands. Hagemeyer is a value added business-to-business (B2B) distribution services group focusing on the markets for electrical materials, safety and other MRO (Maintenance Repair and Operations) products. The Group co-ordinates product and information flows, adding value and providing significant cost savings to both end-users and suppliers. Company sales in 2001 were approximately $8 billion euros with a net income of approximately $189 million euros. Over $1 billion in sales was generated from the company's North and South American operations. The company has approximately 23,000 worldwide employees. Sales declined slightly in 2003 to $8.3 billion euros and to $6.3 billion euros in 2003. The lower sales in 2003 resulted in a net loss of $284 million euros.

Combined Specialty Insurance is a wholly owned subsidiary of Aon Corporation. Aon is a Fortune 500 company that is a world leader in risk management, retail, reinsurance and wholesale brokerage, claims management, specialty services, and human capital consulting services. The company grew rapidly beginning in 1982 when the Ryan Insurance Group merged with Combined International Corporation.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

Additional companies were purchased. Aon operates in more than 120 countries with over 53,000 employees in more than 550 offices and is ranked 248th in revenue on the Fortune 500 and 239th in revenue among the Forbes 500. Aon does business with 85 percent of the companies in the Fortune 500 and the Fortune Global 500 and is the world's leading reinsurance broker, the largest captive insurance company manager, second largest insurance brokerage; and sixth largest employee benefits consultant. Revenue increased from $7.7 billion in 2001 to $8.8 billion in 2002 and $9.8 billion in 2003. In 2001 it marked Aon's 50th consecutive year of increasing its cash dividend to stockholders, approximately one-fourth of which are Aon employees.

Both tenants signed 10-year leases. The Hagemeyer lease began in July 2002, while the Combined Specialty lease began in December 2002. Both tenants received free rent until July 2003 when full rental payments were then required.

As noted, the subject property is under a master lease to the purchaser (FSP Royal Ridge Corp.), which provides for full rent and reimbursements for the remaining vacant space for a period of two years as well as any tenant improvements and commissions. If the first floor space is not leased by the end of two years, the seller will write a check in an amount equal to an agreed upon estimate for tenant improvements and commissions for FSP Royal Ridge to use toward leasing the space. This will abrogate the seller from any further financial responsibility.

Lease-up Discount

The cost estimates employed for this approach are reflective of a property operating at a stabilized level. A stabilized occupancy for the subject has been estimated to be 99.0% while the subject is currently operating at 88.8% but under a master lease providing for full rent and expense reimbursements. As the subject is and will likely continue to be effectively stabilized, even with the 1st floor space master lease expiring in 2005, consequently, an adjustment is not warranted.

CONCLUSION

The area office market and the local submarket are exhibiting below average occupancy levels and flat to slightly down trending rental rates. Absorption has been negative over the past several quarters. Considering the recent trends in absorption and the prospects for new construction, the local market will continue to suffer an above average vacancy. Rent increases will not occur in the near-term, though new construction will be limited which should allow for positive absorption to take hold in the near future as economic conditions continue to show growth. Though the market is operating at a below average level, the long-term projection for the Atlanta area and especially the subject submarket is for continued growth.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               MARKET ANALYSIS
--------------------------------------------------------------------------------

With respect to the subject property in particular, we believe the subject is well located for an office project. The site is conveniently located with respect to employment centers and major roadways. Though the surrounding office developments are experiencing below average levels of demand, the area is expected to continue to attract new growth and additional development for years to come. Based upon our analysis, the subject property should continue to enjoy good market acceptance.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

The following chart provides a summary of the salient features relating to the subject site.

================================================================================
                                  SITE SUMMARY
--------------------------------------------------------------------------------
Physical Description
  Gross Site Area                         13.37 Acres           582,397 Sq. Ft.
  Net Site Area                           13.37 Acres           582,397 Sq. Ft.
  Primary Road Frontage                   Great Oaks Way        800 Feet
  Excess Land Area                        None
  Surplus Land Area                       None
  Zoning District                         OI Office & Institutional
  Flood Map Panel No.                     13121 C 0067E June 22, 1998
  Flood Zone                              X
--------------------------------------------------------------------------------
Source: Various sources compiled by CBRE
--------------------------------------------------------------------------------

LOCATION

The subject is located along the north side Great Oaks Way just west of North Point Parkway. The street address is 11680 Great Oaks Way. Ingress and egress is available to the site via one curb cut along Great Oaks Way.

ASSESSOR'S PARCEL NUMBER

The Fulton County Tax Assessor's parcel number is 12-2980-0857-046-2.

LAND AREA

The site is considered adequate in terms of size and utility. There is no unusable, excess or surplus land area.

SHAPE AND FRONTAGE

The site is irregular and has adequate frontage along one primary thoroughfare within the neighborhood.

INGRESS/EGRESS

Ingress and egress is available to the site via an easement from Great Oaks Way.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 SITE ANALYSIS
--------------------------------------------------------------------------------

Great Oaks Way, at the subject property, is a minor street providing access to several office buildings within an organized office park environment.

Please refer to the prior site/plat exhibit for the layout of the streets that provide access to the subject property

TOPOGRAPHY AND DRAINAGE

The site is above street grade. The topography of the site is not seen as an impediment to the development of the property. During our inspection of the site, we observed no drainage problems and assume that none exist.

SOILS

A soil analysis for the site has not been provided for the preparation of this appraisal. In the absence of a soil report, it is a specific assumption that the site has adequate soils to support the highest and best use.

EASEMENTS AND ENCROACHMENTS

A title policy for the property has not been provided for the preparation of this appraisal. Based on our visual inspection and review of the site plan, the property does not appear to be adversely affected by any easements or encroachments. It is recommended that the client/reader obtain a current title policy outlining all easements and encroachments on the property, if any, prior to making a business decision.

ACCESS AGREEMENTS

There are no known access agreements that may affect the subject's marketability.

COVENANTS, CONDITIONS AND RESTRICTIONS

There are no known covenants, conditions and restrictions impacting the site that are considered to affect the marketability or highest and best use, other than zoning restrictions.

UTILITIES AND SERVICES

The site is within the jurisdiction of Fulton County or Alpharetta and is provided all municipal services, including police, fire and refuse garbage collection. All utilities are available to the site in adequate quality and quantity to service the highest and best use as if vacant and as improved.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 SITE ANALYSIS
--------------------------------------------------------------------------------

FLOOD ZONE

According to flood hazard maps published by the Federal Emergency Management Agency (FEMA), the site is within Zone X, as indicated on the indicated Community Map Panel No. 13121 C 0067E June 22, 1998.

      FEMA Zone X: Areas determined to be outside the 500-year flood plain.

ENVIRONMENTAL ISSUES

CBRE has not observed, yet is not qualified to detect, the existence of potentially hazardous material or underground storage tanks, which may be present on or near the site. The existence of hazardous materials or underground storage tanks may have an affect on the value of the property. For this appraisal, CBRE has specifically assumed that the property is not affected by any hazardous materials and/or underground storage tanks that may be present on or near the property.

ADJACENT PROPERTIES

The adjacent land uses are as follows:

      North:          Vacant Land
      South:          Office
      East:           Office
      West:           Office

CONCLUSION

The site is well located and afforded average access and visibility from roadway frontage. The size of the site is typical for the area and use, and there are no known detrimental uses in the immediate vicinity. Overall, there are no known factors that are considered to prevent the site from development to its highest and best use, as if vacant, or adverse to the existing use of the site.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                          IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                               IMPROVEMENT LAYOUT


--------------------------------------------------------------------------------

                                   [SITE PLAN]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                          IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The following chart depicts the subject's building area by component.

================================================================================
                               IMPROVEMENT SUMMARY
--------------------------------------------------------------------------------
Number of Buildings                           2
Number of Stories                             1
Gross Building Area                           161,366 SF
Net Rentable Area                             161,366 SF
Site Coverage                                 27.7%
Land-to-Building Ratio                        3.61 : 1
Floor Area Ratio (FAR)                        0.3
Parking Improvements                          Open            Total Spaces: 650
Parking Ratio (per 1,000 SF NRA )             4.03
--------------------------------------------------------------------------------
                                                                       Usable
Component                                     GBA (SF)    NRA (SF)    Area (SF)
--------------------------------------------------------------------------------
6 Stories                                        N/A      161,366       N/A
--------------------------------------------------------------------------------
 Total                                                    161,366
--------------------------------------------------------------------------------
Source: Various sources compiled by CBRE
--------------------------------------------------------------------------------

Building plans and specifications were not provided for the preparation of this appraisal. The following is a description of the subject improvements and basic construction features derived from CBRE's physical inspection.

YEAR BUILT

The subject property was built in 2001.

FOUNDATION

The foundation consists of a continuous monolithic slab poured on reinforced concrete footings.

CONSTRUCTION COMPONENTS

The construction components include a fireproof steel frame with steel beams and steel deck.

FLOOR STRUCTURE

The floor structure is summarized as follows:

      Ground Floor:    Concrete slab on compacted fill

      Other Floors:    Metal deck with light-weight concrete cover

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                          IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

EXTERIOR WALLS

The exterior wall structure is reflective glass panels and polished steel accents.

ROOF COVER

The roof is a single ply ballasted EPDM.

INTERIOR FINISHES - OFFICE AREAS

The interior office finish of the property is summarized as follows:

      Floor Coverings:      Commercial grade short loop carpeting over concrete.

      Walls:                Textured and painted sheetrock.

      Ceilings:             Combination textured and painted sheetrock and
                            suspended acoustical tile.

      Lighting:             Standard commercial florescent fixtures.

      Summary: The interior office areas are typical building standard office finish, and are commensurate with competitors in the area. The occupied space office finish is in good condition, while vacant spaces will require upfit prior to occupancy.

Interior Finishes - Common Areas

The interior common area finish of the property is summarized as follows:

      Floor Coverings:      Marble in the ground floor lobby and commercial
                            grade short loop carpeting over concrete in the upper level corridors.

      Walls:                Textured and painted sheetrock.

      Ceilings:             Combination textured and painted sheetrock and
                            suspended acoustical tile.

      Lighting:             Standard commercial florescent and recessed
                            incandescent fixtures.

      Summary: The interior common areas are attractive and appear to be in good condition. The subject's common areas are commensurate with competitors in the area.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                          IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

ELECTRICAL

The electrical system is 3,000 amp 277/480v three-phase, four wire, and is assumed to be in good working order and adequate for the buildings.

ELEVATOR/STAIR SYSTEM

The building contains three passenger elevators, one over-sized to function as a service elevator as needed. There are two stairwells providing access and emergency escape routes.

PLUMBING

Plumbing components include a cast iron sanitary sewer system with copper domestic water mains and distribution lines.

PARKING AND DRIVES

Based on review of a site plan there were approximately 620 surface parking spaces provided originally. However, approximately 30 additional spaces were added since the purchase by FSP Royal Ridge. There is no deck parking. All parking spaces and vehicle drives are asphalt paved and considered to be in good condition. Patron parking areas are located in front and along the eastern side of the building. The number of parking spaces is assumed to be a legally conforming for the existing use.

LANDSCAPING

The facility features combinations of landscaped areas that are considered to be in good condition.

FIRE PROTECTION

The improvements are fire sprinklered, and the floors are equipped with smoke detectors. It is assumed the improvements have adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local Fire Marshal requirements.

SECURITY

Security for the building includes closed circuit TV cameras and recorders, limited access to the freight elevator, uniformed security personnel on-site, and a card-key access system.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                          IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

HVAC

The buildings have roof-mounted HVAC units. The HVAC system is assumed to be in good operating condition and adequate for the buildings.

QUALITY AND STRUCTURAL CONDITION

The overall quality of the facility is considered to be good for the neighborhood and age. CB Richard Ellis, Inc. did not observe any evidence of structural fatigue and the improvements appear structurally sound for occupancy. However, CB Richard Ellis, Inc. is not qualified to determine structural integrity and it is recommended that the client/reader retain the services of a qualified, independent engineer or contractor to determine the structural integrity of the improvements prior to making a business decision.

FUNCTIONAL UTILITY

The overall layout of the property is considered functional in utility. The typical floor plate ranges from approximates 27,000 square feet, which is commensurate with the market and is typically adequate to meet existing and prospective tenant space requirements.

ADA COMPLIANCE

All common areas of the property appear to have handicap accessibility. The client/reader's attention is directed to the specific limiting conditions regarding ADA compliance.

FURNITURE, FIXTURES AND EQUIPMENT

The property is rented and would typically be sold on an unfurnished basis. Any personal property items contained in the property are not considered to contribute significantly to the overall value of the real estate.

ENVIRONMENTAL ISSUES

CBRE has not observed, yet is not qualified to detect, the existence of any potentially hazardous materials such as lead paint, asbestos, urea formaldehyde foam insulation, or other potentially hazardous construction materials on or in the improvements. The existence of such substances may have an affect on the value of the property. For the purpose of this assignment, we have specifically assumed that any hazardous materials that would cause a loss in value do not affect the subject.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                          IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

ANALYSIS OF SHELL SPACE

The subject has one uncommitted first generation space on the first floor. This space will require tenant improvement work, i.e. floor coverings, interior partitions and wall coverings, ceiling grid, electrical wiring and lighting, and HVAC ductwork prior to occupancy. The cost of the tenant improvements will be born by the seller, subject to the master lease.

DEFERRED MAINTENANCE

Our inspection of the property indicated no major items of deferred maintenance. Therefore, no deduction is required from our final value conclusion.

ECONOMIC AGE AND LIFE

CBRE's estimate of the subject improvements effective age and remaining economic life is depicted in the following chart:

================================================================================
                              ECONOMIC AGE AND LIFE
--------------------------------------------------------------------------------
Actual Age                                                     3 Years
Effective Age                                                  3 Years
MVS Expected Life                                             45 Years
Remaining Economic Life                                       42 Years
Accrued Physical Incurable Depreciation                           6.7%
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

The overall life expectancy is based upon our on-site observations and a comparative analysis of typical life expectancies reported for buildings of similar construction as published by Marshall and Swift, LLC, in the Marshall Valuation Service cost guide. While CBRE did not observe anything to suggest a different economic life, a capital improvement program could extend the life expectancy.

CONCLUSION

The improvements are considered to be in good overall condition and are considered to be typical for the age and location in regard to improvement design and layout, as well as interior and exterior amenities. Overall, there are no known factors that could be considered to adversely impact the marketability of the improvements.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                        ZONING
--------------------------------------------------------------------------------

                                     ZONING

The following chart summarizes the zoning requirements applicable to the subject:

================================================================================
                                 ZONING SUMMARY
--------------------------------------------------------------------------------
Current Zoning                      OI Office & Institutional
Legally Conforming                  Yes
Uses Permitted                      Offices or commercial uses serving
                                    neighborhoods and community needs
Zoning Change                       Not likely
--------------------------------------------------------------------------------
Source: Planning & Zoning Dept.
--------------------------------------------------------------------------------

ANALYSIS AND CONCLUSION

The improvements represent a legally conforming use and, if damaged, may be restored without special permit application. It is recommended that local planning and zoning personnel be contacted regarding more specific information that might be applicable to the subject.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                       TAX AND ASSESSMENT DATA
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject's market value, assessed value, and taxes are summarized below, and do not include any furniture, fixtures and equipment.

================================================================================
                           AD VALOREM TAX INFORMATION
--------------------------------------------------------------------------------
Assessor's Market Value                   2003           2004         Pro Forma
-----------------------------------------------------------------   ------------
12-2980-0857-046-2                    $14,322,400    $18,905,400
                                     ----------------------------   ------------

Subtotal                              $14,322,400    $18,905,400    $18,905,400
Assessed Value @                              40%            40%            40%
                                     ----------------------------   ------------
                                       $5,728,960     $7,562,160     $7,562,160

General Tax Rate (per $1,000 A.V.)      39.057000      37.630000      37.630000

Total Taxes                              $223,756       $284,564       $284,564

--------------------------------------------------------------------------------
Source: Assessor's Office
--------------------------------------------------------------------------------

The local Assessor's methodology for valuation is the cost approach unlessere is sufficient information for either sales or income to be utilized.

TAX COMPARABLES

As a crosscheck to the subject's applicable real estate taxes, CBRE has reviewed the real estate tax information according to the Fulton County for comparable properties in the immediate area. The following table summarizes the real estate tax comparables employed for this assignment:

==============================================================================================================================
                                                   AD VALOREM TAX COMPARABLES
------------------------------------------------------------------------------------------------------------------------------
                             Royal Centre IV    Preston Ridge IV    Parkview I at Opus Woods    Royal Centre III     Subject
------------------------------------------------------------------------------------------------------------------------------
Year Built                         2000               2000                    2000                    1998             2001
NRA (SF)                         301,436             150,320                 165,000                 165,527         161,366
Tax Year                           2001               2001                    2001                    2001             2001

Total Assessed Value           $46,405,400         $15,211,700             $19,816,000             $19,012,500     $18,905,400
Per SF                           $153.95             $101.20                 $120.10                 $114.86         $117.16

------------------------------------------------------------------------------------------------------------------------------
Source: Assessor's Office
------------------------------------------------------------------------------------------------------------------------------

CONCLUSION

Based on the foregoing information, the subject's current tax value is supported by the comparable properties shown. However, the tax values have changed dramatically for some properties in the area due to fluctuations in occupancy.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                       TAX AND ASSESSMENT DATA
--------------------------------------------------------------------------------

Based on the foregoing information, the total taxes for the subject have been estimated as $284,564 for the base year of our analysis, based upon an assessed value of $7,562,160 or $46.86 per square foot. For purposes of this analysis we are assuming any outstanding property tax liability is paid. No deduction for outstanding property tax delinquency has been made. CB Richard Ellis, Inc. assumes that all taxes are current. If the subject sold for the value estimate in this report, a reassessment at that value would most likely not occur. However, it would be considered in a future revaluation relative to other sales within the area and adjustments made according to the indicated trend.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                          HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria the highest and best use must meet are:

      o      legal permissibility;
      o      physical possibility;
      o      financial feasibility; and
      o      maximum profitability.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

AS VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report.

Physical Possibility

The subject is adequately served by utilities, has an adequate shape and size, sufficient access, etc., to be a separately developable site. The subject site would reasonably accept a site layout for any of the legally probable uses. There are no known physical reasons why the subject site would not support any legally probable development. The existence of the present development on the site provides additional evidence for the physical possibility of development.

Financial Feasibility

The determination of financial feasibility is dependent primarily on the relationship of supply and demand for the legally probable land uses versus the cost to create the uses. As discussed in the Market Analysis section of this report, the subject office market is generally stabilized. Development of new office properties has occurred in the past few years. Further, within the subject market, there are numerous proposed office projects in the competitive market. These factors indicate that it would be financially feasible to complete a new office project if the site acquisition cost was low enough to provide an adequate developer's profit.

Maximum Profitability

The final test of highest and best use of the site as though vacant is that the use be maximally productive, yielding the highest return to the land. In the case of the subject as if vacant, the analysis has indicated that a new office project would be most appropriate.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                          HIGHEST AND BEST USE
--------------------------------------------------------------------------------

CONCLUSION: HIGHEST AND BEST USE AS VACANT

Based on the information presented above and upon information contained in the Market and Neighborhood Analyses sections, we conclude that the highest and best use of the subject as if vacant, would be the development an office property. However, due to the current occupancy levels, it would most likely require a holding period until market conditions improve unless a major percentage of the space could be pre-leased to a credit tenant.

AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. The site has been improved with an office development that is a legal, conforming use.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the Improvement Analysis section. The layout and positioning of the improvements is considered functional for office use. While it would be physically possible for a wide variety of uses, based on the legal restrictions and the design of the improvements, the continued use of the property for office users would be the most functional use.

Financial Feasibility

The financial feasibility of an office property is based on the amount of rent which can be generated, less operating expenses required to generate that income; if a residual amount existing, then the land is being put to a productive use. As will be indicated in the Income Capitalization Approach section, the subject is producing a positive net cash flow and continued utilization of the improvements for office purposes is considered financially feasible.

Maximum Profitability

The maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use. As shown in the applicable valuation sections, buildings that are similar to the subject have been acquired or continue to be used by office owners/tenants. None of the comparable buildings have been acquired for conversion to an alternative use. These comparables would indicate that the maximally productive use of the property is consistent with the existing use as an office property.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                          HIGHEST AND BEST USE
--------------------------------------------------------------------------------

CONCLUSION: HIGHEST AND BEST USE AS IMPROVED

Based on the foregoing, the highest and best use of the property as improved is consistent with the existing use, as an office development.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                         APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

COST APPROACH

The cost approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements that represent the highest and best use of the land, or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

SALES COMPARISON APPROACH

The sales comparison approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences, with the final estimate derived based on the general comparisons.

INCOME CAPITALIZATION APPROACH

The income capitalization approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. The two common valuation techniques associated with the income capitalization approach are direct capitalization and the discounted cash flow (DCF) analysis.

METHODOLOGY APPLICABLE TO THE SUBJECT

In valuing the subject, all three approaches are applicable and have been utilized. In addition, the replacement cost has been utilized within the analysis of insurable value.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    LAND VALUE
--------------------------------------------------------------------------------

                                   LAND VALUE

The following location map and table of sales summarizes the comparable data used in the valuation of the subject site. A detailed description of each transaction is included in the Addenda.


                              [MAP OF SUBJECT AREA]

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    LAND VALUE
--------------------------------------------------------------------------------

====================================================================================================================================
                                                  SUMMARY OF COMPARABLE LAND SALES
------------------------------------------------------------------------------------------------------------------------------------
                                           Transaction                            Actual Sale   Adjusted Sale    Size     Price Per
 No.      Property Location              Type       Date        Zoning               Price         Price(1)     (Acres)     Acre
------------------------------------------------------------------------------------------------------------------------------------
  1       SS Windward, W of              Sale      Sep-01         OI              $1,440,000      $1,440,000      8.60    $167,442
          Westside Dr,
          Alpharetta, GA

  2       SWC Webb Bridge and            Sale      Mar-01    O-I, Office &        $2,229,000      $2,229,000     13.70    $162,701
          Morris Roads,                                      Institutional
          Alpharetta, GA

  3       S Side of Kimball              Sale      Jan-01    OI; Office &         $1,467,900      $1,467,900      6.92    $212,002
          Bridge Road, North of                               Instutional
          Murlie Drive, S of
          Ga Highway 120,
          Alpharetta, GA

  4       N/s of Great Oaks Way,         Sale      Sep-00         O&I             $1,671,625      $1,671,625     13.37    $125,001
          W of North Point Parkway,
          Alpharetta, GA

  5       NS Brookside Pkwy E of         Sale      Aug-00         O&I             $1,631,708      $1,631,708      9.89    $164,986
          Alexander Dr Along SS
          Old Milton Pkwy E of GA
          Hwy 400, Alpharetta, GA
------------------------------------------------------------------------------------------------------------------------------------
Subject   11680 Great Oaks Way,          ---        ---       OI Office &             ---            ---         13.37       ---
          Alpharetta, Georgia                                Institutional
------------------------------------------------------------------------------------------------------------------------------------
(1) Transaction amount adjusted for cash equivalency and/or development costs (where applicable)
Compiled by CBRE
------------------------------------------------------------------------------------------------------------------------------------

The sales utilized represent the best data available for comparison with the subject property and were selected from our research of comparable land sales within the nearby area.

ANALYSIS OF LAND SALES

Land Sale One

This sale is located approximately two miles northwest of the subject property along Windward Parkway west/northwest of Georgia Highway 400. The site was purchased for the development of a 68,000 square foot data center for Cingular Wireless. This sale warrants a downward adjustment to account for the weakened market conditions since its date of sale, as compared to the subject's date of appraisal. Otherwise this sale is considered to be similar to the subject relative to location and topography with no other adjustments warranted to the price per acre indication.

Land Sale Two

This sale is located north of the subject property just west of North Point Parkway at Morris Road and Webb Bridge. The site was purchased for the development of a mid-rise office building. This sale warrants an upward adjustment for property rights conveyed as the broker indicated the sale was negatively impacted by easements. A downward adjustment is required to account for the weakened market conditions since its date of sale, as compared to the subject's date of appraisal. Otherwise this sale is considered to be similar to the subject relative to location and topography with no other adjustments warranted to the price per acre indication.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    LAND VALUE
--------------------------------------------------------------------------------

Land Sale Three

This sale is located approximately two miles west/southwest of the subject property along Kimball Bridge Road west of Georgia Highway 400. The site was purchased for the development of low-rise office. This sale warrants a downward adjustment to account for the weakened market conditions since its date of sale, as compared to the subject's date of appraisal. Otherwise this sale is considered to be similar to the subject relative to location and topography with no other adjustments warranted to the price per acre indication.

Land Sale Four

This sale is the purchase of the land for development of the subject building. This sale warrants a downward adjustment to account for the weakened market conditions since its date of sale, as compared to the subject's date of appraisal. Otherwise this sale is considered to be similar to the subject relative to location and topography with no other adjustment being warranted to the price per acre indication.

Land Sale Five

This sale is located approximately one mile north/northeast of the subject along the south side of Old Milton Parkway at Brookside Parkway. The site was purchased for the development of a 101,207 square foot Class A office building. This sale warrants a downward adjustment to account for the weakened market conditions since its date of sale, as compared to the subject's date of appraisal. Otherwise, no additional adjustments are warranted to the price per acre indication.

SUMMARY OF ADJUSTMENTS

Based on a comparative analysis, the following table summarizes the adjustments warranted when comparing each sale to the subject.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    LAND VALUE
--------------------------------------------------------------------------------

================================================================================================================================
                                                    LAND SALES ADJUSTMENT GRID
--------------------------------------------------------------------------------------------------------------------------------

Comparable Number                      1               2                3                4               5            Subject
Transaction Type                     Sale             Sale            Sale             Sale            Sale             ---
Transaction Date                    Sep-01           Mar-01          Jan-01           Sep-00          Aug-00            ---
Zoning                                OI         O-I, Office &    OI; Office &          O&I             O&I        GR, Community
                                                 Institutional     Instutional                                      Commercial
Actual Sale Price                 $1,440,000       $2,229,000      $1,467,900       $1,671,625      $1,631,708          ---
Adjusted Sale Price(1)            $1,440,000       $2,229,000      $1,467,900       $1,671,625      $1,631,708          ---
Size (Acres)                         8.60            13.70            6.92             13.37           9.89            13.37
Size (SF)                           374,616         596,772          301,609          582,525         430,808         582,397
Price Per Acre                     $167,442         $162,701        $212,002         $125,001        $164,986           ---
Price Per SF                         $3.84           $3.74            $4.87            $2.87           $3.79            ---
Price Per Unit                        N/A             N/A              N/A              N/A             N/A             ---
------------------------------------------------------------------------------------------------------------------
Price ($ Per AC)                   $167,442         $162,701        $212,002         $125,001        $164,986
------------------------------------------------------------------------------------------------------------------
Property Rights Conveyed              0%               0%              0%               0%              0%
Financing Terms 1                     0%               0%              0%               0%              0%
Conditions of Sale                    0%               0%              0%               0%              0%
Market Conditions                    -10%             -10%            -10%             -15%            -15%
------------------------------------------------------------------------------------------------------------------
Subtotal                           $150,698         $146,431        $190,802         $106,251        $140,238
------------------------------------------------------------------------------------------------------------------
Size                                  0%               0%              0%               0%              0%
Shape                                 0%               0%              0%               0%              0%
Corner                                0%               0%              0%               0%              0%
Frontage                              0%               0%              0%               0%              0%
Topography                            0%               0%              0%               0%              0%
Location                              0%               0%              0%               0%              0%
Zoning/Density                        0%               0%              0%               0%              0%
Utilities                             0%               0%              0%               0%              0%
Highest & Best Use                    0%               0%              0%               0%              0%
------------------------------------------------------------------------------------------------------------------
Total Other Adjustments               0%               0%              0%               0%              0%
------------------------------------------------------------------------------------------------------------------
Value Indication for Subject       $150,698         $146,431        $190,802         $106,251        $140,238
------------------------------------------------------------------------------------------------------------------
(1) Transaction amount adjusted for cash equivalency and/or development costs (where applicable)
Compiled by CBRE
------------------------------------------------------------------------------------------------------------------

CONCLUSION

Based on the preceding discussion a price per acre indication toward the middle of the range indicated by these comparables is most appropriate for the subject. The sales noted all have very similar access and location relative to the transportation routes and proximity to the area's amenities, i.e. restaurants, retail, hospitality. The following table presents the valuation conclusion:

================================================================================
                             CONCLUDED LAND VALUE
--------------------------------------------------------------------------------
        $ Per AC                     Subject Acs.                  Total
--------------------------------------------------------------------------------
        $150,000             x           13.37          =        $2,005,500
    Indicated Value:                                             $2,000,000
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 COST APPROACH
--------------------------------------------------------------------------------

                                  COST APPROACH

In estimating the replacement cost new for the subject, the following methods/data source(s) have been utilized (where available):

o the comparative unit method has been employed, utilizing the Marshall Valuation Service (MVS) cost guide, published by Marshall and Swift, LLC;

o     the subject's actual construction costs (where available); and

o actual/budget construction cost figures available for comparable properties have been considered.

MARSHALL VALUATION SERVICE

Direct Cost

Salient details regarding the direct costs are summarized in the Cost Approach Schedule that follows this section. The MVS cost estimates include the following:

      1. average architect's and engineer's fees for plans, plan check, building permits and survey(s) to establish building line;

      2. normal interest in building funds during the period of construction plus a processing fee or service charge;

      3.    materials, sales taxes on materials, and labor costs;

      4. normal site preparation including finish grading and excavation for foundation and backfill;

      5.    utilities from structure to lot line figured for typical setback;

      6. contractor's overhead and profit, including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.;

      7.    site improvements (included as lump sum additions); and

      8. initial tenant improvement costs are included in MVS cost estimate. However, additional lease-up costs such as advertising, marketing and leasing commissions are not included.

Base building costs (direct costs), indicated by the MVS cost guide, are adjusted to reflect the physical characteristics of the subject. Making these adjustments, including the appropriate local and current cost multipliers, the Direct Building Cost is indicated.

Additions

Items not included in the direct building cost estimate include parking and walks, signage, landscaping, and miscellaneous site improvements. The cost for these items is estimated separately using the segregated cost sections of the MVS cost guide.

Indirect Cost

Several indirect cost items are not included in the direct building cost figures derived through the MVS cost guide. These items include developer overhead (general and administrative costs), property taxes, legal and insurance costs,

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 COST APPROACH
--------------------------------------------------------------------------------

local development fees and contingencies, lease-up and marketing costs and miscellaneous costs. Research into these costs leads to the conclusion that an average property requires an allowance for additional indirect costs of about 5% to 15% of the total direct costs.

MVS Conclusion

The concluded direct and indirect building cost estimate obtained via the MVS cost guide (Section 15, Page 17) is illustrated as follows:

====================================================================================================================================
                                             MARSHALL VALUATION SERVICE COST SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
Primary Building Type:                    Office                              Height per Story:                   12'
Effective Age:                            3 YRS                               Number of Buildings:                2
Quality/Condition:                        Excellent                           Gross Building Area:                161,366 SF
Exterior Wall:                            Stone and Glass                     Net Rentable Area:                  161,366 SF
Number of Stories:                        1                                   Average Floor Area:                 161,366 SF
------------------------------------------------------------------------------------------------------------------------------------

MVS Sec/Page/Class                                                                                                          15/17/B
Building Component                                                                                                           Office
Component Sq. Ft.                                                                                                        161,366 SF
Base Square Foot Cost                                                                                                       $117.00

Square Foot Refinements
  Heating and Cooling                                                                                                         $0.00
  Sprinklers                                                                                                                  $1.75
  Other                                                                                                                       $0.00
  Other                                                                                                                       $0.00
                                                                                                                  ------------------
  Subtotal                                                                                                                  $118.75

Height and Size Refinements
  Number of Stories Multiplier                                                                                                 1.00
  Height per Story Multiplier                                                                                                  1.00
  Floor Area Multiplier                                                                                                        0.90
                                                                                                                  ------------------
  Subtotal                                                                                                                  $106.87

Cost Multipliers
  Current Cost Multiplier                                                                                                      1.08
  Local Multiplier                                                                                                             0.99
                                                                                                                  ------------------
Final Square Foot Cost                                                                                                      $114.27

Base Component Cost                                                                                                     $18,439,266
------------------------------------------------------------------------------------------------------------------------------------

Base Building Cost                        (via Marshall Valuation Service cost data)                                    $18,439,266
Additions
  Signage, Landscaping & Misc. Site Improvements                                                                            $30,000
  Parking/Walks                                                                                                            $150,000
  Other                                                                                                                          $0
                                                                                                                  ------------------
Direct Building Cost                                                                                                    $18,619,266

Indirect Costs                                         5.0% of Direct Building Cost                                        $930,963
                                                                                                                  ------------------
Direct and Indirect Building Cost                                                                                       $19,550,230
Rounded                                                                                                                 $19,550,000

------------------------------------------------------------------------------------------------------------------------------------
Compiled by CBRE
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 COST APPROACH
--------------------------------------------------------------------------------

DIRECT AND INDIRECT COST CONCLUSION

The indicated direct and indirect building costs for the subject are illustrated as follows:

================================================================================
                       DIRECT AND INDIRECT COST CONCLUSION
--------------------------------------------------------------------------------
Source                                             Total         Per SF
--------------------------------------------------------------------------------
MVS Cost Guide                                  $19,550,000      $121.15
CBRE Estimate                                   $19,550,000      $121.15
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

ENTREPRENEURIAL PROFIT

Entrepreneurial profit represents the return to the developer, and is separate from contractor's overhead and profit. This line item, which is a subjective figure, tends to range from 5% to 15% of total direct and indirect costs for this property type, based on discussions with developers active in this market.

ACCRUED DEPRECIATION

There are essentially three sources of accrued depreciation:

      1. physical deterioration, both curable and incurable;
      2. functional obsolescence, both curable and incurable; and
      3. external obsolescence.

Physical Deterioration

The subject's physical condition was detailed in the Improvement Analysis section. Curable deterioration affecting the improvements results from deferred maintenance and, if applicable, was previously discussed.

With regard to incurable deterioration, the subject improvements are considered to have deteriorated due to normal wear and tear associated with natural aging.

================================================================================
                        ECONOMIC AGE AND LIFE
--------------------------------------------------------------------------------

Actual Age                                                            3 Years
Effective Age                                                         3 Years
MVS Expected Life                                                    45 Years
Remaining Economic Life                                              42 Years
Accrued Physical Incurable Depreciation                                  6.7%
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                 COST APPROACH
--------------------------------------------------------------------------------

Functional Obsolescence

Based on a review of the design and layout of the improvements, no forms of curable functional obsolescence were noted. Because replacement cost considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional incurable obsolescence is not applicable.

External Obsolescence

Based on a review of the local market and neighborhood, no forms of external obsolescence affect the subject.

COST APPROACH CONCLUSION

The value estimate is calculated on the Cost Approach Schedule that follows.

====================================================================================================================================
                                                     COST APPROACH CONCLUSION
------------------------------------------------------------------------------------------------------------------------------------
Building Type:                            Office                              Height per Story:                   12'
Effective Age:                            3 YRS                               Number of Buildings:                2
Quality/Condition:                        Excellent                           Gross Building Area:                161,366 SF
Exterior Wall:                            Stone and Glass                     Net Rentable Area:                  161,366 SF
Number of Stories:                        1                                   Average Floor Area:                 161,366 SF
------------------------------------------------------------------------------------------------------------------------------------

Direct and Indirect Building Cost                                                                                       $19,550,000

Entrepreneurial Profit                                10.0% of Total Building Cost                                       $1,955,000
                                                                                                                  ------------------

Replacement Cost New                                                                                                    $21,505,000
------------------------------------------------------------------------------------------------------------------------------------

Accrued Depreciation
  Unfinished Shell Space                                                                                       $0
  Incurable Physical Deterioration                     6.7% of Replacement Cost New less              ($1,433,667)
  Functional Obsolescence                                 Curable Physical Deterioration                       $0
  External Obsolescence                                                                                        $0
                                                                                                ------------------
  Total Accrued Depreciation                           6.7% of Replacement Cost New                                     ($1,433,667)
Depreciated Replacement Cost                                                                                            $20,071,333
------------------------------------------------------------------------------------------------------------------------------------

Land Value                                                                                                               $2,000,000
                                                                                                                  ------------------
Stabilized Value Indication                                                                                             $22,071,333
Curable Physical Deterioration                                                                                                   $0
Lease-Up Discount                                                                                                                $0
                                                                                                                  ------------------
"As Is" Value Indication                                                                                                $22,071,333
Rounded                                                                                                                 $22,070,000
Value Per SF                                                                                                                $136.77

------------------------------------------------------------------------------------------------------------------------------------
Compiled by CBRE
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                               INSURABLE VALUE
--------------------------------------------------------------------------------

                                 INSURABLE VALUE

The insurable value estimate is intended to reflect the value of the destructible portions of the subject that approximates the amount of insurance that may, or should, be carried to indemnify the owner in case of a loss. Insurable value is based on the replacement of physical items that are subject to loss from hazards and excludes indestructible items such as basement excavation, foundation, site work, land value and indirect costs. In the case of the subject, we have based the estimate on the base building costs (direct costs) as obtained via Marshall Valuation Services, with appropriate deductions. CBRE is not an expert to determine insurable value whereby it is recommended that the client/reader retain the services of a qualified, independent insurance adjuster to determine insurable value prior to making a business decision.

====================================================================================================================================
                                                     INSURABLE VALUE SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------

Building Type:                            Office                              Height per Story:                   12'
Effective Age:                            3 YRS                               Number of Buildings:                2
Quality/Condition:                        Excellent                           Gross Building Area:                161,366 SF
Exterior Wall:                            Stone and Glass                     Net Rentable Area:                  161,366 SF
Number of Stories:                        1                                   Average Floor Area:                 161,366 SF
------------------------------------------------------------------------------------------------------------------------------------

MVS Sec/Page/Class                                                                                                          15/17/B
Building Component                                                                                                           Office
Component Sq. Ft.                                                                                                        161,366 SF
Base Square Foot Cost                                                                                                       $117.00

Square Foot Refinements
  Heating and Cooling                                                                                                         $0.00
  Sprinklers                                                                                                                  $1.75
                                                                                                                  ------------------
  Subtotal                                                                                                                  $118.75

Height and Size Refinements
  Number of Stories Multiplier                                                                                                 1.00
  Height per Story Multiplier                                                                                                  1.00
  Floor Area Multiplier                                                                                                        0.90
                                                                                                                  ------------------
  Subtotal                                                                                                                  $106.87

Cost Multipliers
  Current Cost Multiplier                                                                                                      1.08
  Local Multiplier                                                                                                             0.99
                                                                                                                  ------------------
Final Square Foot Cost                                                                                                      $114.27
Base Component Cost                                                                                                     $18,439,266

------------------------------------------------------------------------------------------------------------------------------------

Base Building Cost                        (via Marshall Valuation Service cost data)                                    $18,439,266

Insurable Value Exclusions                            10.0% of Total Building Cost                                      ($1,843,927)
                                                                                                                  ------------------

Insurable Value Indication                                                                                              $16,595,340
Rounded                                                                                                                 $16,600,000
Value Per SF                                                                                                                $102.87

------------------------------------------------------------------------------------------------------------------------------------
Compiled by CBRE
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                     SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The following location map and table of sales summarizes the comparable data used in the valuation of the subject property. A detailed description of each transaction is included in the Addenda.

                                  [MAP OF AREA]

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                     SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

====================================================================================================================================
                                                  SUMMARY OF COMPARABLE OFFICE SALES
------------------------------------------------------------------------------------------------------------------------------------
                                Transaction     Year       NRA     Actual Sale      Adjusted        Price              NOI
 No.   Name                    Type     Date    Built     (SF)        Price       Sale Price(1)   Per SF(1)   Occ.   Per SF     OAR
------------------------------------------------------------------------------------------------------------------------------------
  1    Preston Ridge IV,       Sale    Jun-04   2000    150,320   $20,050,000     $20,050,000      $133.38     89%   $13.96   10.47%
       Alpharetta, GA

  2    Parkside Terrace,       Sale    Apr-04   2000    252,960   $40,095,000     $38,595,000      $152.57     91%    $8.73    5.72%
       Alpharetta, GA

  3    Satellite Place 700,    Sale    Apr-04   2002    132,866   $22,000,000     $22,000,000      $165.58     98%   $14.31    8.64%
       Duluth, GA

  4    Windward Plaza 300,     Sale    Nov-03   1999    203,248   $31,500,000     $31,500,000      $154.98    100%   $11.48    7.41%
       Alpharetta, GA

  5    Windward Plaza 100,     Sale    Nov-03   1998    132,250   $19,835,000     $19,835,000      $149.98    100%   $16.51   11.01%
       Alpharetta, GA

  6    Royal Ridge,            Sale    Jan-03   2001    161,366   $24,250,000     $24,250,000      $150.28     90%   $13.31    8.86%
       Alpharetta, GA
------------------------------------------------------------------------------------------------------------------------------------
Subj.  Royal Ridge (2004),     ---      ---     2001    161,366       ---             ---            ---      99%    $12.92     ---
 Pro   Alpharetta, Georgia
Forma
------------------------------------------------------------------------------------------------------------------------------------
(1) Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable)
Compiled by CBRE
------------------------------------------------------------------------------------------------------------------------------------

The sales utilized represent the best data available for comparison with the subject property. They were selected from our research of comparable improved sales within the greater Atlanta area.

ANALYSIS OF IMPROVED SALES

Improved Sale One

Preston Ridge IV represents the acquisition of a six-story suburban office building built in 2000 of glass and pre-cast panels located just west of North Point Parkway along Preston Ridge Road, north/northeast of the subject. The property was 89% occupied at the time of sale with a multi-tenant rent roll, which has above market rents and some rollover in the next three years. The property was in excellent condition at the time of sale.

The sale was considered an arm's-length transaction and required no adjustments for property rights conveyed, financing terms or condition of sale. In comparison to the subject, this sale is generally similar with respect to location, construction quality, size, design appeal, and age/condition, while inferior relative to the percentage of credit tenants under long-term lease. Overall, this sale is similar in comparison to the subject but with an upward adjustment warranted to its price per square foot indication for the impact of long-term credit leases in place.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                     SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Improved Sale Two

Parkside Terrace represents the acquisition of two five-story suburban office buildings built in 2000 and 2002 of glass and masonry located south of the subject near the intersection of Haynes Bridge Road and Mansell Road. The property was 91% occupied at the time of sale with a multi-tenant rent roll. The buildings were in excellent condition at the time of sale. The sales price was adjusted downward for 6.82 acres of excess land.

The sale was considered an arm's-length transaction and required no adjustments for property rights conveyed or financing terms. However, the seller reportedly needed to place some 1031 exchange funds quickly and appears to have paid a premium for the property. In comparison to the subject, this sale is generally similar with respect to location, construction quality, size, design appeal, and age/condition, while inferior relative to the percentage of credit tenants under long-term lease. Overall, this sale is similar in comparison to the subject but with a net upward adjustment warranted to its price per square foot indication for the impact of conditions of sale and long-term credit leases in place.

Improved Sale Three

Satellite Place 700 This represents the purchase of a six-story, suburban office building developed in 2002. The building is a glass and pre-cast panel design and is located along Satellite Boulevard just north of Gwinnett Place Mall in Gwinnett County southeast of the subject. The buyer was Franklin Street Properties, a REIT, whose primary underwriting criteria is direct capitalization based upon income in-place. The property was 98.2% leased to St. Paul Fire & Marine Insurance through February 2009, effectively 5 years remaining. Utilizing the budgeted net operating income results in an overall rate of 8.64%, based upon the contract price of $22,000,000. As of the contract the property is in excellent condition.

The sale was considered an arm's-length transaction and required no adjustments for property rights conveyed, financing terms or condition of sale. It is noted that the property is 98.2% leased to a credit tenant. In comparison to the subject, this sale is generally similar with respect to location, construction quality, size, design appeal, and age/condition, while inferior relative to the percentage of credit tenants under long-term lease. Overall, this sale is similar in comparison to the subject but with an upward adjustment warranted to its price per square foot indication for the impact of long-term credit leases in place.

Improved Sale Four

Windward Plaza 300 represented the acquisition of a five-story, suburban office building. This property was developed in 1999 and is located north/northeast of the subject in the Windward master planned community. The buyer was Georgia Wind

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                     SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

I, LLC. The purchase was based upon the income in-place relative to the credit of the tenant GE Capital. The lease extends through 2014, thus having approximately 10 years remaining as of the date of sale. Based upon 100% occupancy at sale the overall rate was 7.41%. This property was in excellent condition at the time of sale.

The sale was considered an arm's-length transaction and required no adjustments for property rights conveyed, financing terms or condition of sale. It is noted that the property is 100% occupied by a credit tenant with a long-term lease. An upward adjustment is warranted for the improved market conditions since this comparable's date of sale, as compared to the subject's date of appraisal due to the lower interest rate environment and demand for well leased properties such as the subject. In further comparison to the subject, this sale was generally similar with respect to location, age and condition characteristics, as well as construction quality, while superior with respect to tenancy (credit). Overall, this sale is similar in comparison to the subject, but with net adjustment which indicates little price change.

Improved Sale Five

Windward Plaza 100 represented the acquisition of a five-story, suburban office building adjacent to Improved Sale Four. This property was developed in 1998 and is located north/northeast of the subject in the Windward master planned community. The buyer was Georgia Wind I, LLC. The purchase was based upon pro forma income relative to being 100% leased to E*Trade and Ashland APAC, which have remaining terms of 5 and 7 years approximately. The indicated overall rate was 11.01%. This property was in good to excellent condition at the time of sale.

The sale was considered an arm's-length transaction and required no adjustments for property rights conveyed, financing terms or condition of sale. It is noted that the property was 100% occupied by two tenants with a medium length lease term remaining. An upward adjustment is warranted for the improved market conditions since this comparable's date of sale, as compared to the subject's date of appraisal due to the lower interest rate environment and demand for well leased properties such as the subject. In further comparison to the subject, this sale is generally similar with respect to location, age and condition characteristics, as well as construction quality, while inferior with respect to tenancy (credit). Overall, this sale is similar in comparison to the subject, but with an upward adjustment warranted to its price per square foot indication due to the superior credit and term of the comparable's lease.

Improved Sale Six

Royal Ridge represents the acquisition of the subject, a six-story office building built in 2001 and located along the north side of Great Oaks Way. The building has a stone accented glass exterior. The office building was 90% occupied at sale. However, the sale included certain inducements, including the

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                     SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

vacant space being mastered leased for two years, and all associated expenses with lease-up being the seller's responsibility. This effectively positioned the building as a fully leased credit tenant sale. The building was in excellent condition at sale.

The sale was considered an arm's-length transaction and required no adjustments for property rights conveyed, financing terms or condition of sale. It is noted that the building is approximately 90% leased to two large credit tenants under long-term leases, though they would likely be considered slightly above market if negotiated today. An upward adjustment is warranted for the improved market conditions since this comparable's date of sale, as compared to the subject's date of appraisal due to the lower interest rate environment and demand for well leased properties such as the subject. No other adjustments are required. Overall, only an upward adjustment for market conditions is required. to its price per square foot indication.

SUMMARY OF ADJUSTMENTS

Based on the foregoing discussions, the following table summarizes the adjustments warranted when comparing each sale to the subject.

====================================================================================================================================
                                                OFFICE SALES ADJUSTMENT GRID
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              Subj.
Comparable Number                   1               2               3               4               5               6          Pro
                                                                                                                              Forma
Transaction Type                   Sale           Sale             Sale           Sale             Sale           Sale         ---
Transaction Date                  Jun-04         Apr-04           Apr-04         Nov-03           Nov-03         Jan-03        ---
Year Built                         2000           2000             2002           1999             1998           2001         2001
NRA (SF)                         150,320         252,960         132,866         203,248         132,250         161,366     161,366
Actual Sale Price              $20,050,000     $40,095,000     $22,000,000     $31,500,000     $19,835,000     $24,250,000     ---
Adjusted Sale Price(1)         $20,050,000     $38,595,000     $22,000,000     $31,500,000     $19,835,000     $24,250,000     ---
Price Per SF(1)                  $133.38         $152.57         $165.58         $154.98         $149.98         $150.28       ---
Occupancy                          89%             91%             98%            100%             100%            90%         99%
NOI Per SF                        $13.96          $8.73           $14.31         $11.48           $16.51         $13.31       $12.92
OAR                               10.47%          5.72%           8.64%           7.41%           11.01%          8.86%        ---
----------------------------------------------------------------------------------------------------------------------------
Adj. Price Per SF                $133.38         $152.57         $165.58         $154.98         $149.98         $150.28
----------------------------------------------------------------------------------------------------------------------------
Property Rights Conveyed            0%             0%               0%             0%               0%             0%
Financing Terms(1)                  0%             0%               0%             0%               0%             0%
Conditions of Sale                  0%            -30%              0%             0%               0%             0%
Market Conditions (Time)            0%             0%               0%             10%             10%             10%
----------------------------------------------------------------------------------------------------------------------------
Subtotal                         $133.38         $106.80         $165.58         $170.48         $164.98         $165.31
----------------------------------------------------------------------------------------------------------------------------
Location                            0%             0%               0%             0%               0%             0%
Size                                0%             0%               0%             0%               0%             0%
Age/Condition                       0%             0%               0%             0%               0%             0%
Quality of Construction             0%             0%               0%             0%               0%             0%
Parking                             0%             0%               0%             0%               0%             0%
Tenancy                            20%             30%             10%            -10%             10%             0%
Other                               0%             0%               0%             0%               0%             0%
----------------------------------------------------------------------------------------------------------------------------
Total Other Adjustments            20%             30%             10%            -10%             10%             0%
----------------------------------------------------------------------------------------------------------------------------
Indicated Value Per SF           $160.06         $138.84         $182.14         $153.43         $181.48         $165.31
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable)
Compiled by CBRE
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                     SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

SALE PRICE PER SQUARE FOOT CONCLUSION

Based on the preceding discussions of each comparable and the foregoing adjustment analysis, Comparables Three, Four and Six are the most representative of the subject and warrant the greatest consideration because of their greater similarity of percentage of the space leased to credit tenant(s) under a medium to long-term lease. In conclusion, a price per square foot indication within the range of these comparables is most appropriate for the subject. The following table presents the valuation conclusion:

================================================================================
                              SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

    NRA (SF)            X          Value Per SF          =            Value
--------------------------------------------------------------------------------
     161,366            X             $160.00            =          $25,818,560
     161,366            X             $170.00            =          $27,432,220

--------------------------------------------------------------------------------

VALUE CONCLUSION
Indicated Stabilized Value                                          $26,500,000
Value Per SF                                                            $164.22

--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The following location map and table of rents summarizes the comparable data used in the valuation of the subject property. A detailed description of each transaction is included in the Addenda.

                                  [MAP OF AREA]

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

===========================================================================================================
                                            SUMMARY OF COMPARABLE OFFICE RENTALS
-----------------------------------------------------------------------------------------------------------
 Comp.                                                                      Year
  No.    Property Name                      Location                        Built     Occ.       NRA (SF)
-----------------------------------------------------------------------------------------------------------
   1     Royal Centre IV                    11700 Great Oaks Way,            2000     91%        301,436
                                            Alpharetta, GA

   2     Parkview I at Opus Woods           925 North Point Parkway          2001     71%        165,000
                                            NEC Of North Point and
                                            Old Milton Parkways,
                                            Alpharetta, GA

   3     Georgia 400 Center                 2300-2400 Lakeview               1998     80%        402,265
         (I, II, and III)                   Parkway,
                                            Alpharetta, GA

   4     Northwinds Center/Northwinds       Haynes Bridge Road @             1997     69%        892,001
         Center West                        Northwinds Drive,
                                            Alpharetta, GA

   5     Preston Ridge II and III           3460 - 3480 Preston              1998     80%        300,896
                                            Ridge Road North Point
                                            Parkway @ Preston
                                            Ridge Road,
                                            Alpharetta, GA

   6     North Point Center East            100, 200, 333, & 555             1995     59%        539,367
         100, 200, 333, & 555               Northpoint Center East,
                                            Alpharetta, GA

   7     The Falls at Sanctuary Park        1125 Sanctuary                   2003     67%        225,000
                                            Parkway,
                                            Alpharetta, GA

-----------------------------------------------------------------------------------------------------------
 Subj.   Royal Ridge (2004)                 11680 Great Oaks Way,            2001     89%        161,366
  Pro                                       Alpharetta, Georgia
 Forma
-----------------------------------------------------------------------------------------------------------
Compiled by CBRE
-----------------------------------------------------------------------------------------------------------

====================================================================================================
                                            SUMMARY OF COMPARABLE OFFICE RENTALS
----------------------------------------------------------------------------------------------------
 Comp.                                            Quoted                              Pass Thru/
  No.    Property Name                          Rental Rate       Expense Basis        Stop Amt.
----------------------------------------------------------------------------------------------------
   1     Royal Centre IV                    $18.75 - $19.00 PSF    Full Service     BYr Stop $6.50


   2     Parkview I at Opus Woods               $17.50 PSF         Full Service           6.5




   3     Georgia 400 Center                 $17.50 - $19.50 PSF    Full Service     Base Year Stop
         (I, II, and III)


   4     Northwinds Center/Northwinds       $18.50 - 20.00 PSF      $6.00 PSF       Base Year Stop
         Center West


   5     Preston Ridge II and III           $18.00 - $18.50 PSF     Base Stop        Full Service





   6     North Point Center East                $19.50 PSF            Gross            $7.25 PSF
         100, 200, 333, & 555


   7     The Falls at Sanctuary Park          $21.75 - $22.50      Full Service     Base Year Stop



----------------------------------------------------------------------------------------------------
 Subj.   Royal Ridge (2004)                         ---                ---
  Pro
 Forma
----------------------------------------------------------------------------------------------------
Compiled by CBRE
----------------------------------------------------------------------------------------------------

The rentals utilized represent the best data available for comparison with the subject property. They were selected from our research of comparable rentals within the immediate area. Due to the difficult market conditions, some buildings have done little actual leasing over the past 12 to 24 months, often being only renewal leases.

ANALYSIS OF RENT COMPARABLES

Rent Comparable One

Royal Center IV is a six-story office building adjacent to the subject in the North Point Parkway corridor along Great Oaks Way. The building was developed in 2000 with a glass on stone exterior. The overall occupancy of the building is 91%, little changed for some time. The quoted rate is $18.75 to $19.00 per square foot on a gross basis. Expenses are quoted at approximately $6.50 per square foot utilizing the first year expenses as a base year stop. Escalations are 2.5% to 3% annually. The agent indicated free rent would be offered at some level based on tenant and length of term. The tenant improvement allowance was quoted as $15 to $20 per square foot. The most recent lease was an expansion/relocation within the building in late 2003, which was executed at $18 per square foot.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

In comparison to the subject this building is generally similar with respect to location, construction quality, condition, age and design appeal, though slightly superior with respect to size. Overall, this building is similar in comparison to the subject with no adjustment warranted to its quoted rental rates.

Rent Comparable Two

Parkview I is a four-story office building in Opus Woods located in Opus Woods, a two building development in the northeast quadrant of North Point and Old Milton Parkways, near the subject. Built in 2001, the building contains 165,000 square feet and is 71% occupied, up approximately 5% greater than one year ago. Quoted rental rates are $17.50 per square foot on a full service basis. Expenses are quoted at $6.50 per square foot. The leasing agent noted the primary concession was free rent. Leases are typically structured for five years or longer and include 2.5% annual escalations on the net rent. Tenant allowance was indicated to be $20 to $25 per square foot. No recent leases have been executed.

In comparison the subject this building is similar with respect to location, construction quality, age/condition, size, and design appeal. Overall, this project is similar to the subject with no adjustment to the indicated rental rate range was warranted.

Rent Comparable Three

Georgia 400 Center is a three building development, built between 1998 and 2001, and located northwest of Georgia Highway 400 along Haynes Bridge Road. The six- and seven-story buildings are glass and precast panel. Occupancy in the three buildings is 80%. Quoted rental rates are $17.50 to $19.50 per square foot on a full service basis. Expenses are quoted at $6.50 per square foot. The leasing agent noted a concession of free rent equal to one month per year of lease term, would likely be offered. Leases are typically structured for five years or longer and include 2.5% annual escalations on the net rent. Tenant allowance was indicated to be $23 to $28 per square foot for first generation space.

In comparison the subject this building is similar with respect to location, construction quality, age/condition, size, and design appeal. Overall, this project is similar to the subject with no adjustment to the indicated rental rate range was warranted.

Rent Comparable Four

Northwinds Center represents six buildings built between 1997 and 2000, and located northwest of Georgia Highway 400 along Haynes Bridge Road. The six-story buildings are glass and precast panel. Occupancy in the buildings is 69%. Quoted rental rates are $18.50 to $20.00 per square foot on a full service basis. Expenses are quoted at $6.00 per square foot. The leasing agent noted free rent

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

is negotiable. Leases are typically structured for five years or longer and include 3% annual escalations on the net rent. Tenant allowance was indicated to be $20 per square foot for first generation space, and $5 per square foot for second generation space.

In comparison to the subject this property is generally similar with respect to location, construction quality, condition, size, design appeal, and age. Overall, this property is similar in comparison to the subject with no adjustment warranted to its quoted rental rates.

Rent Comparable Five

Preston Ridge I & II are two buildings in a multi-building development located just north of the subject. Each building contains approximately 150,000 square feet, and were built in 1998 and 1999. The six-story buildings are glass and precast panel. Occupancy in the buildings is 80%. Leases are written on a full-service basis with increases over the base year passed through to the tenants. Expenses are quoted in the $6.50 to $7.00 per square foot range. The agent indicated free rent would be offered at approximately one month for each year of the lease. The tenant improvement allowance would be $25 per square foot range for 1st generation space remaining and $15 to $28 for new tenants. Escalations are typically 2 to 3% annually. Several leases over the past year have been executed in the $11 per square foot range on a net rent basis. Tenant improvements varied from none to $12 per square foot.

In comparison to the subject this property is generally similar with respect to location, construction quality, age/condition, size, and design appeal. Overall, this comparable is similar in comparison to the subject with no adjustment warranted to its quoted rental rates.

Rent Comparable Six

North Point Center East represents a four six- and seven-story office building, located adjacent to the North Point Mall, between Mansell and Haynes Bridge Roads. The buildings were built between 1995 and 1999. The buildings are glass and precast panel and currently 59% occupied. Rates are quoted at $19.50 per square foot on a full service basis. The leasing agent indicated free rent is negotiable. Leases are typically structured for three to five years or longer and annual escalations are negotiable, in addition to expenses over a base year stop. Expenses are estimated at approximately $7.25 per square foot. Tenant improvements for first generation space is quoted at $18 per square foot, while second generation space is quoted at $10 to $15.

In comparison to the subject this property is generally similar with respect to location, construction quality, age/condition, size, and design appeal. Overall, these buildings are similar in comparison to the subject with no adjustment warranted to its quoted rental rates.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Rent Comparable Seven

The Falls at Sanctuary Park represents a five-story office building, one of several located within the 157-acre Sanctuary Park office park, off of Mansell Road and Georgia 400, in the northern portion of metropolitan Atlanta. The building was built in 2003 and is currently 67% occupied. Recent leases are in the range of $21.50 to $22.00 per square foot on a full service basis. The leasing agent indicated no free rent is offered. Leases are typically structured for five to eight years with 2.5% annual escalations. Expenses are over a base year stop. A 2004 lease to a credit tenant, a major multi-national firm, was executed at $21.50 per square foot.

In comparison to the subject this property is generally similar with respect to location, construction quality, age/condition, size, and design appeal. Overall, this property is similar in comparison to the subject with no adjustment warranted to its quoted rental rates.

Subject

Royal Ridge is located along Great Oaks Way. This building was constructed in 2001 and remained vacant until mid-2002. However, two leases for large spaces to credit tenants on long-term leases were written and the building is now 89% leased. Free rent of approximately one month for each year of the term was provided as well as slightly above average tenant improvements. Expenses quoted at approximately $7.00 per square foot.

SUBJECT RENTAL INFORMATION

The following table depicts the subject's rental rates.

=================================================================================================================================
                                                 SUMMARY OF RECENT LEASES
---------------------------------------------------------------------------------------------------------------------------------
                                       New/      Term     Commence      Size            Rental Rate                    Expense
Tenant                               Renewal    (Mo.)       Date        (SF)      $/SF/Yr.      $/Yr.     Escalations   Reimb.
---------------------------------------------------------------------------------------------------------------------------------
Asking Rates
  Vacant Space                         New        60         ---        12,000     $12.00       $144,000     Nego         NNN
---------------------------------------------------------------------------------------------------------------------------------
Actual Leases
  Hagemeyer                            New       120       Jul-02       60,737     $12.50       $759,213      Yes         NNN
  Combined Specialty Insurance         New       120       Dec-02       82,487     $14.00     $1,154,818      Yes         NNN
---------------------------------------------------------------------------------------------------------------------------------
Subtotal Actual Leases                                                 143,224     $13.36     $1,914,031
---------------------------------------------------------------------------------------------------------------------------------
Compiled by CBRE
---------------------------------------------------------------------------------------------------------------------------------

The best indication of market rent is any recent leasing activity. Based on the comparables discussed the net rate for the area ranges from approximately $11.00 to $16.00 per square foot with most in the $11.50 to $12.50 per square foot range. The average rate for the two large leases at the subject approximate $13.35 per square foot. We also recognize the master lease accounts for a current asking rate of $12.50 per square foot net rate for the unleased space. Therefore, considering these various factors and recognizing the market continues to be weak relative to leasing activity, we have chosen to utilize a more conservative $11.50 per square foot net rate as the market rate.

--------------------------------------------------------------------------------

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ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

MARKET RENT ESTIMATE

The most recently executed leases within the subject property are consistent with leases written two years or more ago, and thus are slightly above market. Considering the various types and quality of space in the property, only one market rental rates is warranted.

Base Rental Rate

The estimate of base rental rates is shown in the following chart and represent net rent, no first year expenses included. The rate varies based upon the size of the potential space for a possible user.

================================================================================
                                BASE RENTAL RATES
--------------------------------------------------------------------------------
                                                   Office
Category                                            Space
--------------------------------------------------------------------------------
Subject's Quoted Terms                          $11.50-$14.50
Rent Comparable Data                            $11.00-$16.00
CBRE Estimate                                      $11.50
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Concessions

The estimate of concessions is shown in the following chart.

================================================================================
                                   CONCESSIONS
--------------------------------------------------------------------------------
                                                   Office
Category                                            Space
--------------------------------------------------------------------------------
Subject's Quoted Terms                               Yes
Rent Comparable Data                                 Yes
CBRE Estimate                                        Yes
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

We note the level of concessions offered in the market vary widely. It appears that currently an average may be approximately one month of free rent for every year of lease term. However, due to the long-term nature of the subject's leases and the possibility the currently vacant space could be leased before the master lease runs out we have applied a lesser concession of 2 months free rent within our analysis. Any impact of this concession will be experienced late in the assumed holding period within the Discounted Cash Flow Analysis.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Reimbursements

The estimate of reimbursements is shown in the following chart.

================================================================================
                                 REIMBURSEMENTS
--------------------------------------------------------------------------------
                                                   Office
Category                                            Space
--------------------------------------------------------------------------------
Subject's Quoted Terms                               Net
Rent Comparable Data                              Base Year
CBRE Estimate                                        Net
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

The subject quotes a net rent and provides for reimbursement of expenses on a net basis similar to a retail property, where all expenses are passed through to the tenants, who pay their pro rata share of the recoverable expenses. This varies slightly from the most common method where the landlord includes or adds the estimated expenses of the first year of occupancy for a new tenant to the net rent to get a "gross rent". This first year expense is called the base year and doesn't change during the lease term. The tenant then pays the gross rent, but if the expenses exceed the first year level, then pays a pro rata share of the expense over the base year amount. Though slightly different, the end result is virtually identical.

Escalations

At the present time, annual escalations in the range of 2% to 3% are common in the local market. As such, we have concluded market rental escalations of 2.5% annually over the term of the lease.

Tenant Improvements

The estimate of tenant improvements is shown in the following chart.

================================================================================
                               TENANT IMPROVEMENTS
--------------------------------------------------------------------------------
                                                       Office
Category                                                Space
--------------------------------------------------------------------------------
Subject's Quoted Terms
  New Tenants                                          $12.00
  Renewals                                              $5.00
Rent Comparable Data
  New Tenants                                       $10.00-$25.00
  Renewals                                           $5.00-$8.00
CBRE Estimate
  New Tenants                                          $12.00
  Renewals                                              $5.00
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Lease Term

The estimate of lease terms is shown in the following chart.

================================================================================
                                   LEASE TERM
--------------------------------------------------------------------------------
                                                           Office
Category                                                    Space
--------------------------------------------------------------------------------
Subject's Quoted Terms                                      5 YRS
Rent Comparable Data                                      3-10 Yrs
CBRE Estimate                                               5 YRS
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

MARKET RENT CONCLUSIONS

Based on the foregoing analysis and discussion, the following depicts the market rent conclusions for the subject:

================================================================================
                             MARKET RENT CONCLUSIONS
--------------------------------------------------------------------------------
                                                             Office
Category                                                      Space
--------------------------------------------------------------------------------
NRA (SF)                                                     161,366
Percent of Total                                             100.0%
Market Rent ($/SF/Yr.)                                       $11.50
Concessions                                                    Yes
Reimbursements                                                 Net
Annual Escalation                                             None
Tenant Improvements (New Tenants)                            $12.00
Tenant Improvements (Renewals)                                $5.00
Average Lease Term                                           5 Years
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

RENT ROLL ANALYSIS

The subject's rent roll is illustrated as follows:

====================================================================================================================================
                                                        RENT ROLL ANALYSIS
------------------------------------------------------------------------------------------------------------------------------------
Suite                                                      Lease       Lease      Term       Size (NRA)      Contract Rental Rate
No.                        Tenant                          Start    Expiration   (Mos.)     SF     % Total   $/SF/Yr.      $/Yr.
------------------------------------------------------------------------------------------------------------------------------------
100A, 200, 300             Hagemeyer                       Jul-02     Jun-12       119     60,737    37.6%    $12.50       $759,213
400, 500, 600              Combined Specialty Insurance    Dec-02     Nov-12       119     82,487    51.1%    $14.00     $1,154,818
------------------------------------------------------------------------------------------------------------------------------------
Occupied Subtotals                                                                        143,224    88.8%    $13.36     $1,914,031
------------------------------------------------------------------------------------------------------------------------------------
1                          Vacant                           ---                    ---     18,142    11.2%    $11.50       $208,633
------------------------------------------------------------------------------------------------------------------------------------
Property Totals - Contract Rent                                                           161,366   100.0%    $13.15     $2,122,664
Property Totals - Market Rent                                                             161,366   100.0%    $11.50     $1,855,709
------------------------------------------------------------------------------------------------------------------------------------
Compiled by CBRE
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANTICIPATED CHANGES/ROLLOVER TO RENT ROLL

There are no significant anticipated changes to the rent roll due to tenant defaults and/or non-renewals or major new leasing activity. There are no pending leases for the current vacant space.

POTENTIAL RENTAL INCOME CONCLUSION

Within this analysis, potential rental income is estimated based upon the actual income in-place. This method of calculating rental income is most prevalent in the local market and is consistent with the method used to derive overall capitalization rates from the comparable sales data.

In estimating the subject's pro forma operating data, the actual operating history and budgets have been analyzed. The following table presents the available operating data history for the subject.

===================================================================================================================================
                                                      OPERATING HISTORY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      2004
Year-Occupancy                2003 Budget                   2003                   Annualized                2004 Budget
                             ------------------------   -----------------------  -------------------------  -----------------------
                                 Total         $/SF         Total       $/SF          Total         $/SF        Total         $/SF
                             ------------------------   -----------------------  -------------------------  -----------------------
Income
  Rental Income                $2,148,651     $13.32     $2,106,763     $13.06      $2,297,827     $14.24     $1,929,217    $11.96
  Parking Income                        -          -              -          -               -          -              -         -
  Other Income                          -          -          6,985       0.04           8,954       0.06          1,200      0.01
  Expense Reimbursements        1,141,471       7.07        578,376       3.58       1,284,029       7.96      1,187,420      7.36
                             ------------------------   -----------------------  -------------------------  -----------------------
  Effective Gross Income       $3,290,122     $20.39     $2,692,124     $16.68      $3,590,810     $22.25     $3,117,837    $19.32
Expenses
  Real Estate Taxes              $350,994      $2.18       $219,163      $1.36        $304,812      $1.89       $302,652     $1.88
  Property Insurance               10,892       0.07         35,738       0.22          34,994       0.22         44,160      0.27
  Utilities                       203,229       1.26        139,767       0.87         130,925       0.81        181,836      1.13
  Janitorial                      169,578       1.05        127,626       0.79         166,591       1.03        153,829      0.95
  Repair & Maintenance             91,735       0.57         63,825       0.40         119,436       0.74        128,500      0.80
  General Operating               113,374       0.70        174,954       1.08         138,722       0.86        145,980      0.90
  Landscaping & Security          102,970       0.64        126,728       0.79         127,279       0.79        131,989      0.82
  Management Fee                   98,704       0.61         52,814       0.33         101,974       0.63        102,481      0.64
  Reserves for Replacement              -          -              -          -               -          -              -         -
                             ------------------------   -----------------------  -------------------------  -----------------------
  Operating Expenses           $1,141,476      $7.07       $940,615      $5.83      $1,124,734      $6.97     $1,191,427     $7.38
                             ------------------------   -----------------------  -------------------------  -----------------------
Net Operating Income           $2,148,646     $13.32     $1,751,509     $10.85      $2,466,077     $15.28     $1,926,410    $11.94
  Annualized Amounts Represent 5 months
-----------------------------------------------------------------------------------------------------------------------------------
Source: Operating statements
-----------------------------------------------------------------------------------------------------------------------------------

VACANCY

The subject's estimated stabilized occupancy rate was previously discussed in the Market Analysis. The subject's economic vacancy is detailed as follows:

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                                     VACANCY
--------------------------------------------------------------------------------
Year                                                                      % PGI
--------------------------------------------------------------------------------
2003                                                                         0%
2004 Annualized                                                              0%
2004 Budget                                                                  0%
Current                                                                      0%
CBRE Estimate                                                                1%
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Again, we note the subject is physically 11% vacant. However, the vacant spac is under a master lease with full rent and recoveries being paid to the owner through the first of 2005. However, based upon the possible vacancy going forward and following the expiration of the master lease, we have included a small deduction for vacancy related to the currently vacant first floor space.

CREDIT LOSS

The credit loss estimate is an allowance for nonpayment of rent or other income. Based upon the high percentage of credit related to the two main tenants, we have not included a separate credit loss deduction, but allowed for any loss within our vacancy estimate.

PARKING INCOME

Parking income is supplemental to that derived from standard rent and includes collections from sources such as reserved covered parking. The subject does not receive any parking income.

OTHER INCOME

Other income is supplemental to that derived from leasing of the improvements. This includes categories such as forfeited deposits, antennae income, late charges, after hour utility charges, et cetera. The subject's ancillary income is detailed as follows:

================================================================================
                                  OTHER INCOME
--------------------------------------------------------------------------------
Year                                                         Total         $/SF
--------------------------------------------------------------------------------
2003 Budget                                                     $0        $0.00
2003                                                        $6,985        $0.04
2004 Annualized                                             $8,954        $0.06
2004 Budget                                                 $1,200        $0.01
CBRE Estimate                                                   $0        $0.00
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The subject's historical and budgeted amounts are minimal and vary widely. This is not a typical source of income to a property such as the subject. Therefore, we have not included any Other Income within our analysis.

EXPENSE REIMBURSEMENTS

The subject's leases are based on a net rent basis with expenses being passed through to the tenants who pay a pro rata share of the property's operating expenses, i.e. common area maintenance, real estate taxes, and property insurance expenses. The subject's expense reimbursements are detailed as follows:

================================================================================
                             EXPENSE REIMBURSEMENTS
--------------------------------------------------------------------------------
Year                                                       Total          $/SF
--------------------------------------------------------------------------------
2003 Budget                                              $1,141,471       $7.07
2003                                                       $578,376       $3.58
2004 Annualized                                          $1,284,029       $7.96
2004 Budget                                              $1,187,420       $7.36
CBRE Estimate                                            $1,098,645       $6.81
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

EFFECTIVE GROSS INCOME

The subject's effective gross income is detailed as follows:

================================================================================
                             EFFECTIVE GROSS INCOME
--------------------------------------------------------------------------------
Year                                                     Total         % Change
--------------------------------------------------------------------------------
2003 Budget                                            $3,290,122           --
2003                                                   $2,692,124          -18%
2004 Annualized                                        $3,590,810           33%
2004 Budget                                            $3,117,837          -13%
CBRE Estimate                                          $3,200,082            3%
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Our pro forma estimate is approximately the same as the budget level, being slightly different relative to the difference in expenses.

OPERATING EXPENSE ANALYSIS

The following subsections represent the analysis for the pro forma estimate of each category of the subject's stabilized expenses.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Expense Comparables

The following table summarizes expenses obtained from recognized industry publications and/or comparable properties.

=======================================================================================================
                                    EXPENSE COMPARABLES
-------------------------------------------------------------------------------------------------------
Comparable Number                                  1              2              3            IREM
                                              -----------    -----------    -----------    ----------
Location                                        N Fulton       N Fulton       N Fulton       Atlanta
NRA (SF)                                        259,980        301,436        147,028
Expense Year                                      2003           2003           2004          2003

Effective Gross Income                            $15.73         $19.84         $18.68             -
Expenses                                          $/SF           $/SF           $/SF          $/SF
                                              -----------    -----------    -----------    ----------

  Real Estate Taxes                                $1.76          $1.84          $1.91         $1.68
  Property Insurance                                   -           0.12           0.15          0.16
  Utilities                                         1.75           1.65           1.37          1.59
  Janitorial                                        0.84           0.78           0.96          0.76
  Repair & Maintenance                              1.27           0.77           0.54          1.20
  General Operating                                 0.30           0.10           1.01          0.76
  Landscaping & Security                            0.93           0.41           0.68          0.73
  Management Fee                                    0.44           0.50           0.32          0.62
     (as a % of EGI)                                2.8%           2.5%           1.7%
  Reserves for Replacement                             -              -              -             -
                                              -----------    -----------    -----------    ----------
Operating Expenses                                 $7.28          $6.16          $6.95         $7.83 *
     Operating Expense Ratio                       46.3%          31.0%          37.2%

   * The median total differs from the sum of the individual amounts.
-------------------------------------------------------------------------------------------------------
Source: Individual Operating Statements
-------------------------------------------------------------------------------------------------------

Real Estate Taxes

The real estate taxes for the subject were previously discussed. The subject's expense is detailed as follows:

================================================================================
                                REAL ESTATE TAXES
--------------------------------------------------------------------------------
Year                                                       Total          $/SF
--------------------------------------------------------------------------------
2003 Budget                                               $350,994        $2.18
2003                                                      $219,163        $1.36
2004 Annualized                                           $304,812        $1.89
2004 Budget                                               $302,652        $1.88
Expense Comparable 1                                           N/A        $1.76
Expense Comparable 2                                           N/A        $1.84
Expense Comparable 3                                           N/A        $1.91
IREM                                                           N/A        $1.68
CBRE Estimate                                             $284,564        $1.76
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The subject's actual taxes of approximately $225,000 were well below the budgeted level. However, the expectation for 2004 was that taxes would increase. Our estimate is considered to be reasonable based upon the current 2004 tax value, but utilizing the 2003 tax rate. However, changes in this expense impact the subject's value at a very minimal level as any increases over the base year area passed through to the tenants on pro rata basis.

Property Insurance

Property insurance expenses typically include fire and extended coverage and owner's liability coverage. The subject's expense is detailed as follows:

================================================================================
                               PROPERTY INSURANCE
--------------------------------------------------------------------------------
Year                                                       Total          $/SF
--------------------------------------------------------------------------------
2003 Budget                                               $10,892         $0.07
2003                                                      $35,738         $0.22
2004 Annualized                                           $34,994         $0.22
2004 Budget                                               $44,160         $0.27
Expense Comparable 1                                          N/A         $0.00
Expense Comparable 2                                          N/A         $0.12
Expense Comparable 3                                          N/A         $0.15
IREM                                                          N/A         $0.16
CBRE Estimate                                             $40,342         $0.25
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Janitorial

Janitorial expenses typically include the outside service contract for cleaning. The subject's expense is detailed as follows:

================================================================================
                                   JANITORIAL
--------------------------------------------------------------------------------
Year                                                      Total           $/SF
--------------------------------------------------------------------------------
2003 Budget                                              $169,578         $1.05
2003                                                     $127,626         $0.79
2004 Annualized                                          $166,591         $1.03
2004 Budget                                              $153,829         $0.95
Expense Comparable 1                                          N/A         $0.84
Expense Comparable 2                                          N/A         $0.78
Expense Comparable 3                                          N/A         $0.96
IREM                                                          N/A         $0.76
CBRE Estimate                                            $161,366         $1.00
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The available information for the subject's expense for 2004 is supported by comparable information and is thus considered to be within a reasonable range.

Repairs and Maintenance

Repairs and maintenance expenses typically include all payroll and payroll related items for all directly employed maintenance personnel. This expense category also typically includes all outside maintenance service contracts and the cost of maintenance and repairs supplies. The subject's expense is detailed as follows:

================================================================================
                              REPAIR & MAINTENANCE
--------------------------------------------------------------------------------
Year                                                       Total          $/SF
--------------------------------------------------------------------------------
2003 Budget                                                $91,735        $0.57
2003                                                       $63,825        $0.40
2004 Annualized                                           $119,436        $0.74
2004 Budget                                               $128,500        $0.80
Expense Comparable 1                                           N/A        $1.27
Expense Comparable 2                                           N/A        $0.77
Expense Comparable 3                                           N/A        $0.54
IREM                                                           N/A        $1.20
CBRE Estimate                                             $121,025        $0.75
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

The available data for the subject is consistent with the expense comparables and thus is considered to be within a reasonable range.

General Operating

General operating expenses typically include all payroll and payroll related items for all directly-employed administrative personnel such as building managers, secretaries, and bookkeepers. Leasing personnel are not included nor are the salaries or fees for off-site management firm personnel and services. This expense category also typically includes administrative expenses such as legal costs pertaining to the operation of the building, telephone, supplies, furniture, temporary help, etc. The subject's expense is detailed as follows:

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                                GENERAL OPERATING
--------------------------------------------------------------------------------
Year                                                      Total           $/SF
--------------------------------------------------------------------------------
2003 Budget                                              $113,374         $0.70
2003                                                     $174,954         $1.08
2004 Annualized                                          $138,722         $0.86
2004 Budget                                              $145,980         $0.90
Expense Comparable 1                                          N/A         $0.30
Expense Comparable 2                                          N/A         $0.10
Expense Comparable 3                                          N/A         $1.01
IREM                                                          N/A         $0.76
CBRE Estimate                                            $121,025         $0.75
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

We have placed slightly greater weight on the subject's recent data and budget level. However, we note that the budget and our estimate are within the range of the comparables.

Utilities

Utilities expenses typically include electricity, natural gas, water, sewer and trash removal. The subject's expense is detailed as follows:

================================================================================
                                    UTILITIES
--------------------------------------------------------------------------------
Year                                                       Total          $/SF
--------------------------------------------------------------------------------
2003 Budget                                               $203,229        $1.26
2003                                                      $139,767        $0.87
2004 Annualized                                           $130,925        $0.81
2004 Budget                                               $181,836        $1.13
Expense Comparable 1                                           N/A        $1.75
Expense Comparable 2                                           N/A        $1.65
Expense Comparable 3                                           N/A        $1.37
IREM                                                           N/A        $1.59
CBRE Estimate                                             $145,229        $0.90
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

The subject's utility expense is slightly below a typical level due to the majority of the 1st floor being vacant and the entire 6th floor being vacant. Though, these spaces are leased, they do not impact the total utility expense being unoccupied. Therefore, a slightly higher expense will result when these spaces are occupied. However, the increase will be passed through to the tenants as the increase will be over a lower base year expense. Thus, our estimate is slightly below a typical level, but with any increase being recoverable. Therefore, the lower estimate currently is reasonable.

--------------------------------------------------------------------------------

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ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Landscaping and Security

Landscaping and security expenses are typically handled through outside service contracts. The subject's expense is detailed as follows:

================================================================================
                             LANDSCAPING & SECURITY
--------------------------------------------------------------------------------
Year                                                       Total          $/SF
--------------------------------------------------------------------------------
2003 Budget                                               $102,970        $0.64
2003                                                      $126,728        $0.79
2004 Annualized                                           $127,279        $0.79
2004 Budget                                               $131,989        $0.82
Expense Comparable 1                                           N/A        $0.93
Expense Comparable 2                                           N/A        $0.41
Expense Comparable 3                                           N/A        $0.68
IREM                                                           N/A        $0.73
CBRE Estimate                                             $129,093        $0.80
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

The subject's budget and available expense data show this expense to be within the range of the comparables. Therefore, we have estimated this expense at a level approximating the budget and available year to date data.

Management Fee

Management expenses are typically negotiated as a percentage of collected revenues (effective gross income). The subject's expense is detailed as follows:

================================================================================
                                 MANAGEMENT FEE
--------------------------------------------------------------------------------
Year                                                        Total         % EGI
--------------------------------------------------------------------------------
2003 Budget                                                $98,704         3.0%
2003                                                       $52,814         2.0%
2004 Annualized                                           $101,974         2.8%
2004 Budget                                               $102,481         3.3%
CBRE Estimate                                              $96,002         3.0%
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Professional management fees in the local market range from 3.0% to 5.0% for comparable properties or between $0.45 and $0.60 on a per square foot basis. We have estimated the subject's management as shown, at a similar level to the comparables.

--------------------------------------------------------------------------------

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ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Reserves for Replacement

Reserves for replacement have been estimated based on discussions with knowledgeable market participants who indicate a range from $0.10 to $0.15 per square foot for comparable properties. We have utilized $0.10 per square foot within our analysis.

OPERATING EXPENSE CONCLUSION

The subject's expense is detailed as follows:

================================================================================
                               OPERATING EXPENSES
--------------------------------------------------------------------------------
Year                                                      Total           $/SF
--------------------------------------------------------------------------------
2003 Budget                                            $1,141,476         $7.07
2003                                                     $940,615         $5.83
2004 Annualized                                        $1,124,734         $6.97
2004 Budget                                            $1,191,427         $7.38
Expense Comparable 1                                          N/A         $7.28
Expense Comparable 2                                          N/A         $6.16
Expense Comparable 3                                          N/A         $6.95
IREM                                                          N/A         $7.83
CBRE Estimate                                          $1,114,782         $6.91
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

The subject's per square foot operating expense pro forma is in line with the total per square foot operating expenses indicated by the expense comparables and published data, and the subject estimate is supported by available actual operating data.

NET OPERATING INCOME CONCLUSION

The subject's net operating income is detailed as follows:

================================================================================
                              NET OPERATING INCOME
--------------------------------------------------------------------------------
Year                                                       Total          $/SF
--------------------------------------------------------------------------------
2003 Budget                                             $2,148,646       $13.32
2003                                                    $1,751,509       $10.85
2004 Annualized                                         $2,466,077       $15.28
2004 Budget                                             $1,926,410       $11.94
CBRE Estimate                                           $2,085,300       $12.92
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Our pro forma estimate approximates the previously projected levels by property management. However, the actual income will vary predicated upon the assumed

--------------------------------------------------------------------------------

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ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

income to be derived from the master leased space upon expiration of the master lease in early 2005. However, based upon the limited historical expense data and our assumptions as previously discussed, as well as the net reimbursement structure of the subject leases, we believe our estimate is reasonable.

DIRECT CAPITALIZATION

Direct capitalization is a method used to convert a single year's estimated stabilized net operating income into a value indication. The following subsections represent different techniques for deriving an overall capitalization rate for direct capitalization.

Comparable Sales

The OARs confirmed for the comparable sales analyzed in the Sales Comparison Approach are as follows:

================================================================================
                         COMPARABLE CAPITALIZATION RATES
--------------------------------------------------------------------------------
                      Sale        Sale Price                     Pro Forma
      Sale            Date           $/SF         Occupancy         OAR
--------------------------------------------------------------------------------
       1             Jun-04        $133.38           89%           10.47%
       2             Apr-04        $152.57           91%            5.72%
       3             Apr-04        $165.58           98%            8.64%
       4             Nov-03        $154.98          100%            7.41%
       5             Nov-03        $149.98          100%           11.01%
       6             Jan-03        $150.28           90%            8.86%
--------------------------------------------------------------------------------
Compiled by: CBRE
--------------------------------------------------------------------------------

The overall capitalization rates for these sales were derived based upon the actual or pro-forma income characteristics of the property. Sale Nos. One through Three transpired within the past three months, while Sales Four and Five occurred in late 2003. Sale Six represents the sale of the subject in early 2003. Therefore, primary emphasis has been placed upon the more recent data, which is more reflective of current market trends, interest rates and buyer's expectations and motivation in the market. However, emphasis is also directly to those sales, which are more similar to the subject in leased characteristics, i.e. credit tenant and remaining term. Sale Three, Four, and Six depict a similar tenancy structure with regard to stability, credit rating and pulling power. Overall, an OAR in the middle to lower part of the range indicated by these comparables is considered appropriate.

Published Investor Surveys

The results of the most recent National Investor Survey, published by CBRE, are summarized in the following table.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                          OVERALL CAPITALIZATION RATES
--------------------------------------------------------------------------------
Investment Type                                      OAR Range           Average
--------------------------------------------------------------------------------
Suburban Office
  Class A                                         7.00%  -  11.00%        8.50%
  Class B                                         8.25%  -  10.00%        9.08%
  Class C                                         9.00%  -  11.00%        9.79%
--------------------------------------------------------------------------------
Source: CBRE National Investor Survey
--------------------------------------------------------------------------------

The subject is considered to be a Class A property. Because of the subject's location, credit tenants and remaining lease term, an OAR near the lower end of the range indicated in the preceding table is considered appropriate.

Market Participants

The results of recent interviews with knowledgeable real estate professionals are summarized in the following table.

================================================================================
                      OVERALL CAPITALIZATION RATES - OFFICE
--------------------------------------------------------------------------------
Respondent                             Company            OAR    Date of Survey
--------------------------------------------------------------------------------
Will Yowell                     CB Richard Ellis, Inc.    8.0%       Jun-04
--------------------------------------------------------------------------------
Compiled by: CBRE
--------------------------------------------------------------------------------

In deriving an appropriate overall capitalization rate for the subject, discussions with market participants indicate there is significant demand for properties such as the subject, having good locational characteristics in growth areas, and with long-term leases in place to credit tenants. It was noted that an overall rate in 8% range is reasonable in the current market environment.

Band of Investment

The band of the investment technique has been utilized as a crosscheck to the foregoing techniques. The analysis is shown in the following table.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                               BAND OF INVESTMENT
--------------------------------------------------------------------------------
Mortgage Interest Rate                         6.00%
Mortgage Term (Amortization Period)         25 Years
Mortgage Ratio (Loan-to-Value)                   75%
Mortgage Constant                            0.07732
Equity Dividend Rate (EDR)                        9%

Mortgage Requirement                             75%  x  0.07732  =    0.05799
Equity Requirement                               25%  x  0.08500  =    0.02125
                                           ----------                 ---------
                                                100%                   0.07924

Indicated OAR:                                                           7.90%
--------------------------------------------------------------------------------
Compiled by: CBRE
--------------------------------------------------------------------------------

Capitalization Rate Conclusion

The following table summarizes the OAR conclusions.

================================================================================
                    OVERALL CAPITALIZATION RATE - CONCLUSION
--------------------------------------------------------------------------------
Source                                                           Indicated OAR
--------------------------------------------------------------------------------
Comparable Sales                                                  7.41-11.04%
National Investor Survey                                            7.0-11.0%
Market Participants                                                     8.00%
Band of Investment                                                      7.90%
CBRE Estimate                                                           8.00%
--------------------------------------------------------------------------------
Compiled by: CBRE
--------------------------------------------------------------------------------

In concluding an overall capitalization rate for the subject, primary reliance has been placed upon the data obtained from the comparable sales and interviews with active market participants. This data tends to provide the most accurate depiction of both buyer's and seller's expectations within the market and the ranges indicated are relatively tight. Further secondary support for our conclusion is noted via both the CBRE National Investor Survey and the band of investment methodology. Considering the data presented, the concluded overall capitalization rate appears to be well supported in the local market.

Direct Capitalization Summary

A summary of the direct capitalization of the subject at stabilized occupancy is illustrated in the following table.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

===============================================================================
                          DIRECT CAPITALIZATION SUMMARY
-------------------------------------------------------------------------------

Income                                          $/SF/Yr               Total
                                          -------------------------------------
  Potential Rental Income                        $13.15             $2,122,664
  Vacancy                       1.00%             (0.13)               (21,227)
                                          -------------------------------------
Net Rental Income                                $13.02             $2,101,437

  Expense Reimbursements                           6.81              1,098,645
                                          -------------------------------------
Effective Gross Income                           $19.83             $3,200,082

Expenses
  Real Estate Taxes                               $1.76               $284,564
  Property Insurance                               0.25                 40,342
  Utilities                                        0.90                145,229
  Janitorial                                       1.00                161,366
  Repair & Maintenance                             0.75                121,025
  General Operating                                0.75                121,025
  Landscaping & Security                           0.80                129,093
  Management Fee                3.00%              0.59                 96,002
  Reserves for Replacement                         0.10                 16,137
                                          -------------------------------------
Operating Expenses                                $6.91             $1,114,782
                                          -------------------------------------
Operating Expense Ratio                                                 34.84%
Net Operating Income                             $12.92             $2,085,300
OAR                                                             /        8.00%
                                                        -----------------------
Indicated Stabilized Value                                         $26,070,000
  Deferred Maintenance                                                       -
  Lease-Up Discount                                                          -
                                                        -----------------------
Value Indication                                                   $26,070,000
Rounded                                                            $26,075,000
Value Per SF                                                           $161.59

                                          -------------------------------------
Matrix Analysis                            Cap Rate                  Value
                                          -------------------------------------
                                             7.75%                 $26,907,100
                                             8.00%                 $26,066,300
                                             8.25%                 $25,276,400

-------------------------------------------------------------------------------
Compiled by CBRE
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       90
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ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

The DCF assumptions concluded for the subject are summarized as follows:

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
--------------------------------------------------------------------------------
General Assumptions
  Start Date                                                           Jul-04
  Terms of Analysis                                                   10 Years
  Software                                                              ARGUS

Growth Rate Assumptions
  Income Growth                                                         3.00%
  Expense Growth                                                        3.00%
  Inflation (CPI)                                                       3.00%
  Real Estate Tax Growth                                                3.00%

Market Rates - Year 1
  Market Rent PSF - Office Space                                       $11.50
  Total Operating Expenses ($/SF/Yr.)                                   $6.91

Market Leasing Assumptions
                                                                       Office
  Category                                                              Space
  Percentage Rent                                                       None
  Concessions                                                            Yes
  Reimbursements                                                         Net
  Annual Escalation                                                     None
  Tenant Improvements (New Tenants)                                    $12.00
  Tenant Improvements (Renewals)                                        $5.00
  Average Lease Term                                                   5 Years
  Renewal Probability                                                    60%
  Leasing Commissions (Cashed-Out)
    New Leases                                                          7.0%
    Renewal Leases                                                      3.0%
  Down Time Before New Tenant Leases                                  8 Months
  Blended Down Time Between Leases                                    3 Months

Occupancy Assumptions
  Current Occupancy                                                     88.8%
  Stabilized Occupancy                                                  99.0%
  Credit Loss                                                           0.00%
  Stabilized Occupancy (w/Credit Loss)                                  99.0%
  Estimated Lease-up Period                                           0 Months

Financial Assumptions
  Discount Rate                                                         9.75%
  Terminal Capitalization Rate                                          8.50%

Other Assumptions
  Cost of Sale                                                          1.50%
  Capital Expenses (Deferred Maintenance)                                $0
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

General Assumptions

The DCF analysis utilizes a 10-year projection period with fiscal year inflation and discounting. This is consistent with current investor assumptions. The analysis is done with Argus software.

--------------------------------------------------------------------------------

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ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Growth Rate Assumptions

The inflation and growth rates for the DCF analysis have been estimated by analyzing the expectations typically used by buyers and sellers in the local marketplace. Published investor surveys, an analysis of the Consumer Price Index
(CPI), as well as CBRE's survey of brokers and investors active in the local market form the foundation for the selection of the appropriate growth rates.

================================================================================
                             SUMMARY OF GROWTH RATES
--------------------------------------------------------------------------------
Investment Type                                     Rent    Expenses   Inflation
--------------------------------------------------------------------------------
U.S. Bureau of Labor Statistics  (CPI-U)
  10-Year Snapshot Average as of May-04                                  2.52%
Suburban Office
  Class A - Average                                 2.67%     2.87%      2.84%
  Class B - Average                                 2.50%     2.75%      2.71%
  Class C - Average                                 2.80%     2.83%      2.79%
CBRE Estimate                                       3.00%     3.00%      3.00%
--------------------------------------------------------------------------------
Source: CBRE National Investor Survey & www.bls.gov
--------------------------------------------------------------------------------

Leasing Assumptions

The contract lease terms for the existing tenants are utilized within the DCF analysis, with market leasing assumptions applied for renewals and absorption tenants. The previously concluded pro forma income and expenses have been utilized as the basis for market leasing projected in Year 1 of the holding period. All subsequent years vary according to the growth rate assumptions applied to the Year 1 estimate.

Leasing Commissions

The following table presents the leasing commissions quoted for the subject property, those prevalent in the market as derived through the comparable properties and our pro forma estimate.

--------------------------------------------------------------------------------
                                       92
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ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                               LEASING COMMISSIONS
--------------------------------------------------------------------------------
                                                         Office
Category                                                  Space
--------------------------------------------------------------------------------
Subject's Quoted Terms
  New Tenants                                             5.0%
  Renewals                                                2.0%
Rent Comparable Data
  New Tenants                                           4% to 6%
  Renewals                                              2% to 3%
CBRE Estimate
  New Tenants                                             7.0%
  Renewals                                                3.0%
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Renewal Probability

The renewal probability incorporated within the market leasing assumptions has been estimated at 60%. This rate is considered reasonable based on the rent comparable data, a survey of market participants, and our analysis of actual leasing activity at the subject property.

Downtime Between Leases

The downtime estimate at lease rollover incorporated within the market leasing assumptions has been estimated at 8 months. Though lower than the current actual experience, this rate is considered reasonable based on the subject leases expiring well into the future, which should provide for a more stable market and typical downtime.

Specific Tenant Assumptions

All expense structures for tenant renewals are based upon a base year stop.

Occupancy Assumptions

The occupancy rate over the holding period is based on the subject's estimated stabilized occupancy rate and estimated lease-up period to achieve a stabilized occupancy position.

Vacancy, Credit Loss and Absorption

Please refer to the Market Analysis section of this report for a detailed discussion of these elements.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Financial Assumptions

Discount Rate Analysis

The results of the most recent National Investor Survey, published by CBRE, are summarized in the following table.

================================================================================
                                 DISCOUNT RATES
--------------------------------------------------------------------------------
Investment Type                                    Rate Range           Average
--------------------------------------------------------------------------------
Suburban Office
  Class A                                         8.00% - 11.50%        10.04%
  Class B                                        11.00% - 15.00%        12.00%
  Class C                                        11.25% - 13.50%        12.46%
CBRE Estimate                                                            9.75%
--------------------------------------------------------------------------------
Source: CBRE National Investor Survey
--------------------------------------------------------------------------------

The subject is considered to be a Class A property. Because of the subject's longer term leases to credit tenants, a discount rate in the middle of the range indicated in the preceding table is considered appropriate.

Terminal Capitalization Rate

The reversionary value of the subject is based on an assumed sale at the end of the holding period based on capitalizing the Year 11 NOI at a terminal capitalization rate. Typically, for properties similar to the subject, terminal capitalization rates are 50 to 100 basis points higher than going-in capitalization rates (OARs). This is a result of the uncertainty of future economic conditions and the natural aging of the property.

================================================================================
                          TERMINAL CAPITALIZATION RATES
--------------------------------------------------------------------------------
Investment Type                                       Rate Range         Average
--------------------------------------------------------------------------------
Suburban Office
  Class A                                           8.00% -  9.50%        9.03%
  Class B                                           9.25% - 11.00%        9.94%
  Class C                                          10.00% - 11.50%       10.57%
CBRE Estimate                                                             8.50%
--------------------------------------------------------------------------------
Source: CBRE National Investor Survey
--------------------------------------------------------------------------------

Discounted Cash Flow Conclusion

The DCF schedule(s) and value conclusions are depicted on the following page(s).

--------------------------------------------------------------------------------

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ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


CB [LOGO] Richard Ellis
ROYAL RIDGE
CASH FLOW REPORT BEGINNING JUNE 1, 2004

                                        Year 1           Year 2           Year 3           Year 4           Year 5           Year 6
For the Years Ending                  May-2005         May-2006         May-2007         May-2008         May-2009         May-2010
                                    ----------       ----------       ----------       ----------       ----------       ----------

POTENTIAL GROSS REVENUE
  Base Rental Revenue               $2,215,238       $2,253,007       $2,304,116       $2,356,503       $2,410,200       $2,473,968
  Absorption & Turnover Vacancy                                                                                             -58,705
  Base Rent Abatements                 -34,772                                                                              -19,568
                                    ----------       ----------       ----------       ----------       ----------       ----------
  Scheduled Base Rental Revenue      2,180,466        2,253,007        2,304,116        2,356,503        2,410,200        2,395,695
                                    ----------       ----------       ----------       ----------       ----------       ----------
  CPI & Other Adjustment Revenue
  Expense Reimbursement Revenue      1,101,090        1,134,339        1,167,860        1,202,378        1,237,924        1,235,540
                                    ----------       ----------       ----------       ----------       ----------       ----------

TOTAL POTENTIAL GROSS REVENUE        3,281,556        3,387,346        3,471,976        3,558,881        3,648,124        3,631,235
                                    ----------       ----------       ----------       ----------       ----------       ----------

EFFECTIVE GROSS REVENUE              3,281,556        3,387,346        3,471,976        3,558,881        3,648,124        3,631,235
                                    ----------       ----------       ----------       ----------       ----------       ----------

OPERATING EXPENSES
  Real Estate Taxes                    284,564          293,101          301,894          310,951          320,279          329,888
  Insurance                             40,341           41,552           42,798           44,082           45,405           46,767
  Utilities                            145,229          149,586          154,074          158,696          163,457          168,361
  Janitorial                           161,366          166,207          171,193          176,329          181,619          187,067
  Repairs & Maintenance                121,025          124,655          128,395          132,247          136,214          140,301
  General Operating                    121,025          124,655          128,395          132,247          136,214          140,301
  Landscaping & Security               129,093          132,966          136,955          141,063          145,295          149,654
  Management Fee                        98,447          101,620          104,159          106,766          109,444          108,937
  Reserves                              16,137           16,621           17,119           17,633           18,162           18,707
                                    ----------       ----------       ----------       ----------       ----------       ----------
TOTAL OPERATING EXPENSES             1,117,227        1,150,963        1,184,982        1,220,014        1,256,089        1,289,983
                                    ----------       ----------       ----------       ----------       ----------       ----------

NET OPERATING INCOME                 2,164,329        2,236,383        2,286,994        2,338,867        2,392,035        2,341,252
                                    ----------       ----------       ----------       ----------       ----------       ----------

LEASING & CAPITAL COSTS
  Tenant Improvements                  326,556                                                                              164,046
  Leasing Commissions                   70,587                                                                               63,010
                                    ----------       ----------       ----------       ----------       ----------       ----------

TOTAL LEASING & CAPITAL COSTS          397,143                                                                              227,056
                                    ----------       ----------       ----------       ----------       ----------       ----------

CASH FLOW BEFORE DEBT SERVICE        1,767,186        2,236,383        2,286,994        2,338,867        2,392,035        2,114,196
                                     =========        =========        =========        =========        =========        =========

IMPLIED OVERALL RATE                      9.28%            9.59%            9.81%           10.03%           10.26%           10.04%
CASH ON CASH RETURN                       7.58%            9.59%            9.81%           10.03%           10.26%            9.07%

                                              Year 7           Year 8           Year 9          Year 10        Reversion
For the Years Ending                        May-2011         May-2012         May-2013         May-2014         May-2015
                                          ----------       ----------       ----------       ----------       ----------

POTENTIAL GROSS REVENUE
  Base Rental Revenue                     $2,547,840       $2,605,665       $2,443,322       $2,260,514       $2,260,514
  Absorption & Turnover Vacancy                                               -506,424
  Base Rent Abatements                       -19,568                          -337,616
                                          ----------       ----------       ----------       ----------       ----------
  Scheduled Base Rental Revenue            2,528,272        2,605,665        1,599,282        2,260,514        2,260,514
                                          ----------       ----------       ----------       ----------       ----------
  CPI & Other Adjustment Revenue                 489            6,372           12,402           33,033           90,371
  Expense Reimbursement Revenue            1,312,439        1,352,042        1,050,429        1,380,333        1,382,105
                                          ----------       ----------       ----------       ----------       ----------

TOTAL POTENTIAL GROSS REVENUE              3,841,200        3,964,079        2,662,113        3,673,880        3,732,990
                                          ----------       ----------       ----------       ----------       ----------

EFFECTIVE GROSS REVENUE                    3,841,200        3,964,079        2,662,113        3,673,880        3,732,990
                                          ----------       ----------       ----------       ----------       ----------

OPERATING EXPENSES
  Real Estate Taxes                          339,784          349,978          360,477          360,477          360,477
  Insurance                                   48,170           49,615           51,103           51,103           51,103
  Utilities                                  173,411          178,614          183,972          183,972          183,972
  Janitorial                                 192,679          198,460          204,414          204,414          204,414
  Repairs & Maintenance                      144,510          148,845          153,310          153,310          153,310
  General Operating                          144,510          148,845          153,310          153,310          153,310
  Landscaping & Security                     154,144          158,768          163,531          163,531          163,531
  Management Fee                             115,236          118,922           79,863          110,216          111,990
  Reserves                                    19,268           19,846           20,441           20,441           20,441
                                          ----------       ----------       ----------       ----------       ----------
TOTAL OPERATING EXPENSES                   1,331,712        1,371,893        1,370,421        1,400,774        1,402,548

                                          ----------       ----------       ----------       ----------       ----------
NET OPERATING INCOME                       2,509,488        2,592,186        1,291,692        2,273,106        2,330,442
                                          ----------       ----------       ----------       ----------       ----------

LEASING & CAPITAL COSTS
  Tenant Improvements                                                        1,415,169
  Leasing Commissions                                                          543,561
                                          ----------       ----------       ----------       ----------       ----------

TOTAL LEASING & CAPITAL COSTS                                                1,958,730
                                          ----------       ----------       ----------       ----------       ----------

CASH FLOW BEFORE DEBT SERVICE              2,509,488        2,592,186         -667,038        2,273,106        2,330,442
                                           =========        =========          =======        =========        =========

IMPLIED OVERALL RATE                           10.76%           11.12%            5.54%            9.75%
CASH ON CASH RETURN                            10.76%           11.12%          -2.86%             9.75%

                             NOI and Cash Flow Trend

              [LINE GRAPH: NET OPERATING INCOME vs. NET CASH FLOW]

--------------------------------------------------------------------------------
Sale / Yield                         Terminal Capitalization Rate
--------------------------------------------------------------------------------
Discount Rate                 8.00%               8.50%              9.00%
--------------------------------------------------------------------------------
9.25%                       $24,779,104         $24,082,283        $23,462,887
--------------------------------------------------------------------------------
9.75%                       $23,985,989         $23,320,271        $22,728,522
--------------------------------------------------------------------------------
10.25%                      $23,226,978         $22,590,843        $22,025,389
--------------------------------------------------------------------------------

Cost of Sale at Reversion:                                                 1.50%
Building Size (SF):                                                      161,366
Percent Residual:                                                          45.7%

Reconciled Value Indication (Rounded):                               $23,325,000
Value Per Square Foot:                                                   $144.52


--------------------------------------------------------------------------------

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ROYAL RIDGE (2004)                                INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The conclusions via the valuation methods employed for this approach are as follows:

================================================================================
                      INCOME CAPITALIZATION APPROACH VALUES
--------------------------------------------------------------------------------
Direct Capitalization Method                                        $26,075,000
Discounted Cash Flow Analysis                                       $23,325,000
--------------------------------------------------------------------------------
Reconciled Value                                                    $26,075,000
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

Primary emphasis has been placed on the Direct Capitalization Approach as this method is considered to best reflect the actions of buyers and sellers currently active in this market.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                       RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

The value indications from the approaches to value are summarized as follows:

================================================================================
                          SUMMARY OF VALUE CONCLUSIONS
--------------------------------------------------------------------------------
Cost Approach                                                      $22,070,000
Sales Comparison Approach                                          $26,500,000
Income Capitalization Approach                                     $26,075,000
--------------------------------------------------------------------------------
Reconciled Value                                                   $26,075,000
--------------------------------------------------------------------------------
Compiled by CBRE
--------------------------------------------------------------------------------

The cost approach typically gives a reliable value indication when there is evidence for the replacement cost estimate and when there is minimal depreciation contributing to a loss in value, which must be estimated. Considering the limited amount of depreciation present in the property, the reliability of the cost approach is considered good. However, estimating a fair entrepreneurial profit is difficult. Therefore, the cost approach is considered less applicable to the subject and is used primarily as a test of reasonableness against the other valuation techniques.

In the sales comparison approach, the subject property is compared to similar properties that have been sold recently or for which listing prices or offers are known. The sales used in this analysis are considered comparable to the subject, and the required adjustments were based on reasonable and well-supported rationale. In addition, market participants are currently analyzing purchase prices on investment properties as they relate to available substitutes in the market. Therefore, the sales comparison approach is considered to provide a reliable value indication, although has been given secondary emphasis in the final value reconciliation.

The income capitalization approach is applicable to the subject property since it is an income producing property leased in the open market. Market participants are primarily analyzing properties based on their income generating capability. Therefore, the income capitalization approach is considered a reasonable and substantiated value indicator and has been given greatest emphasis in the final value estimate.

Based on the foregoing, the market value of the subject has been concluded as follows:

====================================================================================================================================
                                                      MARKET VALUE CONCLUSION
------------------------------------------------------------------------------------------------------------------------------------
           Appraisal Premise                Interest Appraised        Exposure          Date of Value          Value Conclusion
------------------------------------------------------------------------------------------------------------------------------------
                 As Is                       Leased Fee Estate        6 Months          July 7, 2004             $26,075,000
------------------------------------------------------------------------------------------------------------------------------------
Compiled by CBRE
------------------------------------------------------------------------------------------------------------------------------------

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ROYAL RIDGE (2004)                                       RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

SPECIAL ASSUMPTIONS

None noted.

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ROYAL RIDGE (2004)                           ASSUMPTIONS AND LIMITING CONDITIONS
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                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to title that would adversely affect marketability or value. CBRE is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CBRE, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. Unless otherwise specifically noted in the body of this report, it is assumed: that the existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CBRE professionals are not engineers and are not competent to judge matters of an engineering nature. CBRE has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CBRE by ownership or management; CBRE inspected less than 100% of the entire interior and exterior portions of the improvements; and CBRE was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CBRE reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CBRE has no knowledge of the existence of such materials on or in the property. CBRE, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired. We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CBRE This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CBRE has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the

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ROYAL RIDGE (2004)                           ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      above data could have a substantial impact on the conclusions reported. Thus, CBRE reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CBRE of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CBRE will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CBRE assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CBRE is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CBRE does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CBRE

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CBRE to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CBRE nor may this report or copies hereof be transmitted to third parties without said consent, which consent CBRE reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CBRE which consent CBRE reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CBRE shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

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17.   The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CBRE unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CBRE assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CBRE assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CBRE assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CBRE has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CBRE has no specific information relating to this issue, nor is CBRE qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

24. Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser. The Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

25. The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CBRE or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

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ROYAL RIDGE (2004)                                                       ADDENDA
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                                     ADDENDA


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ROYAL RIDGE (2004)                                                    ADDENDUM A
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                                   ADDENDUM A

                                GLOSSARY OF TERMS


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ROYAL RIDGE (2004)                                                    ADDENDUM A
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assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
  See Contract, Coupon, Face, or Nominal Rent

effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++
  2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

excess land In regard to an improved site, the land not needed to serve or support the existing improvement. In regard to a vacant site or a site considered as though vacant, the land no needed to accommodate the site's primary highest and best use. Such land may be separated from the larger site and have its own highest and best use, or it may allow for future expansion of the existing or anticipated improvement. See also surplus land. ++

face rent
  See Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

full service lease A lease in which rent covers all operating expenses.
  Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

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leased fee
  See leased fee estate

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold
  See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market rent The most probable rent that a property should bring in a competitive and open market reflecting all conditions and restrictions of the specified lease agreement including term, rental adjustment and revaluation, permitted uses, use restrictions, and expense obligations. ++

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. ss.

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA) 1) The area on which rent is computed. 2) The Rentable
  Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent
  See Contract, Coupon, Face, or Nominal Rent

occupancy rate The relationship or ratio between the income received from the rented units in a property and the income that would be received if all the units were occupied.++

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ROYAL RIDGE (2004)                                                    ADDENDUM A
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prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. #

rent
  See
  full service lease
  net lease
  market rent
  contract, coupon, face, or nominal rent
  effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

surplus land Land not necessary to support the highest and best use of the existing improvement but, because of physical limitations, building placement, or neighborhood norms, cannot be sold off separately. Such land may or may not contribute positively to value and may or may not accommodate future expansion of an existing or anticipated improvement. See also excess land. ++

usable area 1) The area actually used by individual tenants. 2) The Usable Area of an office building is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value Use value is a concept based on the productivity of an economic good.
  Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time.
  See also
  market value "as is" on the appraisal date market value "as if complete" on the appraisal date prospective future value "upon completion of construction" prospective future value "upon reaching stabilized occupancy"

--------

+ The Appraisal of Real Estate, Twelfth Edition, Appraisal Institute, 2001.

++ The Dictionary of Real Estate Appraisal, Fourth Edition, 2002.

ss. The Office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, (spade)34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 2000 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 2000)

# Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM B
--------------------------------------------------------------------------------


                                   ADDENDUM B

                                   PHOTOGRAPHS


--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM B
--------------------------------------------------------------------------------


                          [PHOTO OF BUILDING EXTERIOR]

--------------------------------------------------------------------------------
                          VIEW OF THE SUBJECT BUILDING
--------------------------------------------------------------------------------


                          [PHOTO OF BUILDING EXTERIOR]

--------------------------------------------------------------------------------
                          VIEW OF THE SUBJECT BUILDING
--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM B
--------------------------------------------------------------------------------


                          [PHOTO OF BUILDING EXTERIOR]

--------------------------------------------------------------------------------
                            VIEW BEHIND THE BUILDING
--------------------------------------------------------------------------------


                             [PHOTO OF PARKING LOT]

--------------------------------------------------------------------------------
                     VIEW OF THE PARKING AREA FROM THE ROOF
--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM B
--------------------------------------------------------------------------------


                                 [PHOTO OF ROOF]

--------------------------------------------------------------------------------
                                VIEW OF THE ROOF
--------------------------------------------------------------------------------


                       [PHOTO OF BUILDING INTERRIOR AREA]

--------------------------------------------------------------------------------
                     VIEW OF A TYPICAL OFFICE SPACE INTERIOR
--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM B
--------------------------------------------------------------------------------


                          [PHOTO OF OFFICE SPACE AREA]

--------------------------------------------------------------------------------
                     VIEW OF A TYPICAL OFFICE SPACE INTERIOR
--------------------------------------------------------------------------------


                              [PHOTO OF 6TH FLOOR]

--------------------------------------------------------------------------------
               VIEW OF THE 6TH FLOOR, LEASED BUT NOT YET BUILT OUT
--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM B
--------------------------------------------------------------------------------


                            [PHOTO OF GREAT OAKS WAY]

--------------------------------------------------------------------------------
                         VIEW SOUTH ALONG GREAT OAKS WAY
--------------------------------------------------------------------------------


                            [PHOTO OF GREAT OAKS WAY]

--------------------------------------------------------------------------------
                         VIEW NORTH ALONG GREAT OAKS WAY
--------------------------------------------------------------------------------

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM C
--------------------------------------------------------------------------------


                                   ADDENDUM C

                              COMPARABLE LAND SALES


--------------------------------------------------------------------------------

                                 LAND SALE No. 1
--------------------------------------------------------------------------------
Cingular Data Center

Location Data

Location:                   SS Windward, W of Westside Dr
                            Alpharetta,GA
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A


Physical Data

Type:                       Office
Land Area:                  Gross            Usable
  Acres:                    8.6000           8.6000
  Square Feet:              374,616          374,616

Topography:                 Gently Rolling
Shape:                      Irregular
Utilities:                  Available
Zoning:                     OI
Allowable Bldg Area:        68,000
Floor Area Ratio:           0.18
No. of units:               N/A


Valuation

Use At Sale:                Vacant
Proposed Use or Dev.        Office
Price Per Acre:             $167,441
Price Per SF of Land:       $3.84
Price Per Unit:             N/A
Price Per SF of Bldg:       $21.18

Sale Data

Transaction Type:          Sale
Date:                      9/2001
Marketing Time:            N/A
Grantor:                   Norwinds Partners (Barry Real
Grantee:                   Bellsouth Mobility LLC
Document No.:              31041/0071
Sale Price:                $1,440,000
Financing:                 Cash to Seller
Cash Eq.Price:             $1,440,000
Onsite/Offsite Costs:      $0
Adj. Sale Price:           $1,440,000
Verification:              COMPS, Deed

Comments

This is the purchase of a site in the north Fulton County office market for development by Cingular for a data center. The site is adjacent or near the former Northern Telecom complex which Cingular leased the entire 370,000+/- property in mid 2001.

                                 LAND SALE No. 2
--------------------------------------------------------------------------------
Mid-rise Office Site

Location Data

Location:                   SWC Webb Bridge and Morris Roads
                            Alpharetta,GA 30022
County:                     Fulton
Assessor's Parcel No:       12-3110-0909-023, 22-5460-1262
Atlas Ref:                  602 - G/9

Physical Data

Type:                       Office
Land Area:                  Gross            Usable
  Acres:                    13.7000          13.7000
  Square Feet:              596,772          596,772

Topography:                 Gently Rolling
Shape:                      Irregular
Utilities:                  All Available to Site
Zoning:                     O-I, Office & Institutional
Allowable Bldg Area:        N/A
Floor Area Ratio:           N/A
No. of units:               N/A

Valuation

Use At Sale:                Vacant
Proposed Use or Dev.        Office
Price Per Acre:             $162,700
Price Per SF of Land:       $3.74
Price Per Unit:             N/A
Price Per SF of Bldg:       N/A

Sale Data

Transaction Type:          Sale
Date:                      3/2001
Marketing Time:            N/A
Grantor:                   Carramerica Development
Grantee:                   Preston Ridge Pointe Partners,
Document No.:              30098-9692
Sale Price:                $2,229,000
Financing:                 Cash to Seller
Cash Eq.Price:             $2,229,000
Onsite/Offsite Costs:      $0
Adj. Sale Price:           $2,229,000
Verification:              Broker/Reliable Third Party

Comments

This property is bounded by Georgia Highway 400 on the west, Webb Bridge Road on the north, and Morris Road on the east, in the Preston Ridge planned unit development. The property was acquired for the construction of a 120,000 square foot mid-rise office building. The broker reported the property and sale price were negatively impacted by easements.

                                 LAND SALE No. 3
--------------------------------------------------------------------------------
Low rise Office Site

Location Data

Location:                   S Side of Kimball Bridge Road,
                            Alpharetta,GA 30004
County:                     Fulton
Assessor's Parcel No:       12-2842-0810-036 PT
Atlas Ref:                  N/A

Physical Data

Type:                       Office
Land Area:                  Gross         Usable
  Acres:                    6.9240        6.9240
  Square Feet:              301,609       301,609

Topography:                 Rolling
Shape:                      Irregular
Utilities:                  All Available To Site
Zoning:                     OI; Office & Instutional
Allowable Bldg Area:        N/A
Floor Area Ratio:           N/A
No. of units:               N/A

Valuation

Use At Sale:                Vacant
Proposed Use or Dev.        Office
Price Per Acre:             $212,001
Price Per SF of Land:       $4.87
Price Per Unit:             N/A
Price Per SF of Bldg:       N/A

Sale Data

Transaction Type:          Sale
Date:                      1/2001
Marketing Time:            6 months
Grantor:                   Kimball Bridge II, LP
Grantee:                   Parkway Aland, LLC (State Farm)
Document No.:              29883-0629
Sale Price:                $1,467,900
Financing:                 Cash to Seller
Cash Eq.Price:             $1,467,900
Onsite/Offsite Costs:      $0
Adj. Sale Price:           $1,467,900
Verification:              Reliable Third Party

Comments

This property was purchased for the development of an unspecified number ("several") low-rise office buidlings, just off Kimball Bridge Road, south of Duluth Road (Georgia Highway 120) and west of Georgia Highway 400. The property features good access and exposure.

                                 LAND SALE No. 4
--------------------------------------------------------------------------------
Oakridge At Royal 400

Location Data

Location:                   N/s of Great Oaks Way, W of North
                            Alpharetta,GA
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A

Physical Data

Type:                       Office
Land Area:                  Gross            Usable
  Acres:                    13.3729          13.3729
  Square Feet:              582,525          582,525

Topography:                 Gently Rolling
Shape:                      Irregular
Utilities:                  All Available
Zoning:                     O&I
Allowable Bldg Area:        153,684
Floor Area Ratio:           0.26
No. of units:               N/A

Valuation

Use At Sale:                Vacant
Proposed Use or Dev.        Office Building
Price Per Acre:             $125,000
Price Per SF of Land:       $2.87
Price Per Unit:             N/A
Price Per SF of Bldg:       $10.88

Sale Data

Transaction Type:          Sale
Date:                      9/2000
Marketing Time:            N/A
Grantor:                   Royal 400 Land Company I, LLC
Grantee:                   Wesley C. Duesenberg Jr.
Document No.:              N/A
Sale Price:                $1,671,625
Financing:                 Cash to Seller
Cash Eq.Price:             $1,671,625
Onsite/Offsite Costs:      $0
Adj. Sale Price:           $1,671,625
Verification:              Susan Davis- Grantee

Comments

This site is located along the north side of Great Oaks Way, just west of its intersection with North Point Parkway. The site will be developed with a 153,684 square foot Class "A" suburban office building by Childress Klein. Construction began following closing and completion forecasted for July 1, 2001.

                                LAND SALE No. 5
--------------------------------------------------------------------------------
Brookside Concourse 300

Location Data

Location:                   NS Brookside Pkwy E of Alexander
                            Alpharetta,GA 30022
County:                     Fulton
Assessor's Parcel No:       11-0140-0049-082-9
Atlas Ref:                  N/A

Physical Data

Type:                       Office
Land Area:                  Gross            Usable
  Acres:                    9.8900           9.8900
  Square Feet:              430,808          430,808

Topography:                 Moderate Slope
Shape:                      Irregular
Utilities:                  All Available
Zoning:                     O&I
Allowable Bldg Area:        101,207
Floor Area Ratio:           0.23
No. of units:               N/A

Valuation

Use At Sale:                Vacant
Proposed Use or Dev.        Office Building
Price Per Acre:             $164,985
Price Per SF of Land:       $3.79
Price Per Unit:             N/A
Price Per SF of Bldg:       $16.12

Sale Data

Transaction Type:          Sale
Date:                      8/2000
Marketing Time:            N/A
Grantor:                   Realty Corp 528, LLC
Grantee:                   The Alter Group
Document No.:              N/A
Sale Price:                $1,631,708
Financing:                 Cash to Seller
Cash Eq.Price:             $1,631,708
Onsite/Offsite Costs:      $0
Adj. Sale Price:           $1,631,708
Verification:              Buyer

Comments

This site is in the Brookside office development east of GA Hwy 400 and fronts along the SS of Old Milton Parkway and the NS of Brookside Pkwy, just east of Alexander Drive. The site was purchased for development of a two-story Class "A" office builidng.

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM D
--------------------------------------------------------------------------------


                                   ADDENDUM D

                            IMPROVED COMPARABLE SALES


--------------------------------------------------------------------------------

                                OFFICE SALE No. 1
--------------------------------------------------------------------------------
Preston Ridge IV

Location Data

Location:                   3440 Preston Ridge Road
                            Alpharetta,GA 30005
County:                     Fulton
Assessor's Parcel No:       1-2-311-0-0909-059
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Land Area:                  13.0000 Acres
Gross Building Area:        N/A
Net Rentable Area:          150,320 SF
Usable Bldg Area:           N/A
Year Built:                 2000
No. of Stories:             6
Parking:                    Surface
Condition:                  Excellent
Exterior Walls:             Pre-Cast Aggregate &
Class:                      A
Amenities:                  Card Access, Daycare

Sale Data

Transaction Type:           Sale
Date:                       6/2004
Marketing Time:             N/A
Grantor:                    SSR Realty Advisors
Grantee:                    Duke Realty
Document No.:               N/A
Sale Price:                 $20,050,000
Financing:                  Not Available
Cash Eq.Price:              $20,050,000
Req.Capital Cost:           $0
Adj. Sale Price:            $20,050,000
Verification:               Broker

[PHOTO OF PRESTON RIDGE IV]

Financial Data
Source:                          Broker
Occupancy at Sale:               89%
Existing or ProForma Inc:        Pro Forma

                                 Total            Per SF
Potential Gross Income:          $3,396,613       $22.60
Vacancy and Credit Loss:         $169,831         $1.13
Effective Gross Income:          $3,226,782       $21.47
Expenses and Reserves:           $1,128,344       $7.51
Net Operating Income:            $2,098,438       $13.96

Analysis

Buyers Underwriting Criteria.:   Other
Overall Cap. Rate (OAR):         10.47 %
Projected IRR:                   N/A %
Eff. Gross Multiplier (EGIM):    6.21
Oper. Expense Ratio (OER):       34.97 %
Price Per Square Foot:           $133.38

Comments

This comparable represents the sale of a six-story suburban office building, identified as Preston Ridge IV. The building is comprised of 150,320 net rentable square feet, and is located along the north side of Preston Ridge Road, just east of Morris Road and within the northeast quadrant of Georgia Highway 400 and Old Milton Parkway, in the northern portion of metro Atlanta. The building was constructed in 2000 and is in excellent condition. Based on discussions with the broker, the indicated capitalization rate is artificially high and meaningless. The current rental rates are above market and will roll to market in the next three years.

                                OFFICE SALE No. 2
--------------------------------------------------------------------------------
Parkside Terrace

Location Data

Location:                   3780 & 3820 Mansell Road
                            Alpharetta,GA 30022
County:                     Fulton
Assessor's Parcel No:       12-2740-0739-050-9 & 051-7
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Land Area:                  20.4600 Acres
Gross Building Area:        259,960 SF
Net Rentable Area:          252,960 SF
Usable Bldg Area:           N/A
Year Built:                 2000 & 2002
No. of Stories:             5
Parking:                    Surface & Deck
Condition:                  Excellent
Exterior Walls:             Brick & Glass
Class:                      A
Amenities:                  Courtyard w/ Waterfall

Sale Data

Transaction Type:           Sale
Date:                       4/2004
Marketing Time:             N/A
Grantor:                    K&K Holdings, LLC
Grantee:                    McLean Office Centre, Ltd.
Document No.:               N/A
Sale Price:                 $40,095,000
Financing:                  Cash to Seller
Cash Eq.Price:              $40,095,000
Req.Capital Cost:           $-1,500,000
Adj. Sale Price:            $38,595,000
Verification:               Seller, Contract, Databank

[PHOTO OF PARKSIDE TERRACE]

Financial Data

Source:                          Seller
Occupancy at Sale:               91%
Existing or ProForma Inc:        Existing

                                 Total            Per SF
Potential Gross Income:          $4,559,551       $18.02
Vacancy and Credit Loss:         $455,955         $1.80
Effective Gross Income:          $4,103,596       $16.22
Expenses and Reserves:           $1,894,081       $7.49
Net Operating Income:            $2,209,515       $8.73

Analysis

Buyers Underwriting Criteria.:   Other
Overall Cap. Rate (OAR):         5.72 %
Projected IRR:                   N/A %
Eff. Gross Multiplier (EGIM):    9.41
Oper. Expense Ratio (OER):       46.16 %
Price Per Square Foot:           $152.57

Comments

This comparable represents the sale of two five-story office buildings and the adjacent parking deck, identified as the Parkside Terrace development. The project is comprised of 252,960 net rentable square feet and is located along the north side of Mansell Road at the Old Alabama Road Connector, in the northern portion of metro Atlanta. The East building was constructed in 2000 and the West building was added in 2002. The buildings were in excellent condition and 91% occupied at the time of contract. The final sales price reflects that the buyer was reportedly extremely motivated and faced substantial tax penalties if they did not reinvest proceeds from a 1031 exchange. Thus, they appear to be paying a significant premium for this property. In addition, there was 6.82 acres of excess land sold with this property. We have deducted $1,500,000 from the sales price to account for this.

                                OFFICE SALE No. 3
--------------------------------------------------------------------------------
Satellite Place 700

Location Data

Location:                    3097 Satellite Blvd
                             Duluth,GA
County:                      Gwinnett
Assessor's Parcel No:        R6-206-064
Atlas Ref:                   N/A

Physical Data

Type:                        Single Tenan
Land Area:                   9.7000 Acres
Gross Building Area:         140,696 SF
Net Rentable Area:           132,866 SF
Usable Bldg Area:            N/A
Year Built:                  2002
No. of Stories:              6
Parking:                     644 Surface
Condition:                   Excellent
Exterior Walls:              Precast & Glass
Class:                       A
Amenities:                   Cafe, Picnic Area

Sale Data

Transaction Type:            Sale
Date:                        4/2004
Marketing Time:              4 months
Grantor:                     Crescent Brookdale Associates,
Grantee:                     FSP Satellite Place Corp
Document No.:                37828/258
Sale Price:                  $22,000,000
Financing:                   Cash to Seller
Cash Eq.Price:               $22,000,000
Req.Capital Cost:            $0
Adj. Sale Price:             $22,000,000
Verification:                Buyer

[PHOTO OF SATELLITE PLACE 700]

Financial Data
Source:                          Buyer
Occupancy at Sale:               98%
Existing or ProForma Inc:        N/A

                                     Total           Per SF
Potential Gross Income:              $2,721,206      $20.48
Vacancy and Credit Loss:             N/A             N/A
Effective Gross Income:              $2,721,206      $20.48
Expenses and Reserves:               $819,591        $6.17
Net Operating Income:                $1,901,615      $14.31

Analysis

Buyers Underwriting Criteria.:       Other
Overall Cap. Rate (OAR):             8.64 %
Projected IRR:                       N/A %
Eff. Gross Multiplier (EGIM):        8.08
Oper. Expense Ratio (OER):           30.12 %
Price Per Square Foot:               $165.58

Comments

This is the contract to purchase a recently completed Class A office bldg in NE metro Atlanta in the NE Office Submkt. The bldg is located just north of Gwinnett Place Mall in the multi-building Satellite Place office development. The 2,339 SF cafe is vacant. The St. Paul Fire & Marine lease began in March of 2002 and ends in February 2009, a 7-year term. The beginning rate was $20 per square foot with 2.5% annual escalations. The tax expense stop is $1.58 per square foot while the remaining expenses stop is $4.21 per square foot. The lease was written on a gross basis with a base year stop. The buyer is a cash buyer REIT.

                                OFFICE SALE No. 4
--------------------------------------------------------------------------------
Windward Plaza 300

Location Data

Location:                   4125 Windward Plaza Drive
                            Alpharetta,GA 30005
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Land Area:                  N/A
Gross Building Area:        N/A
Net Rentable Area:          203,248 SF
Usable Bldg Area:           N/A
Year Built:                 1999
No. of Stories:             5.0000
Parking:                    650 Surface Spaces
Condition:                  Excellent
Exterior Walls:             Glass/Masonry Panel
Class:                      A
Amenities:                  None

Sale Data

Transaction Type:           Sale
Date:                       11/2003
Marketing Time:             2 months
Grantor:                    Holder/Windward III, LLC
Grantee:                    Georgia Wind I, LLC (St. Joe
Document No.:               N/A
Sale Price:                 $31,500,000
Financing:                  Cash to Seller
Cash Eq.Price:              $31,500,000
Req.Capital Cost:           $0
Adj. Sale Price:            $31,500,000
Verification:               Broker & LJ Meoldy

[PHOTO OF WINDWARD PLAZA 300]

Financial Data

Source:                          Buyer
Occupancy at Sale:               100%
Existing or ProForma Inc:        Pro Forma

                                 Total            Per SF
Potential Gross Income:          $2,717,305       $13.37
Vacancy and Credit Loss:         N/A              N/A
Effective Gross Income:          $2,717,305       $13.37
Expenses and Reserves:           $384,546         $1.89
Net Operating Income:            $2,332,759       $11.48

Analysis

Buyers Underwriting Criteria.:   Direct Cap and DCF
Overall Cap. Rate (OAR):         7.41 %
Projected IRR:                   N/A %
Eff. Gross Multiplier (EGIM):    11.59
Oper. Expense Ratio (OER):       14.15 %
Price Per Square Foot:           $154.98

Comments

This comparable represents the sale of a five-story office building, identified as Windward Plaza 300. The building comprises 203,248 net rentable square feet and is located along the south side of Windward Parkway, east of Georgia 400, in the North Fulton submarket of Atlanta. The building was constructed in 1999 and was in excellent condition at the time of sale.

The property sold in a package with two other buildings (Windward Plaza 100 and Windward Pointe 200), but each building was reportedly analyzed and acquired seperately. This building is 100% leased to GE Capital, with the lease extending through February 2014. Thus, our analysis of this sale recognizes the actual income and expenses, with no vacancy loss.

                                OFFICE SALE No. 5
--------------------------------------------------------------------------------
Windward Plaza 100

Location Data

Location:                   4005 Windward Plaza Drive
                            Alpharetta,GA 30201
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Land Area:                  N/A
Gross Building Area:        N/A
Net Rentable Area:          132,250 SF
Usable Bldg Area:           N/A
Year Built:                 1998
No. of Stories:             5.0000
Parking:                    582 Surface Spaces
Condition:                  Excellent
Exterior Walls:             Glass/Masonry Panel
Class:                      A
Amenities:                  None

Sale Data

Transaction Type:           Sale
Date:                       11/2003
Marketing Time:             2 months
Grantor:                    Holder/Windward III, LLC
Grantee:                    Georgia Wind I, LLC (St. Joe
Document No.:               N/A
Sale Price:                 $19,835,000
Financing:                  Cash to Seller
Cash Eq.Price:              $19,835,000
Req.Capital Cost:           $0
Adj. Sale Price:            $19,835,000
Verification:               Broker & LJ Meoldy

[PHOTO OF WINDWARD PLAZA 100]

Financial Data

Source:                          Buyer
Occupancy at Sale:               100%
Existing or ProForma Inc:        Pro Forma

                                 Total            Per SF
Potential Gross Income:          $3,398,800       $25.70
Vacancy and Credit Loss:         $169,940         $1.28
Effective Gross Income:          $3,228,860       $24.41
Expenses and Reserves:           $1,045,000       $7.90
Net Operating Income:            $2,183,860       $16.51

Analysis

Buyers Underwriting Criteria.:   Direct Cap and DCF
Overall Cap. Rate (OAR):         11.01 %
Projected IRR:                   N/A %
Eff. Gross Multiplier (EGIM):    6.14
Oper. Expense Ratio (OER):       32.36 %
Price Per Square Foot:           $149.98

Comments

This comparable represents the sale of a five-story office building, identified as Windward Plaza 100. The building comprises 132,250 net rentable square feet and is located along the south side of Windward Parkway, east of Georgia 400, in the North Fulton submarket of Atlanta. The building was constructed in 1998 and was in excellent condition at the time of sale.

The property sold in in a package with two other buildings (Windward Plaza 300 and Windward Pointe 200), but each building was reportedly analyzed and acquired seperately. This building is 100% leased to E*Trade and Ashland/APAC, with leases extending through July 2008 and June 2010, respectively. However, E*trade has subleased the majority of their space. Our analysis of this sale recognizes the actual income and expenses, with a 5% vacancy loss deduction.

                                OFFICE SALE No. 6
--------------------------------------------------------------------------------
Royal Ridge

Location Data

Location:                   11680 Great Oaks Way
                            Alpharetta,GA 30022
County:                     Fulton
Assessor's Parcel No:       12-2980-0857-046-2
Atlas Ref:                  N/A

Physical Data

Type:
Land Area:                  13.3700 Acres
Gross Building Area:        N/A
Net Rentable Area:          161,366 SF
Usable Bldg Area:           161,366 SF
Year Built:                 2001
No. of Stories:             6
Parking:                    619 Spaces
Condition:                  Excellent
Exterior Walls:             Stone & Glass
Class:                      A
Amenities:                  None

Sale Data

Transaction Type:           Sale
Date:                       1/2003
Marketing Time:             N/A
Grantor:                    CK Royal 400, L.L.C.
Grantee:                    Franklin Street Properties
Document No.:               N/A
Sale Price:                 $24,250,000
Financing:                  Cash to Seller
Cash Eq.Price:              $24,250,000
Req.Capital Cost:           $0
Adj. Sale Price:            $24,250,000
Verification:               Grantor & Grantee

[PHOTO OF ROYAL RIDGE]

Financial Data

Source:                          Buyer
Occupancy at Sale:               90.0%
Existing or ProForma Inc:        Existing

                                 Total             Per SF
Potential Gross Income:          $3,290,122        $20.39
Vacancy and Credit Loss:         N/A               N/A
Effective Gross Income:          $3,290,122        $20.39
Expenses and Reserves:           $1,141,476        $7.07
Net Operating Income:            $2,148,646        $13.32

Analysis

Buyers Underwriting Criteria.:   Direct Cap
Overall Cap. Rate (OAR):         8.86 %
Projected IRR:                   N/A %
Eff. Gross Multiplier (EGIM):    7.37
Oper. Expense Ratio (OER):       34.69 %
Price Per Square Foot:           $150.28

Comments

The building was 90% occupied at the time of sale. The seller has signed a master lease on the property which provides for the following; provides for full rent to the purchaser from the date of closing while the two existing tenants are benefiting from free rent until July 2003 including pro rata reimbursement of all expenses; provides for a full net rent at $12.50 per square foot for the vacant space for a period of two years, including a 2.5% annual increase with full rent being paid during any free rent offered to a new tenant, and including pro rata reimbursement of all expenses. In addition, during the two-year period, the seller will pay the commissions and tenant improvements related to locating a tenant(s) for the remaining space, or at the end of the two year period, if the space remains unleased, will provide the purchaser with a cash payment equal to a full commission and tenant improvement allowance of $25 per square foot.

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM E
--------------------------------------------------------------------------------


                                   ADDENDUM E

                                RENT COMPARABLES


--------------------------------------------------------------------------------

                             OFFICE COMPARABLE No. 1
--------------------------------------------------------------------------------
Royal Centre IV

Location Data

Location:                   11700 Great Oaks Way
                            Alpharetta,GA
County:                     Fulton
Assessor's Parcel No:       12-3120-0907-040-4
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Gross Building Area:        N/A
Net Rentable Area:          301,436 SF
Usable Building             N/A
Loss Factor:                N/A
Year Built:                 2000
# of Stories:               6
Parking:                    Surface & Deck
Condition:                  Excellent
Exterior Walls:             Pre-Cast Aggregate
Class:                      A
Amenities:                  Jogging Trails, Cafeterias,
                            Conference Facilities

[PHOTO OF ROYAL CENTRE IV]

Occupancy / Lease Data

Occupancy:                 91%
Typical Size:              N/A
Term:                      3 - 6 Years
Base Rent PSF:             $18.75 - $19.00 PSF
Rent Escalations:          2.5% - 3%
Basis:                     Full Service
Expense Pass-Thru:         BYr Stop $6.50
Free Rent (months):        Nego
Tenant Improvement:        $15-$20/SF
Leasing Agent:             Greg Frankum CBRE
Phone No.:                 404-504-7892
Survey Date:               07/2004

Comments

This represents one of a group of three suburban Class "A" office buildings constructed between 1998 and July 2000. The buildings are located along Great Oaks Way at its intersection with North Point Boulevard. (Royal Centre II consists of three stories with 149,711 SF. Royal Centre III has four stores with 165,527 SF. Royal Centre IV features six stories consisting of 301,386 SF. Quoted rents have declined over the past couple of years. Escalations are typically 2.5% to 3% (lower for larger tenants) annually with operating expenses approximating $6.00 to $6.50 PSF. Bldg IV has a 27,000 SF space.

                             OFFICE COMPARABLE No. 2
--------------------------------------------------------------------------------
Parkview I at Opus Woods

Location Data

Location:                   925 North Point Parkway
                            Alpharetta,GA 30005
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Gross Building Area:        N/A
Net Rentable Area:          165,000 SF
Usable Building             N/A
Loss Factor:                N/A
Year Built:                 2001
# of Stories:               4
Parking:                    Surface - 4.7/1,000 SF
Condition:                  Excellent
Exterior Walls:             Pre-Cast Aggregate
Class:                      A
Amenities:                  None

[PHOTO OF PARKVIEW I AT OPUS WOODS]

Occupancy / Lease Data

Occupancy:                 71%
Typical Size:              5,000 SF
Term:                      5 Years
Base Rent PSF:             $17.50 PSF
Rent Escalations:          2%-3% on Net
Basis:                     Full Service
Expense Pass-Thru:         $6.50
Free Rent (months):        Negotiable
Tenant Improvement:        S $25.00 N $20.00
Leasing Agent:             Corbet Woods - Opus
Phone No.:                 770-521-0045
Survey Date:               6/2004

Recent Leases
-----------------------------------------------------------------------------------------------------------
              Size                             Rent         TI         Free Rent                      Term
Date          (SF)         Tenant              (PSF)        (PSF)      (Months)     Escalations       (Yrs)
-----------------------------------------------------------------------------------------------------------

09/01         69,176       Not Disclosed       $22.00                                                 10.00
-----------------------------------------------------------------------------------------------------------

Comments

This comparable represents Building I of the Parkview at Opus Woods office development. The larger complex includes Building I (165,000 SF) completed in February 2001, Building IV (302,000 SF), which was a build-to-suit leased to UPS logistics, and two additional buildings that are proposed, with no near-term commencement scheduled. Overall, the leasing agent indicated that there has been interest, but the owner has not been interested in subdividing the full floors represented by the current vacancy. The leasing agent indicated that it is not currently possible to project lease-up.

                             OFFICE COMPARABLE No. 3
--------------------------------------------------------------------------------
Georgia 400 Center (I, II, and III)

Location Data

Location:                   2300-2400 Lakeview Parkway
                            Alpharetta,GA 30004
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Gross Building Area:        N/A
Net Rentable Area:          402,265 SF
Usable Building             N/A
Loss Factor:                N/A
Year Built:                 1998
# of Stories:               6 & 7
Parking:                    4.5/1,000 RSF Surface
Condition:                  Excellent
Exterior Walls:             Pre-Cast Aggregate
Class:                      A
Amenities:                  Conference, Pond, Jogging Trail,
                            Restaurant

[PHOTO OF GEORGIA 400 CENTER (I, II, AND III)

Occupancy / Lease Data

Occupancy:                 80%
Typical Size:              5,000 SF
Term:                      5 - 10 Years
Base Rent PSF:             $17.50 - $19.50 PSF
Rent Escalations:          2.5% Annually
Basis:                     Full Service
Expense Pass-Thru:         Base Year Stop
Free Rent (months):        1 mo per yr.
Tenant Improvement:        $23-$28/SF 1st Gen.
Leasing Agent:             Ginger Martin - Taylor & Mathi
Phone No.:                 (770)232-9689
Survey Date:               6/2004

Comments

This comparable represents the Georgia 400 Center office development. The property consists of three buildings, completed in September 1998 (I), December 1999 (II), and November 2001 (III). An additional 135,000 SF building is proposed as Phase IV, with development depending on market conditions. Among the existing buildings, Phase I/2400 Lakeview Parkway, is six stories and consists of 124,800 square feet; Phase II/2325 Lakeview Parkway, is seven stories and consists of 138,465 square feet; Phase III/2300 Lakeview Parkway is seven stories and consists of 139,000 square feet. The property is located across Haynes Bridge Road from the Northwinds development and northwest of North Point Mall. According to the leasing agent, operating expenses are approximately $6.50 per square foot for both buildings.

                             OFFICE COMPARABLE No. 4
--------------------------------------------------------------------------------
Northwinds Center/Northwinds Center West

Location Data

Location:                   Haynes Bridge Road @ Northwinds
                            Alpharetta,GA
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Gross Building Area:        892,001 SF
Net Rentable Area:          892,001 SF
Usable Building             N/A
Loss Factor:                N/A
Year Built:                 1997
# of Stories:               6
Parking:                    Surface
Condition:                  Excellent
Exterior Walls:             Pre-Cast Aggregate
Class:                      A
Amenities:                  None

[PHOTO OF NORTHWINDS CENTER/NORTHWINDS CENTER WEST]

Occupancy / Lease Data

Occupancy:                 69%
Typical Size:              N/A
Term:                      3 & 5 Years
Base Rent PSF:             $18.50 - 20.00 PSF
Rent Escalations:          3% on Net
Basis:                     $6.00 PSF
Expense Pass-Thru:         Base Year Stop
Free Rent (months):        Nego.
Tenant Improvement:        See Comments
Leasing Agent:             Jackie Gauthreaux - Pope Land
Phone No.:                 (770)980-0808
Survey Date:               6/2004

Comments

This comparable represents six, six-story office buildings identified as Northwinds Center. The buildings comprise a total of 884,800 square feet (net rentable area) and were completed in 1997, 1998, and 1999 with the sixth building in 2000. The property is located northwest of North Point Mall along Haynes Bridge Road. According to the leasing agent, operating expenses are currently estimated at $6.00 per square foot with tenants responsible for increases over a base year stop. Rental rates are quoted full service with escalations of 3% applied to the net rent amount. Tenant build-out is offered at $20.00 PSF for first generation space and $5.00 to $7.00 per square foot for second generation space.

                             OFFICE COMPARABLE No. 5
--------------------------------------------------------------------------------
Preston Ridge II and III

Location Data

Location:                   3460 - 3480 Preston Ridge Road
                            Alpharetta,GA 30005
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Gross Building Area:        N/A
Net Rentable Area:          300,896 SF
Usable Building             300,896 SF
Loss Factor:                N/A
Year Built:                 1998    - 1999
# of Stories:               6
Parking:                    Asphalt Surface
Condition:                  Excellent
Exterior Walls:             Pre-Cast Aggregate
Class:                      A
Amenities:                  None

[PHOTO OF PRESTON RIDGE II AND III]

Occupancy / Lease Data

Occupancy:                 80%
Typical Size:              N/A
Term:                      3 to 5 Years
Base Rent PSF:             $18.00 - $18.50 PSF
Rent Escalations:          2% - 3% Annual
Basis:                     Base Stop
Expense Pass-Thru:         Full Service
Free Rent (months):        6 - 7 mos.
Tenant Improvement:        See Comments
Leasing Agent:             Glenn Kolker - Childress Klein
Phone No.:                 (770)859-1205
Survey Date:               6/2004

Comments

This comparable represents two Class "A" suburban office buildings located just north of the North Point Mall. The buildings include Preston Ridge II (149,280 SF built in 1998) and Preston Ridge III (151,616 SF built in 1999). Also in the park, Preston Ridge I (143,941 SF) is now leased by CB Richard Ellis. In addition, Preston Ridge IV (150,000 SF) was sold to Duke Realty in June 2004. According to the leasing agent, build-out allowances of $25.00 PSF are quoted for first-generation space with second generation tenant improvement allowances of $15.00 to $18.00 PSF for new tenants in second-generation space.

                             OFFICE COMPARABLE No. 6
--------------------------------------------------------------------------------
North Point Center East 100, 200, 333, & 555

Location Data

Location:                   100, 200, 333, & 555 Northpoint
                            Alpharetta,GA 30022
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Gross Building Area:        N/A
Net Rentable Area:          539,367 SF
Usable Building             N/A
Loss Factor:                N/A
Year Built:                 1995
# of Stories:               6 & 7
Parking:                    Surface - 4.2-5/1,000 RSF
Condition:                  Excellent
Exterior Walls:             Pre-Cast Aggregate
Class:                      A
Amenities:                  On-site Management, Proximity to
                            North Point Mall

[PHOTO OF NORTH POINT CENTER EAST 100, 200, 333, & 555]

Occupancy / Lease Data

Occupancy:                 59%
Typical Size:              3,500 SF
Term:                      3-5 Years
Base Rent PSF:             $19.50 PSF
Rent Escalations:          3% Annually
Basis:                     Gross
Expense Pass-Thru:         $7.25 PSF
Free Rent (months):        Nego.
Tenant Improvement:        $10-$15/ 2nd
Leasing Agent:             Penny W. - Cousins
Phone No.:                 (770)857-2539
Survey Date:               6/2004

Comments

This comparable represents the Northpoint Center East office development. The property consists of four buildings. Building 100 (128,000 SF) was completed in 1995, 200 (130,000 SF) was completed in 1996, 333 (129,367 SF) was completed in
1997, and 555 (152,000 SF) in 1999. Tenant improvment allowances are negotiable, but the remaining shell space in the newest property is quoted with a $18.00 finish. The property has converted to a gross basis for expenses.

                             OFFICE COMPARABLE No. 7
--------------------------------------------------------------------------------
The Falls at Sanctuary Park

Location Data

Location:                   1125 Sanctuary Parkway
                            Alpharetta,GA
County:                     Fulton
Assessor's Parcel No:       N/A
Atlas Ref:                  N/A

Physical Data

Type:                       Multi Tenant
Gross Building Area:        225,000 SF
Net Rentable Area:          225,000 SF
Usable Building             225,000 SF
Loss Factor:                N/A
Year Built:                 2003
# of Stories:               5
Parking:                    3-Story Parking Deck
Condition:                  Excellent
Exterior Walls:             Masonry
Class:                      A
Amenities:                  Fitness center, conference center,
                            walking trail, and pond.

[PHOTO OF THE FALLS AT SANCTUARY PARK]

Occupancy / Lease Data

Occupancy:                 67%
Typical Size:              6,157 SF
Term:                      5 - 8 Years
Base Rent PSF:             $21.75 - $22.50
Rent Escalations:          2.5%
Basis:                     Full Service
Expense Pass-Thru:         Base Year Stop
Free Rent (months):        None
Tenant Improvement:        $15 - $20 PSF
Leasing Agent:             Jones, Lang, Lasalle
Phone No.:                 N/A
Survey Date:               6/04

Recent Leases
-------------------------------------------------------------------------------------------------------
              Size                         Rent          TI         Free Rent                     Term
Date          (SF)         Tenant          (PSF)         (PSF)      (Months)     Escalations      (Yrs)
-------------------------------------------------------------------------------------------------------

1/03          75,487       EDS             $21.90                   0            2.5%             8.20
-------------------------------------------------------------------------------------------------------

3/04          47,420       Microsoft       $21.50                                2.5%             7.10
-------------------------------------------------------------------------------------------------------

Comments

This building is one of five located in the Sanctuary Park office development in Alapharetta. This property was constructed in 2003 and is considered a Class A office building in the north Fulton office market. The building has a three story parking deck with approximately 900 spaces. At time of survey, the building was about 67% occupied.

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM F
--------------------------------------------------------------------------------


                                   ADDENDUM F

                                 OPERATING DATA


--------------------------------------------------------------------------------

                                   ROYAL RIDGE
                         INCOME/EXPENSE VARIANCE REPORT
                          PERIOD END DECEMBER 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
   FSP                 ACCOUNT                YR TO DATE      YR TO DATE                       % OF
ACCOUNT #            DESCRIPTION                ACTUAL          BUDGET         VARIANCE       BUDGET       VARIANCE EXPLANATION
------------------------------------------------------------------------------------------------------------------------------------
4100.000   BASE RENT                         1,152,590.65    1,152,590.64            0.01        0.00%

                                                                                                        Unfavorable variance results
                                                                                                        from an adjustment which was
                                                                                                        made by accounting, per the
                                                                                                        instructions of FSP and
4190.000   S/L BASE RENT - GAAP                954,172.00      966,433.00      (12,261.00)      -1.27%  their auditors.

                                                                                                        Based on a projected
                                                                                                        reconciliation of year-end
4210.000   CAM BILLINGS - CURRENT YEAR         575,892.58      599,800.41      (23,907.83)      -3.99%  expenses.

4220.000   RECOVERY - OP EXPENSES                2,483.05        2,200.00          283.05       12.87%

                                                                                                        Because this was the first
                                                                                                        year the building was
                                                                                                        occupied, the budget number
4240.000   RECOVERY - UTILITIES                  5,457.23        4,400.00        1,057.23       24.03%  was purely speculative.

4360.000   LATE FEES                               205.05            0.00          205.05      100.00%

                                                                                                        No interest was budgeted
4951.000   INTEREST - CAPITAL RESERVE           26,357.21            0.00       26,357.21      100.00%  this year.

                                                                                                        Represents income for
                                                                                                        miscellaneous tenant
                                                                                                        billbacks. There was no
                                                                                                        historical information upon
                                                                                                        which to base the budget
                                                                                                        number, so no funds were
4990.000   OTHER INCOME                          1,322.22            0.00        1,322.22      100.00%  budgeted.

                                            ----------------------------------------------------------
           TOTAL INCOME                      2,718,479.99    2,725,424.05       (6,944.06)      -0.25%
                                            ==========================================================

                                                                                                        Night cleaning is paid on a
                                                                                                        square footage basis, and
                                                                                                        due to some unexpected
                                                                                                        vacancies, the year-end
                                                                                                        expenses were significantly
5220.000   CLEANING - SERVICE/INTERIOR        (106.739.97)    (142,249.06)      35,509.09       24.96%  less than budget.

                                                                                                        Window washing occurred
5222.000   CLEANING - SERVICE/WINDOWS           (4,620.00)      (3,320.00)      (1,308.00)     -39.16%  ahead of schedule.

                                                                                                        Budget figure estimated $.10
                                                                                                        psf, and due to the current
                                                                                                        vacancy on the sixth floor,
                                                                                                        the year-end expenses were
5224.000   CLEANING - SUPPLIES                 (11,728.81)     (14,117.03)       2,388.22       16.92%  less than budget.

5230.000   TRASH REMOVAL                        (4,537.10)      (5,034.35)         497.25        9.88%

                                            ----------------------------------------------------------
           TOTAL CLEANING                     (127,625.88)    (164,720.44)      37,094.56       22.52%
                                            ----------------------------------------------------------

5132.000   PAINT/SHEETROCK                      (6,484.31)      (6,835.00)         350.69        5.13%

5133.000   LOCKS                                  (475.48)        (550.00)          74.52       13.55%

5138.000   MAINTENANCE SUPPLIES                 (1,319.89)        (825.00)        (494.89)     -59.99%

                                                                                                        Unfavorable variance results
                                                                                                        from the replacement of four
                                                                                                        wallcovering drops on the
                                                                                                        first floor, as the
                                                                                                        wallcovering was worn from
                                                                                                        all of the move-ins and
                                                                                                        deliveries over the past 6-9
5142.000   MISC INTERIOR REPAIRS                (2,205.88)        (825.00)      (1,380.88)    -167.38%  months.

                                                                                                        Expenses for seasonal
                                                                                                        decorating $1,472 was
                                                                                                        erroneously coded to this
                                                                                                        account, but it was budgeted
5144.000   INTERIOR PLANT                       (6,011.37)      (4,348.35)      (1,663.02)     -38.24%  in account #5148.000.

5145.000   GENERAL MAINT - METAL                (2,940.95)      (2,940.95)           0.00        0.00%

5146.000   EXTERMINATING                        (1,276.42)      (1,567.42)         291.00       18.57%

5147.000   SIGNAGE                                (417.90)        (550.00)         132.10       24.02%

5148.000   SEASONAL DECORATING                  (1,500.00)      (1,500.00)           0.00        0.00%

                                                                                                        Funds were budgeted for the
                                                                                                        semi-annual inspection which
                                                                                                        was not performed by year-
5150.000   ROOF REPAIRS                           (165.00)      (1,325.00)       3,160.00       87.55%  end.

                                   ROYAL RIDGE
                         INCOME/EXPENSE VARIANCE REPORT
                          PERIOD END DECEMBER 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
   FSP                 ACCOUNT                YR TO DATE      YR TO DATE                       % OF
ACCOUNT #            DESCRIPTION                ACTUAL          BUDGET         VARIANCE       BUDGET       VARIANCE EXPLANATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Unfavorable variance results
                                                                                                        from the unbudgeted glass
                                                                                                        replacement on the fourth
5152.000   MISC. EXTERIOR REPAIRS               (2,140.45)        (550.00)      (1,590.45)    -289.17%  floor.

                                                                                                        $3,500 was budgeted in May
                                                                                                        for the picnic area, but
                                                                                                        this charge was coded to
                                                                                                        account #5260-000 which
                                                                                                        shows an unfavorable
5154.000   OTHER BLDG R&M                         (551.00)      (4,600.00)       4,049.00       88.02%  variance.

5156.000   R&M TO BE REIMBURSED                 (2,072.96)      (1,650.00)        (422.96)     -25.63%

5160.000   HVAC CONTRACT MAINTENANCE            (2,067.08)      (1,574.20)        (492.88)     -31.31%

5163.000   HVAC FILTERS                           (579.98)        (600.00)          20.02        3.34%

5166.000   HVAC - WATER TREATMENT               (2,876.77)      (3,856.77)         980.00       25.41%

5169.000   HVAC - OTHER                         (6,181.31)      (7,012.90)         831.59       11.86%

                                                                                                        Unfavorable variance results
                                                                                                        from several things: 1) the
                                                                                                        group relamping schedule is
                                                                                                        slightly ahead of schedule;
                                                                                                        2) numerous exit
                                                                                                        lights/ballasts failed due
                                                                                                        to a power surge and had to
                                                                                                        be replaced; and 3) the
                                                                                                        electrical GFI and
                                                                                                        switchgear test was
                                                                                                        mistakenly coded to this
                                                                                                        account ($1,500) but was
                                                                                                        budgeted for in account #
5172.000   ELEC. - LIGHT BULBS                  (6,549.48)      (2,010.00)      (4,539.48)    -225.84%  5179.000 (see below).

                                                                                                        See above. The switchgear
                                                                                                        test was below the budget
                                                                                                        figure, and no contingency
5179.000   ELEC. - OTHER                             0.00       (3,700.00)       3,700.00      100.00%  funds were used this year.

5189.000   PLUMBING - OTHER                     (1,400.18)      (1,375.00)         (25.18)      -1.83%

                                                                                                        Budget did not account for
                                                                                                        the light occupancy discount
                                                                                                        which the building is
                                                                                                        currently receiving due to
5190.000   ELEVATOR - CONTRACT                  (7,416.70)     (11,617.74)       4,201.04       36.16%  the vacancies.

5192.000   ELEVATOR - REPAIRS                     (648.00)        (940.00)         292.00       31.06%

5242.000   LIFE SAFETY                          (1,330.80)      (1,750.00)         419.20       23.95%

                                                                                                        Unfavorable variance results
                                                                                                        from several unbudgeted by
                                                                                                        necessary repairs to the
                                                                                                        fire alarm panel and the
5244.000   ALARM SYSTEMS                        (5,180.78)      (3,042.74)      (2,138.04)     -70.27%  subpanel.

5260.000   LANDSCAPING SERVICE                 (64,103.48)     (61,096.03)      (3,007.45)      -4.92%  See account #5154.000

                                                                                                        Not all of the contingency
                                                                                                        fees related to irrigation
5264.000   LANDSCAPING REPAIRS                  (2,850.00)      (3,900.00)       1,050.00       26.92%  were expended this year.

5266.000   ASSOCIATION FEES                     (5,360.26)      (5,169.80)        (190.46)      -3.68%

5271.000   PARKING LOT REPAIRS                  (2,032.04)      (2,500.00)         467.96       18.72%

                                            ----------------------------------------------------------
           TOTAL REPAIRS AND MAINT.           (136,138.47)    (138,211.90)       2,073.43        1.50%
                                            ----------------------------------------------------------

                                                                                                        Actual security coverage is
                                                                                                        slightly different from what
                                                                                                        the budget speculated. We
                                                                                                        are currently evaluating the
                                                                                                        existing coverage and may be
                                                                                                        making some changes to the
                                                                                                        program, as at the time the
                                                                                                        budget was being prepared,
                                                                                                        we were not sure yet what
                                                                                                        the demands of the building
5246.000   CONTRACT SECURITY                   (59,775.38)     (57,946.03)      (1,829.35)      -3.16%  would be.

                                            ----------------------------------------------------------
           TOTAL SECURITY                      (59,775.38)     (57,946.03)      (1,829.35)      -3.16%
                                            ----------------------------------------------------------

                                   ROYAL RIDGE
                         INCOME/EXPENSE VARIANCE REPORT
                          PERIOD END DECEMBER 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
   FSP                 ACCOUNT                YR TO DATE      YR TO DATE                       % OF
ACCOUNT #            DESCRIPTION                ACTUAL          BUDGET         VARIANCE       BUDGET       VARIANCE EXPLANATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Budget figure was based on
                                                                                                        the actual consumption of
                                                                                                        other buildings within the
                                                                                                        portfolio, as there was not
                                                                                                        historical data for Royal
                                                                                                        Ridge at the time the budget
                                                                                                        was prepared. The actual
                                                                                                        consumption is less at this
                                                                                                        building. Additionally,
                                                                                                        because the building is on
                                                                                                        an RTP plan, the expenses
                                                                                                        were unusually low due to
                                                                                                        the very mild summer this
5310.000   ELECTRICITY                        (113,332.79)    (135,485.00)      22,152.21       16.35%  year.

                                                                                                        Budget figure was based on
                                                                                                        the actual consumption of
                                                                                                        other buildings within the
                                                                                                        portfolio. The actual
                                                                                                        consumption is higher at
                                                                                                        this building because, up
                                                                                                        until several months ago,
                                                                                                        the irrigation water was
                                                                                                        tied into the domestic
                                                                                                        water, and the building had
                                                                                                        to pay sewage charges on the
                                                                                                        total expenses. It has only
                                                                                                        been in the past four months
                                                                                                        that Fulton County lifted
                                                                                                        the moratorium on irrigation
                                                                                                        meters, and one was
                                                                                                        installed in late fall. The
                                                                                                        cost of this meter $2,700
                                                                                                        was not budgeted but was
5340.000   WATER/SEWER                         (26,433.99)     (17,418.55)      (9,015.44)     -51.76%  pre-approved by FSP.

                                            ----------------------------------------------------------
           TOTAL UTILITIES                    (139,766.78)    (152,903.55)      13,136.77        8.59%
                                            ----------------------------------------------------------

                                                                                                        Insurance premiums went up
                                                                                                        in February, after the
5460.000   P&C/LIABILITY                       (35,738.33)     (30,078.40)      (5,659.93)     -18.82%  budget was prepared.

                                            ----------------------------------------------------------
           TOTAL INSURANCE                     (35,738.33)     (30,078.40)      (5,659.93)     -18.82%
                                            ----------------------------------------------------------

                                                                                                        Figure represents actual
                                                                                                        expense based on the Real
                                                                                                        Estate Tax billing. Royal
                                                                                                        Ridge received a favorable
5410.000   REAL ESTATE TAXES                  (219,163.23)    (297,853.23)      78,690.00       26.42%  reduction in value.

                                            ----------------------------------------------------------
           TOTAL REAL ESTATE TAXES            (219,163.23)    (297,853.23)      78,690.00       26.42%
                                            ----------------------------------------------------------

                                                                                                        Not all contingency funds
5530.000   TENANT RELATIONS                     (2,426.23)      (5,475.00)       3,048.77       55.69%  were utilized this year.

5610.000   MANAGEMENT FEE - LOCAL              (52,814.44)     (52,769.73)         (44.71)      -0.08%

                                                                                                        Due to the downsizing of the
                                                                                                        Suburban Alpharetta
                                                                                                        portfolio in July, the
                                                                                                        proportionate allocations
                                                                                                        increased at each of the
5129.000   SALARY REIMBURSEMENT               (101,615.47)     (97,268.23)      (4,347.24)      -4.47%  remaining buildings.

5724.000   TRAVEL                                 (494.28)        (550.00)          55.72       10.13%

5726.000   MEALS                                   (17.80)        (550.00)         532.20       96.76%
                                                                                                        Funds were budgeted to print
                                                                                                        more tenant and emergency
                                                                                                        evaluation manuals. We
                                                                                                        currently have plenty in
5732.000   OFFICE SUPPLIES/PRINTING               (819.30)      (1,650.00)         830.70       50.35%  stock.

                                                                                                        At the time the budget was
                                                                                                        prepared, there was no
                                                                                                        historical data upon which
                                                                                                        to base the projections,
                                                                                                        so the actual expenses are
                                                                                                        slightly higher than
5734.000   TELEPHONE/ANSWER/PAGE                (9,375.90)      (7,678.77)      (1,697.13)     -22.10%  expected.

                                                                                                        At the time the budget was
                                                                                                        prepared, there was no
                                                                                                        historical data upon which
                                                                                                        to base the projections, so
                                                                                                        the actual expenses are
                                                                                                        slightly higher than
5736.000   POSTAGE & DELIVERY                     (417.39)      (1,106.45)         689.06       62.28%  expected.

5740.000   MEETINGS/TRAINING/SUBS                    0.00         (500.00)         500.00      100.00%

5744.000   DATA PROCESSING                           0.00         (550.00)         550.00      100.00%

5760.000   PROF FEES - ACCTG/AUDIT             (19,999.00)     (19,998.00)          (1.00)      -0.01%

                                                                                                        None of the budgeted
                                                                                                        contingency funds were
5764.000   PROF FEES - OTHER                         0.00       (1,650.00)       1,650.00      100.00%  utilized this year.

                                                                                                        At the time the budget was
                                                                                                        prepared, there was no
                                                                                                        historical data upon which
5770.000   BANK CHARGES                         (1,007.41)           0.00       (1,007.41)    -100.00%  to base the projections.

6790.000   MISCELLANEOUS                        33,421.01      (27,810.84)      (5,610.17)     -20.17%

                                   ROYAL RIDGE
                         INCOME/EXPENSE VARIANCE REPORT
                          PERIOD END DECEMBER 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
   FSP                 ACCOUNT                YR TO DATE      YR TO DATE                       % OF
ACCOUNT #            DESCRIPTION                ACTUAL          BUDGET         VARIANCE       BUDGET       VARIANCE EXPLANATION
------------------------------------------------------------------------------------------------------------------------------------
                                            ----------------------------------------------------------
           TOTAL ADMINISTRATIVE               (222,408.23)    (217,557.02)      (4,851.21)      -2.23%
                                            ----------------------------------------------------------

                                            ----------------------------------------------------------
           TOTAL REIMBURSABLE EXPENSES        (940,616.30)  (1,059,270.57)     118,654.27       11.20%
                                            ----------------------------------------------------------

                                                                                                        Not all contingency funds
6516.000   OTHER MARKETING                      (4,973.09)      (7,450.00)       2,476.91       33.25%  were expended this year.

6620.000   MANAGEMENT FEES - FSP               (17,604.81)     (17,589.95)         (14.86)      -0.08%

6742.000   PERMITS/FEES/DUES                      (391.48)           0.00         (391.48)    -100.00%

                                                                                                        None of the budgeted
                                                                                                        contingency funds were
6762.000   PROF FEES - LEGAL FEES                    0.00       (1,100.00)       1,100.00      100.00%  expended.

                                                                                                        At the time the budget was
                                                                                                        prepared, there was
                                                                                                        no historical information
                                                                                                        upon which to base the
6770.000   BANK SERVICE CHARGES - N/R           (1,943.64)           0.00       (1,943.64)    -100.00%  budget.

6860.000   FUNDED - ACCOUNTING & AUDIT          (7,000.00)           0.00       (7,000.00)    -100.00%

7120.000   DEPR EXP - BUILDING                (326,448.00)           0.00     (326,448.00)    -100.00%

7140.000   DEPR EXP - BLDG IMPROVEMENTS        (49,111.00)           0.00      (49,111.00)    -100.00%

6764.000   OTHER PROFESSIONAL FEES             (18,857.00)           0.00      (18,857.00)    -100.00%

7270.000   AMORT EXP-PPD COMMISSIONS           (20,370.76)           0.00      (20,370.76)    -100.00%

8770.000   INTEREST EXPENSE                          0.00            0.00            0.00     -100.00%

8780.000   COMMITMENT FEES                  (1,710,625.00)           0.00   (1,710,625.00)    -100.00%

7275.000   AMORT-AQUIRED LEASES               (143,057.00)           0.00     (143,057.00)    -100.00%

7276.000   AMORT-AQUIRED LEASES               (426,304.00)           0.00     (426,304.00)    -100.00%

8890.000   ORGANIZATION COSTS                   (8,974.60)           0.00       (8,974.60)    -100.00%

                                            ----------------------------------------------------------
           TOTAL NON-REIMBURSABLE EXPENSES  (2,735,660.38)     (26,139.95)  (2,709,520.43)  -10365.44%
                                            ----------------------------------------------------------

                                            ----------------------------------------------------------
           NET INCOME                         (957,796.69)   1,640,013.53   (2,597,810.22)    -158.40%
                                            ==========================================================

Database:  FRANKLINPROP                                         Page:          1
PROJ:      35-327                                               Date:  6/14/2004
                                                                Time:   08:46 AM
Accrual

                            Property Income Statement
                       Detail Income Statement - Property
                           Franklin Street Properties
                                   Royal Ridge

                                    May 2004
             Report includes an open period. Entries are not final.

--------------------------------------------------------------------------------------------------
                                               Current       Per          Current         Current
                                                Month       Square         Month           Month
                                                Actual       Foot          Budget        Variance
==================================================================================================
INCOME
   Base Rents                               182,860.47       0.00      182,860.00            0.47
   FASB 13 Revenue                            8,018.00       0.00        7,892.00          126.00
   Common Area Maintenance                  100,344.00       0.00      100,344.00            0.00
   P/Y CAM                                        0.00       0.00            0.00            0.00
   Utility Recovery                             464.61       0.00          400.00           64.61
   Work Order Billings                          100.00       0.00          200.00         (100.00)
   Late Fees                                      0.00       0.00            0.00            0.00
   Other Income                                   0.00       0.00          100.00         (100.00)
                                          ------------   --------   -------------   -------------
   Total Revenue                            291,787.08       0.00      291,796.00           (8.92)

EXPENSES
Recoverable:
   Salaries - Maintenance                     3,482.00       0.00        3,482.00            0.00
   Paint/Sheetrock                              181.36       0.00          285.00          103.64
   Locks                                          0.00       0.00           50.00           50.00
   Maintenance Supplies                         125.24       0.00           75.00          (50.24)
   Misc Interior Repairs                          0.00       0.00          100.00          100.00
   Interior Plants                              369.64       0.00          393.00           23.36
   General Maint - Metal                          0.00       0.00          266.00          266.00
   Exterminating                                119.00       0.00          115.00           (4.00)
   Signage                                        0.00       0.00           50.00           50.00
   Seasonal Decorations                           0.00       0.00            0.00            0.00
   Roof Repairs                                   0.00       0.00           75.00           75.00
   Misc. Exterior Repairs                         0.00       0.00           50.00           50.00
   Other Building R&M                             0.00       0.00          100.00          100.00
   R&M Uninsured Claims                           0.00       0.00            0.00            0.00
   HVAC - Contract Maint                          0.00       0.00            0.00            0.00
   HVAC - Filters                                97.95       0.00            0.00          (97.95)
   HVAC - Water Treatment                       591.28       0.00          260.00         (331.28)
   HVAC - Other                               1,438.90       0.00          200.00       (1,238.90)
   Electric - Light Bulbs                        31.07       0.00          100.00           68.93
   Electric - Other                           1,800.00       0.00          550.00       (1,250.00)
   Plumbing - Other                               0.00       0.00          125.00          125.00
   Elevator Contract                            685.25       0.00        1,197.00          511.75

----------------------------------------------------------------------------------------------------------------------------------
                                               Year to       Per           Year to          Year to      Variance          Total
                                                 Date       Square           Date             Date      per Square         Annual
                                                Actual       Foot           Budget         Variance        Foot            Budget
==================================================================================================================================
INCOME
   Base Rents                               914,302.35       0.00       914,300.00             2.35        0.00      1,834,512.29
   FASB 13 Revenue                           43,126.00       0.00        39,460.00         3,666.00        0.00         94,704.00
   Common Area Maintenance                  501,720.00       0.00       501,720.00             0.00        0.00      1,204,128.00
   P/Y CAM                                   33,292.06       0.00       (23,908.00)       57,200.06        0.00       (23.908.00)
   Utility Recovery                           2,056.08       0.00         2,000.00            56.08        0.00          4,800.00
   Work Order Billings                        1,585.37       0.00         1,000.00           585.37        0.00          2,400.00
   Late Fees                                     39.91       0.00             0.00            39.91        0.00              0.00
   Other Income                                  50.00       0.00           500.00          (450.00)       0.00          1,200.00
                                        --------------   --------   --------------   --------------   ---------    --------------
   Total Revenue                          1,496,171.77       0.00     1,435,072.00        61,099.77        0.00      3,117,836.29

EXPENSES
Recoverable:
   Salaries - Maintenance                    18,602.00       0.00        18,602.00             0.00        0.00         44,451.00
   Paint/Sheetrock                              992.56       0.00         2,025.00         1,032.44        0.00          8,052.00
   Locks                                         13.47       0.00           250.00           236.53        0.00            600.00
   Maintenance Supplies                         388.82       0.00           375.00           (13.82)       0.00            900.00
   Misc Interior Repairs                      1,859.40       0.00           500.00        (1,359.40)       0.00          1,200.00
   Interior Plants                            1,848.20       0.00         1,965.00           116.80        0.00          6,316.00
   General Maint - Metal                      1,410.00       0.00         1,330.00           (80.00)       0.00          3,192.00
   Exterminating                                595.00       0.00           575.00           (20.00)       0.00          1,675.00
   Signage                                      135.45       0.00           250.00           114.55        0.00            600.00
   Seasonal Decorations                      (1,500.00)      0.00             0.00         1,500.00        0.00              0.00
   Roof Repairs                                 800.00       0.00           625.00          (175.00)       0.00          1,400.00
   Misc. Exterior Repairs                         0.00       0.00         1,750.00         1,750.00        0.00          2,100.00
   Other Building R&M                             0.00       0.00           500.00           500.00        0.00          1,200.00
   R&M Uninsured Claims                         954.47       0.00             0.00          (954.47)       0.00              0.00
   HVAC - Contract Maint                      1,517.76       0.00         1,240.00          (277.76)       0.00          2,480.00
   HVAC - Filters                               649.76       0.00           600.00           (49.76)       0.00          1,200.00
   HVAC - Water Treatment                     1,631.28       0.00         1,300.00          (331.28)       0.00          4,220.00
   HVAC - Other                               4,727.41       0.00         4,700.00           (27.41)       0.00          6,100.00
   Electric - Light Bulbs                     2,218.14       0.00         3,413.00         1,194.86        0.00          5,474.00
   Electric - Other                           1,800.00       0.00         3,400.00         1,600.00        0.00          3,750.00
   Plumbing - Other                             853.05       0.00           625.00          (228.05)       0.00          1,500.00
   Elevator Contract                          3,426.25       0.00         5,985.00         2,558.75        0.00         14,364.00

Database:  FRANKLINPROP                                         Page:          2
PROJ:      35-327                                               Date:  6/14/2004
                                                                Time:   08:46 AM
Accrual

                            Property Income Statement
                       Detail Income Statement - Property
                           Franklin Street Properties
                                   Royal Ridge

                                    May 2004
             Report includes an open period. Entries are not final.

--------------------------------------------------------------------------------------------------
                                               Current       Per          Current         Current
                                                Month       Square         Month           Month
                                                Actual       Foot          Budget        Variance
==================================================================================================
   Elevator Repairs                               0.00       0.00           50.00           50.00
   Cleaning Service-Interior                 10,823.35       0.00       11,278.00          454.65
   Cleaning Service-Windows                       0.00       0.00            0.00            0.00
   Cleaning Supplies                          1,889.93       0.00        1,516.00         (373.93)
   Trash Removal                                355.00       0.00          455.00          100.00
   Life Safety                                1,968.75       0.00          650.00       (1,318.75)
   Alarm Systems                              4,858.89       0.00          100.00       (4,758.69)
   Contract Security                          5,161.25       0.00        4,176.00         (985.25)
   Landscaping Contract                       7,914.00       0.00        7,772.00         (142.00)
   Landscaping Repairs                          415.00       0.00          350.00          (65.00)
   Association Fees                               0.00       0.00            0.00            0.00
   Parking Lot Sweeping                         175.00       0.00            0.00         (175.00)
   Parking Lot Repairs                        1,750.76       0.00        2,195.00          444.24
   Parking Lot Painting                           0.00       0.00           25.00           25.00
   Electricity                                9,370.65       0.00       11,849.00        2,478.35
   Water/Sewer                                2,875.91       0.00        2,849.00          (26.91)
   Real Estate Taxes                         25,221.00       0.00       25,221.00            0.00
   P&C/Liability Insurance                    2,688.18       0.00        3,680.00          991.82
   Tenant Relations                              21.20       0.00          125.00          103.80
   Salaries                                   4,996.00       0.00        4,996.00            0.00
   Management Fee - Local                     8,441.39       0.00        8,517.00           75.61
   Accounting Services                            0.00       0.00            0.00            0.00
   Travel & Entertainment                         0.00       0.00           50.00           50.00
   Meals                                          0.00       0.00           50.00           50.00
   Computer/Copier/Fax                            0.00       0.00          285.00          285.00
   Office Supplies/Printing                       0.00       0.00          150.00          150.00
   Telephone/Answer/Page                        609.57       0.00          762.00          152.43
   Postage & Delivery                             0.00       0.00          100.00          100.00
   Prof Fees - Audit                          1,818.00       0.00        1,667.00         (151.00)
   Prof Fees - Legal                              0.00       0.00          100.00          100.00
   Prof Fees - Other                              0.00       0.00          100.00          100.00
   Bank Charges                                   0.00       0.00          126.00          126.00
   Misc Expense                               2,434.00       0.00        2,434.00            0.00

                                          ------------   --------   -------------   -------------
   Total Recoverable                        102,709.52       0.00       39,101.00       (3,608.52)

----------------------------------------------------------------------------------------------------------------------------------
                                               Year to       Per           Year to          Year to      Variance          Total
                                                 Date       Square           Date             Date      per Square         Annual
                                                Actual       Foot           Budget         Variance        Foot            Budget
==================================================================================================================================
   Elevator Repairs                             418.00       0.00         8,676.00         8,258.00        0.00          9,311.00
   Cleaning Service-Interior                 60,053.31       0.00        56,390.00        (3,663.31)       0.00        135,336.00
   Cleaning Service-Windows                     580.00       0.00            30.00          (550.00)       0.00          3,320.00
   Cleaning Supplies                          9,360.36       0.00         7,580.00        (1,780.36)       0.00         18,493.00
   Trash Removal                              1,815.00       0.00         2,275.00           460.00        0.00          5,460.00
   Life Safety                                2,265.45       0.00           850.00        (1,415.45)       0.00          2,400.00
   Alarm Systems                              4,892.23       0.00         2,571.00        (2,321.23)       0.00          4,886.00
   Contract Security                         27,464.10       0.00        23,654.00        (3,810.10)       0.00         54,910.00
   Landscaping Contract                      17,996.92       0.00        32,340.00        14,343.08        0.00         66,593.00
   Landscaping Repairs                          415.00       0.00         1,500.00         1,085.00        0.00          3,200.00
   Association Fees                           3,984.41       0.00         5,202.00         1,217.59        0.00          5,202.00
   Parking Lot Sweeping                         525.00       0.00           350.00          (175.00)       0.00            700.00
   Parking Lot Repairs                        2,026.82       0.00         3,395.00         1,368.18        0.00          4,095.00
   Parking Lot Painting                           0.00       0.00           125.00           125.00        0.00            300.00
   Electricity                               53,496.73       0.00        59,245.00         5,748.27        0.00        142,188.00
   Water/Sewer                                 (760.11)      0.00        14,245.00        15,005.11        0.00         34,188.00
   Real Estate Taxes                        127,005.00       0.00       126,105.00          (900.00)       0.00        302,652.00
   P&C/Liability Insurance                   14,580.50       0.00        18,400.00         3,819.50        0.00         44,160.00
   Tenant Relations                             777.48       0.00           625.00          (152.48)       0.00          1,500.00
   Salaries                                  27,162.00       0.00        27,162.00             0.00        0.00         65,130.00
   Management Fee - Local                    42,488.74       0.00        42,585.00            96.26        0.00        102,481.00
   Accounting Services                        3,291.52       0.00             0.00        (3,291.52)       0.00              0.00
   Travel & Entertainment                       140.97       0.00           250.00           109.03        0.00            600.00
   Meals                                        167.07       0.00           250.00            82.93        0.00            600.00
   Computer/Copier/Fax                            0.00       0.00         2,675.00         2,675.00        0.00          4,670.00
   Office Supplies/Printing                     165.44       0.00           750.00           584.56        0.00          1,800.00
   Telephone/Answer/Page                      3,073.04       0.00         3,810.00           736.96        0.00          9,144.00
   Postage & Delivery                           239.33       0.00           500.00           260.67        0.00          1,200.00
   Prof Fees - Audit                          9,205.50       0.00         8,335.00          (870.50)       0.00         20,004.00
   Prof Fees - Legal                              0.00       0.00           500.00           500.00        0.00          1,200.00
   Prof Fees - Other                              0.00       0.00           500.00           500.00        0.00          1,200.00
   Bank Charges                                   0.00       0.00           630.00           630.00        0.00          1,512.00
   Misc Expense                              12,887.00       0.00        12,887.00             0.00        0.00         32,218.00

                                        --------------   --------   --------------   --------------   ---------    --------------
   Total Recoverable                        468,639.83       0.00       514,402.00        45,762.17        0.00     (1,191,427.00)

Database:  FRANKLINPROP                                         Page:          3
PROJ:      35-327                                               Date:  6/14/2004
                                                                Time:   08:46 AM
Accrual

                            Property Income Statement
                       Detail Income Statement - Property
                           Franklin Street Properties
                                   Royal Ridge

                                    May 2004
             Report includes an open period. Entries are not final.

--------------------------------------------------------------------------------------------------
                                               Current       Per          Current         Current
                                                Month       Square         Month           Month
                                                Actual       Foot          Budget        Variance
==================================================================================================
Non Recoverable:
   Real Estate Taxes                              0.00       0.00            0.00            0.00
   Other Taxes                                    0.00       0.00            0.00            0.00
   Other Marketing                              150.00       0.00          400.00          250.00
   Management Fee - FSP                       2,813.78       0.00        2,839.00           25.22
   Postage & Delivery                             0.00       0.00            0.00            0.00
   Permits/Fees/Dues                              0.00       0.00            0.00            0.00
   Prof Fees - Legal                              0.00       0.00          100.00          100.00
   Bank Charges                                   0.00       0.00          164.00          164.00
   Tenant Work Orders                             0.00       0.00           80.00           80.00
                                          ------------   --------   -------------   -------------
                                              2,963.78       0.00        3,583.00          619.22
   Total Expenses                           105,673.30       0.00      102,684.00       (2,989.30)

                                          ------------   --------   -------------   -------------
   Net Operating Income                     186,113.78       0.00      189,112.00       (2,998.22)

      Depreciation & Amortization            86,428.00       0.00       43,059.00      (43,369.00)
                                          ------------   --------   -------------   -------------
   Income before Interest                    99,685.78       0.00      146,053.00      (46,367.22)

   Interest Income                            3,004.92       0.00        2,250.00          754.92
                                          ------------   --------   -------------   -------------
   Net Income                               102,690.70       0.00      148,303.00      (45,612.30)

Adjustments to Net Income:

      add: Depreciation & Amortization       86,428.00       0.00       43,059.00      (43,369.00)

      less: Step Rent Revenue                 8,018.00       0.00        7,892.00         (126.00)

                                          ------------   --------   -------------   -------------
   FFO                                        8,244.70       0.00       97,352.00      (89,107.30)

      (inc) decr in Intangibles (DLC)             0.00       0.00       (3,583.00)       3,583.00
      (inc) decr in Funded Reserves        (350,574.58)      0.00            0.00     (350,574.58)

----------------------------------------------------------------------------------------------------------------------------------
                                               Year to       Per           Year to          Year to      Variance          Total
                                                 Date       Square           Date             Date      per Square         Annual
                                                Actual       Foot           Budget         Variance        Foot            Budget
==================================================================================================================================
Non Recoverable:
   Real Estate Taxes                          5,000.00       0.00             0.00        (5,000.00)       0.00              0.00
   Other Taxes                                   60.00       0.00             0.00           (60.00)       0.00              0.00
   Other Marketing                            4,029.85       0.00         4,500.00           470.15        0.00          7,300.00
   Management Fee - FSP                      14,162.90       0.00        14,195.00            32.10        0.00         34,159.00
   Postage & Delivery                            90.65       0.00             0.00           (90.65)       0.00              0.00
   Permits/Fees/Dues                             30.00       0.00             0.00           (30.00)       0.00              0.00
   Prof Fees - Legal                              0.00       0.00           500.00           500.00        0.00          1,200.00
   Bank Charges                                   0.00       0.00           820.00           820.00        0.00          1,968.00
   Tenant Work Orders                             0.00       0.00           400.00           400.00        0.00            960.00
                                        --------------   --------   --------------   --------------   ---------    --------------
                                             23,373.40       0.00        20,415.00        (2,958.40)       0.00        (45,587.00)
   Total Expenses                           492,013.23       0.00       534,817.00        42,803.77        0.00     (1,237,014.00)

                                        --------------   --------   --------------   --------------   ---------    --------------
   Net Operating Income                   1,004,158.54       0.00       900,255.00       103,903.54        0.00      1,880,822.29

      Depreciation & Amortization           432,140.00       0.00       215,295.00      (216,845.00)       0.00        516,708.00
                                        --------------   --------   --------------   --------------   ---------    --------------
   Income before Interest                   572,018.54       0.00       684,960.00      (112,941.46)       0.00      1,364,114.29

   Interest Income                           15,142.96       0.00        11,250.00         3,892.96        0.00         27,000.00
                                        --------------   --------   --------------   --------------   ---------    --------------
   Net Income                               587,161.50       0.00       696,210.00      (109,048.50)       0.00      1,391,114.29

Adjustments to Net Income:

      add: Depreciation & Amortization      432,140.00       0.00       215,295.00      (216,845.00)       0.00        516,708.00

      less: Step Rent Revenue                43,126.00       0.00        39.460.00       (3.666.00)        0.00         94,704.00

                                        --------------   --------   --------------   --------------   ---------    --------------
   FFO                                      111,895.50       0.00       441,455.00      (329,559.50)       0.00        779,702.29

      (inc) decr in Intangibles (DLC)             0.00       0.00       (17,915.00)       17,915.00        0.00        (42,996.00)
      (inc) decr in Funded Reserves         111,402.09       0.00             0.00       111,402.09        0.00              0.00

Database:  FRANKLINPROP                                         Page:          4
PROJ:      35-327                                               Date:  6/14/2004
                                                                Time:   08:46 AM
Accrual

                            Property Income Statement
                       Detail Income Statement - Property
                           Franklin Street Properties
                                   Royal Ridge

                                    May 2004
             Report includes an open period. Entries are not final.

--------------------------------------------------------------------------------------------------
                                               Current       Per          Current         Current
                                                Month       Square         Month           Month
                                                Actual       Foot          Budget        Variance
==================================================================================================
                                          ------------   --------   -------------   -------------
CAD                                        (342,329.88)      0.00       93,769.00     (436,098.88)

----------------------------------------------------------------------------------------------------------------------------------
                                               Year to       Per           Year to          Year to      Variance          Total
                                                 Date       Square           Date             Date      per Square         Annual
                                                Actual       Foot           Budget         Variance        Foot            Budget
==================================================================================================================================
                                        --------------   --------   --------------   --------------   ---------    --------------
CAD                                         223,297.59       0.00       423,540.00      (200,242.41)       0.00        736,706.29

                                   ROYAL RIDGE
                         INCOME/EXPENSE VARIANCE REPORT
                             PERIOD END MAY 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
            ACCOUNT                YR TO DATE      YR TO DATE                      % OF
          DESCRIPTION                ACTUAL          BUDGET         VARIANCE      BUDGET             VARIANCE EXPLANATION
------------------------------------------------------------------------------------------------------------------------------------
BASE RENT                           914,302.35      914,300.00            2.35      0.00%

                                                                                           The Straight-Line Rent actual was
                                                                                           provided by an FSP auditor schedule after
                                                                                           the budget was approved. The audit
                                                                                           schedule amortizes the free rent
                                                                                           differently than was determined in the
FASB 13 REVENUE                      43,126.00       39,460.00        3,666.00      9.29%  budget.

COMMON AREA MAINTENANCE             501,720.00      501,720.00            0.00      0.00%

                                                                                           Original projections showed LL as owing
                                                                                           money back to tenants, but the actual
                                                                                           DOE resulted in tenants owing LL money,
P/Y CAM                              33,292.06      (23,908.00)      57,200.06   -239.25%  thus a favorable variance results

UTILITY RECOVERY                      2,056.08        2,000.00           56.08      2.80%

WORK ORDER BILLINGS                   1,585.37        1,000.00          585.37     58.54%

LATE FEES                                39.91            0.00           39.91      0.00%

OTHER INCOME                             50.00        5,000.00         (450.00)   -90.00%
                                 --------------------------------------------------------
TOTAL INCOME                      1,496,171.77    1,435,072.00       61,099.77      4.26%
                                 ========================================================

RECOVERABLE

SALARIES - MAINTENANCE              (18,602.00)     (18,602.00)           0.00      0.00%

                                                                                           Funds were budgeted in April to paint the
                                                                                           corridor walls. This will be scheduled
PAINT/SHEETROCK                        (992.56)      (2,025.00)       1,032.44     50.98%  for mid-summer.

LOCKS                                   (13.47)        (250.00)         236.53     94.61%

MAINTENANCE SUPPLIES                   (388.82)        (375.00)         (13.82)    -3.69%

                                                                                           Represents expense for wallcovering
MISC INTERIOR REPAIRS                (1,859.40)         500.00        1,359.40   -271.88%  repairs.

INTERIOR PLANT                       (1,848.20)      (1,965.00)         116.80      5.94%

GENERAL MAINT - METAL                (1,410.00)      (1,330.00)         (80.00)    -6.02%

EXTERMINATING                          (595.00)        (575.00)         (20.00)    -3.48%

SIGNAGE                                (135.45)        (250.00)         114.55     45.82%

                                                                                           Seasonal decorating was paid for last
                                                                                           year under another account but mistakenly
                                                                                           got accrued in this account in which it
                                                                                           was budgeted. This represents the accrual
SEASONAL DECORATING                   1,500.00            0.00        1,500.00    100.00%  reversal.

ROOF REPAIRS                           (800.00)        (625.00)        (175.00)   -28.00%

                                                                                           Funds were budgeted for exterior pressure
                                                                                           washing, etc., and this has not yet been
                                                                                           done. This will be performed in mid-
MISC. EXTERIOR REPAIRS                    0.00       (1,750.00)       1,750.00    100.00%  summer.

                                   ROYAL RIDGE
                         INCOME/EXPENSE VARIANCE REPORT
                             PERIOD END MAY 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
            ACCOUNT                YR TO DATE      YR TO DATE                      % OF
          DESCRIPTION                ACTUAL          BUDGET         VARIANCE      BUDGET             VARIANCE EXPLANATION
------------------------------------------------------------------------------------------------------------------------------------
OTHER BLDG R&M                            0.00         (500.00)         500.00    100.00%

R&M UNINSURED CLAIMS                   (954.47)           0.00         (954.47)  -100.00%

HVAC CONTRACT MAINTENANCE            (1,517.76)       1,240.00          277.76    -22.40%

HVAC FILTERS                           (649.76)         600.00          (49.76)    -8.29%

HVAC - WATER TREATMENT               (1,631.28)      (1,300.00)        (331.28)   -25.48%

HVAC - OTHER                         (4,727.41)      (4,700.00)         (27.41)    -0.58%

                                                                                           The lamps for the group relamping project
                                                                                           were purchased but came in under budget
                                                                                           (budgeted at $1,133 - with CKP discount
                                                                                           actual cost was $915). Also, very few
ELEC. - LIGHT BULBS                  (2,218.14)      (3,413.00)       1,194.86     35.01%  contingency funds have been expanded.

                                                                                           Funds were budgeted for the annual
                                                                                           switchgear test and inspection which
                                                                                           occurred the last day of April. With the
                                                                                           multiple building discount, the actual
                                                                                           expense was $800 less than budget.
                                                                                           Additionally, $500 was budgeted as
                                                                                           contingency funds in May to correct any
                                                                                           items found during April's inspections,
ELEC. - OTHER                        (1,800.00)      (3,400.00)       1,600.00     47.06%  but none were needed.

PLUMBING - OTHER                       (853.05)        (625.00)        (228.05)   -36.49%

                                                                                           Budget did not account for the Low
                                                                                           Occupancy Discount the building is
ELEVATOR - CONTRACT                  (3,426.25)      (5,985.00)       2,558.75     42.75%  currently receiving.

                                                                                           In January, funds were budgeted to
                                                                                           install card readers in all three of the
                                                                                           elevators ($8,321). The readers have been
                                                                                           installed, but some problems were found
                                                                                           with the circuit boards, and more had to
                                                                                           be ordered. This delayed the completion
                                                                                           date, but it is anticipated to be fully
ELEVATOR - REPAIRS                     (418.00)      (8,676.00)       8,258.00     95.18%  on-line by the end of June.

                                                                                           December 2003 night cleaning expense was
                                                                                           erroneously reclassed to a prepaid
CLEANING - SERVICE/INTERIOR         (60,053.31)     (56,390.00)      (3,663.31)    -6.50%  account and expensed in 2004.

CLEANING - SERVICE/WINDOWS             (580.00)         (30.00)        (550.00)     0.00%

                                                                                           A large supply order was placed in March,
                                                                                           resulting in the unfavorable variance.
                                                                                           This account is off due to the timing and
                                                                                           should be more consistent with budget
CLEANING - SUPPLIES                  (9,360.36)      (7,580.00)      (1,780.36)   -23.49%  next quarter.

TRASH REMOVAL                        (1,815.00)      (2,275.00)         460.00     20.22%

                                                                                           Represents the purchase of defribulators.
                                                                                           CKP had the opportunity to receive a
                                                                                           significant discount if a certain
                                                                                           quantity was ordered, and it was felt
LIFE SAFETY                          (2,265.45)        (850.00)      (1,415.45)  -166.52%  this would benefit the property.

                                   ROYAL RIDGE
                         INCOME/EXPENSE VARIANCE REPORT
                             PERIOD END MAY 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
            ACCOUNT                YR TO DATE      YR TO DATE                      % OF
          DESCRIPTION                ACTUAL          BUDGET         VARIANCE      BUDGET             VARIANCE EXPLANATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           The semi-annual inspection occurred ahead
                                                                                           of schedule in December. This account
                                                                                           will remain unfavorable until June at
                                                                                           which time the semi-annual will be
ALARM SYSTEMS                        (4,892.23)       2,571.00        2,321.23    -90.29%  performed.

                                                                                           Unfavorable variance results from some
CONTRACT SECURITY                   (27,464.10)     (23,654.00)      (3,810.10)   -16.11%  2003 invoices rolling over into 2004.

                                                                                           Contingency funds of $3,000 were budgeted
                                                                                           in January to pinestraw the high profile
                                                                                           areas, but this was not needed. Also,
                                                                                           $4,612 was budgeted in April for the
                                                                                           Semi-annual pinestraw application, but
                                                                                           this was not done until the first week in
                                                                                           June. $3,000 was budgeted in May to
                                                                                           upgrade the picnic/smoking area, but no
                                                                                           funds have been spent in this area, as we
                                                                                           are still assessing what needs to be done
LANDSCAPING CONTRACT                (17,996.92)      32,340.00       14,343.08     44.35%  (if anything further).

LANDSCAPING REPAIRS                    (415.00)       1,500.00        1,085.00     72.33%  No contingency funds have been expended.

                                                                                           Royal 400 Association Fees were less than
                                                                                           budgeted (budget was based on the 2003
ASSOCIATION FEES                     (3,984.41)      (5,202.00)       1,217.59     23.41%  actual numbers).

PARKING LOT SWEEPING                   (525.00)        (350.00)        (175.00)   -50.00%

                                                                                           Funds were budgeted in May to repair
                                                                                           cracks in the parking lot, but this has
PARKING LOT REPAIRS                  (2,026.82)       3,395.00        1,368.18     40.30%  been delayed due to the rain.

PARKING LOT PAINTING                      0.00         (125.00)         125.00    100.00%

                                                                                           RTP rates have been less than
                                                                                           anticipated.  There was very little
                                                                                           historical data upon which to base the
ELECTRICITY                         (53,496.73)      59,245.00        5,748.27      9.70%  budget number.

                                                                                           Budget figure was based on an adjusted
                                                                                           2003 number which was slightly inflated
                                                                                           due to not having a separate irrigation
                                                                                           meter. Additionally, the actual water
                                                                                           billings for the end of 2003 were
                                                                                           considerably less than what was accrued,
                                                                                           due to the lack of prior history. Also,
                                                                                           in March, an accrual was reversed, as
                                                                                           Hagemeyer paid the water bill directly
                                                                                           for several months last year (their
                                                                                           mistake), and after numerous attempts by
                                                                                           us to rectify the situation, they never
                                                                                           provided us with the info. needed to
WATER/SEWER                             760.11      (14,245.00)      15,005.11    105.34%  reimburse this to them.

REAL ESTATE TAXES                  (127,005.00)    (126,105.00)        (900.00)    -0.71%  Tax accruals have been adjusted by FSP.

P&C/LIABILITY                       (14,580.50)     (18,400.00)       3,819.50     20.76%  Budget figure provided by FSP.

                                   ROYAL RIDGE
                         INCOME/EXPENSE VARIANCE REPORT
                             PERIOD END MAY 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
            ACCOUNT                YR TO DATE      YR TO DATE                      % OF
          DESCRIPTION                ACTUAL          BUDGET         VARIANCE      BUDGET             VARIANCE EXPLANATION
------------------------------------------------------------------------------------------------------------------------------------
TENANT RELATIONS                       (777.48)        (625.00)        (152.48)   -24.40%

SALARIES                            (27,162.00)     (27,162.00)           0.00      0.00%

MANAGEMENT FEE - LOCAL              (42,488.74)     (42,585.00)          96.26      0.23%

ACCOUNTING SERVICES                  (3,291.52)           0.00       (3,291.52)  -100.00%

TRAVEL & ENTERTAINMENT                 (140.97)        (250.00)         109.03     43.61%

MEALS                                  (167.07)        (250.00)          82.93     33.17%

                                                                                           $1,300 was budgeted in January for the
                                                                                           start-up of the I-Tendant automated
                                                                                           workorder system, but this is not going
                                                                                           on-line until late June. Additionally, no
                                                                                           contingency funds have been used
COMPUTER/COPIER/FAX                       0.00       (2,675.00)       2,675.00    100.00%  year-to-date.

OFFICE SUPPLIES/PRINTING               (165.44)        (750.00)         584.56     77.94%

TELEPHONE/ANSWER/PAGE                (3,073.04)       3,810.00          736.96     19.34%

POSTAGE & DELIVERY                     (239.33)        (500.00)         260.67     52.13%

PROF FEES - ACCTG/AUDIT              (9,205.50)      (8,335.00)        (870.50)   -10.44%

PROF FEES - LEGAL                         0.00         (500.00)         500.00    100.00%

PROF FEES - OTHER                         0.00         (500.00)         500.00    100.00%

BANK CHARGES                              0.00         (630.00)         630.00    100.00%

MISCELLANEOUS                       (12,887.00)     (12,887.00)           0.00      0.00%

NON-RECOVERABLE
                                                                                           Represents a payment made to Georgia
REAL ESTATE TAXES                    (5,000.00)           0.00       (5,000.00)  -100.00%  corporate tax - FSP entry.

OTHER TAXES                             (60.00)           0.00          (60.00)  -100.00%

OTHER MARKETING                      (4,029.85)      (4,500.00)         470.15     10.45%

MANAGEMENT FEES - FSP               (14,162.90)     (14,195.00)          32.10      0.23%

POSTAGE & DELIVERY                      (90.65)           0.00          (90.65)  -100.00%

PERMITS/FEES/DUES                       (30.00)           0.00          (30.00)  -100.00%

PROF FEES - LEGAL FEES                    0.00         (500.00)         500.00    100.00%

BANK SERVICE CHARGES - N/R                0.00         (820.00)         820.00    100.00%

TENANT WORK ORDERS                        0.00         (400.00)         400.00    100.00%

                                 --------------------------------------------------------
TOTAL EXPENSE                      (492,013.23)    (534,817.00)      42,803.77      8.00%
                                 --------------------------------------------------------

                                 --------------------------------------------------------
NET OPERATING INCOME              1,004,158.54      900,255.00      103,903.54     11.54%
                                 ========================================================

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM G
--------------------------------------------------------------------------------


                                   ADDENDUM G

                           ARGUS SUPPORTING SCHEDULES


--------------------------------------------------------------------------------

Software         : ARGUS Ver. 11.0.04                         Date     : 7/13/04
File             : Royal Ridge Office Bldg 2004               Time     : 2:51 pm
Property Type    : Office & Retail                            Ref#     : AAS
Portfolio        :                                            Page     : 1
                             Royal Ridge Office Bldg
                              11680 Great Oaks Way
                            Alpharetta, Georgia 30022

                        SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year Beginning 6/1/2004

                                      Year 1      Year 2      Year 3      Year 4      Year 5      Year 6
For the Years Ending                 May-2005    May-2006    May-2007    May-2008    May-2009    May-2010
                                     --------    --------    --------    --------    --------    --------
POTENTIAL GROSS REVENUE
  Base Rental Revenue               $2,215,238  $2,253,007  $2,304,116  $2,356,503  $2,410,200  $2,473,968
  Absorption & Turnover Vacancy                                                                    (58,705)
  Base Rent Abatements                 (34,772)                                                    (19,568)
                                    ----------  ----------  ----------  ----------  ----------  ----------
  Scheduled Base Rental Revenue      2,180,466   2,253,007   2,304,116   2,356,503   2,410,200   2,395,695
  CPI & Other Adjustment Revenue
  Expense Reimbursement Revenue      1,101,090   1,134,339   1,167,860   1,202,378   1,237,924   1,235,540
                                    ----------  ----------  ----------  ----------  ----------  ----------
TOTAL POTENTIAL GROSS REVENUE        3,281,556   3,387,346   3,471,976   3,558,881   3,648,124   3,631,235
                                    ----------  ----------  ----------  ----------  ----------  ----------
EFFECTIVE GROSS REVENUE              3,281,556   3,387,346   3,471,976   3,558,881   3,648,124   3,631,235
                                    ----------  ----------  ----------  ----------  ----------  ----------
OPERATING EXPENSES
  Real Estate Taxes                    284,564     293,101     301,894     310,951     320,279     329,888
  Insurance                             40,341      41,552      42,798      44,082      45,405      46,767
  Utilities                            145,229     149,586     154,074     158,696     163,457     168,361
  Janitorial                           161,366     166,207     171,193     176,329     181,619     187,067
  Repairs & Maintenance                121,025     124,655     128,395     132,247     136,214     140,301
  General Operating                    121,025     124,655     128,395     132,247     136,214     140,301
  Landscaping & Security               129,093     132,966     136,955     141,063     145,295     149,654
  Management Fee                        98,447     101,620     104,159     106,766     109,444     108,937
  Reserves                              16,137      16,621      17,119      17,633      18,162      18,707
                                    ----------  ----------  ----------  ----------  ----------  ----------
TOTAL OPERATING EXPENSES             1,117,227   1,150,963   1,184,982   1,220,014   1,256,089   1,289,983
                                    ----------  ----------  ----------  ----------  ----------  ----------
NET OPERATING INCOME                 2,164,329   2,236,383   2,286,994   2,338,867   2,392,035   2,341,252
                                    ----------  ----------  ----------  ----------  ----------  ----------
LEASING & CAPITAL COSTS
  Tenant Improvements                  326,556                                                     164,046
  Leasing Commissions                   70,587                                                      63,010
                                    ----------  ----------  ----------  ----------  ----------  ----------
TOTAL LEASING & CAPITAL COSTS          397,143                                                     227,056
                                    ----------  ----------  ----------  ----------  ----------  ----------
CASH FLOW BEFORE DEBT SERVICE       $1,767,186  $2,236,383  $2,286,994  $2,338,867  $2,392,035  $2,114,196
& TAXES                             ==========  ==========  ==========  ==========  ==========  ==========

                                      Year 7      Year 8      Year 9       Year 10     Year 11
For the Years Ending                 May-2011    May-2012    May-2013     May-2014    May-2015
                                     --------    --------    --------     --------    --------
POTENTIAL GROSS REVENUE
  Base Rental Revenue               $2,547,840  $2,605,665  $2,443,322   $2,260,514  $2,260,514
  Absorption & Turnover Vacancy                               (506,424)
  Base Rent Abatements                 (19,568)               (337,616)
                                    ----------  ----------   ---------   ----------  ----------
  Scheduled Base Rental Revenue      2,528,272   2,605,665   1,599,282    2,260,514   2,260,514
  CPI & Other Adjustment Revenue           489       6,372      12,402       33,033      90,371
  Expense Reimbursement Revenue      1,312,439   1,352,042   1,050,429    1,380,333   1,382,105
                                    ----------  ----------   ---------   ----------  ----------
TOTAL POTENTIAL GROSS REVENUE        3,841,200   3,964,079   2,662,113    3,673,880   3,732,990
                                    ----------  ----------   ---------   ----------  ----------
EFFECTIVE GROSS REVENUE              3,841,200   3,964,079   2,662,113    3,673,880   3,732,990
                                    ----------  ----------   ---------   ----------  ----------
OPERATING EXPENSES
  Real Estate Taxes                    339,784     349,978     360,477      360,477     360,477
  Insurance                             48,170      49,615      51,103       51,103      51,103
  Utilities                            173,411     178,614     183,972      183,972     183,972
  Janitorial                           192,679     198,460     204,414      204,414     204,414
  Repairs & Maintenance                144,510     148,845     153,310      153,310     153,310
  General Operating                    144,510     148,845     153,310      153,310     153,310
  Landscaping & Security               154,144     158,768     163,531      163,531     163,531
  Management Fee                       115,236     118,922      79,863      110,216     111,990
  Reserves                              19,268      19,846      20,441       20,441      20,441
                                    ----------  ----------   ---------   ----------  ----------
TOTAL OPERATING EXPENSES             1,331,712   1,371,893   1,370,421    1,400,774   1,402,548
                                    ----------  ----------   ---------   ----------  ----------
NET OPERATING INCOME                 2,509,488   2,592,186   1,291,692    2,273,106   2,330,442
                                    ----------  ----------   ---------   ----------  ----------
LEASING & CAPITAL COSTS
  Tenant Improvements                                        1,415,169
  Leasing Commissions                                          543,561
                                    ----------  ----------   ---------   ----------  ----------
TOTAL LEASING & CAPITAL COSTS                                1,958,730
                                    ----------  ----------   ---------   ----------  ----------
CASH FLOW BEFORE DEBT SERVICE       $2,509,488  $2,592,186   ($667,038)  $2,273,106  $2,330,442
& TAXES                             ==========  ==========  ==========   ==========  ==========

Software         : ARGUS Ver. 11.0.04                         Date     : 7/13/04
File             : Royal Ridge Office Bldg 2004               Time     : 2:51 pm
Property Type    : Office & Retail                            Ref#     : AAS
Portfolio        :                                            Page     : 2
                             Royal Ridge Office Bldg
                              11680 Great Oaks Way
                            Alpharetta, Georgia 30022

                      SCHEDULE OF SOURCES & USES OF CAPITAL
     Equity is Based on Property Value, Leverage and Operating Requirements

                                      Year 1       Year 2     Year 3       Year 4     Year 5
For the Years Ending                 May-2005     May-2006   May-2007     May-2008   May-2009
                                     --------     --------   --------     --------   --------
SOURCES OF CAPITAL
  Net Operating Gains                $2,164,329  $2,236,383  $2,286,994  $2,338,867  $2,392,035
  Initial Equity Contribution        26,250,000
  Net Proceeds from Sale
                                    -----------  ----------  ----------  ----------  ----------
DEFINED SOURCES OF CAPITAL           28,414,329   2,236,383   2,286,994   2,338,867   2,392,035
                                    -----------  ----------  ----------  ----------  ----------
REQUIRED EQUITY CONTRIBUTIONS
TOTAL SOURCES OF CAPITAL            $28,414,329  $2,236,383  $2,286,994  $2,338,867  $2,392,035
                                    ===========  ==========  ==========  ==========  ==========

USES OF CAPITAL
  Property Purchase Price           $26,250,000
  Tenant Improvements                   326,556
  Leasing Commissions                    70,587
                                    -----------  ----------  ----------  ----------  ----------
DEFINED USES OF CAPITAL              26,647,143
                                    -----------  ----------  ----------  ----------  ----------
CASH FLOW DISTRIBUTIONS               1,767,186   2,236,383   2,286,994   2,338,867   2,392,035
                                    -----------  ----------  ----------  ----------  ----------
TOTAL USES OF CAPITAL               $28,414,329  $2,236,383  $2,286,994  $2,338,867  $2,392,035
                                    ===========  ==========  ==========  ==========  ==========

UNLEVERAGED CASH ON CASH RETURN
  Cash to Purchase Price                  6.73%       8.52%       8.71%       8.91%       9.11%
  NOI to Book Value                       8.12%       8.39%       8.58%       8.78%       8.98%
UNLEVERAGED ANNUAL IRR

                                      Year 6      Year 7     Year 8       Year 9       Year 10
For the Years Ending                 May-2010    May-2011   May-2012     May-2013     May-2014
                                     --------    --------   --------     --------     --------
SOURCES OF CAPITAL
  Net Operating Gains               $2,341,252  $2,509,488  $2,592,186  $1,291,692   $2,273,106
  Initial Equity Contribution
  Net Proceeds from Sale                                                             27,005,711
                                    ----------  ----------  ----------  ----------  -----------
DEFINED SOURCES OF CAPITAL           2,341,252   2,509,488   2,592,186   1,291,692   29,278,817
                                    ----------  ----------  ----------  ----------  -----------
REQUIRED EQUITY CONTRIBUTIONS                                              667,038
TOTAL SOURCES OF CAPITAL            $2,341,252  $2,509,488  $2,592,186  $1,958,730  $29,278,817
                                    ==========  ==========  ==========  ==========  ===========

USES OF CAPITAL
  Property Purchase Price
  Tenant Improvements                  164,046                           1,415,169
  Leasing Commissions                   63,010                             543,561
                                    ----------  ----------  ----------  ----------  -----------
DEFINED USES OF CAPITAL                227,056                           1,958,730
                                    ----------  ----------  ----------  ----------  -----------
CASH FLOW DISTRIBUTIONS              2,114,196   2,509,488   2,592,186               29,278,817
                                    ----------  ----------  ----------  ----------  -----------
TOTAL USES OF CAPITAL               $2,341,252  $2,509,488  $2,592,186  $1,958,730  $29,278,817
                                    ==========  ==========  ==========  ==========  ===========

UNLEVERAGED CASH ON CASH RETURN
  Cash to Purchase Price                 8.05%       9.56%       9.87%      (2.54%)       8.66%
  NOI to Book Value                      8.71%       9.34%       9.65%       4.48%        7.88%
UNLEVERAGED ANNUAL IRR                                                                    7.94%

Software         : ARGUS Ver. 11.0.04                         Date     : 7/13/04
File             : Royal Ridge Office Bldg 2004               Time     : 2:51 pm
Property Type    : Office & Retail                            Ref#     : AAS
Portfolio        :                                            Page     : 3
                             Royal Ridge Office Bldg
                              11680 Great Oaks Way
                            Alpharetta, Georgia 30022

                           PROSPECTIVE PROPERTY RESALE

                                 Year 1        Year 2        Year 3        Year 4        Year 5
For the Years Ending            May-2005      May-2006      May-2007      May-2008      May-2009
RESALE AMOUNT
  Gross Proceeds from Sale      $26,310,388   $26,905,812   $27,516,082   $28,141,588   $27,544,141
  Commissions & Adjustments        (394,656)     (403,587)     (412,741)     (422,124)     (413,162)
                                -----------   -----------   -----------   -----------   -----------
NET PROCEEDS FROM SALE          $25,915,732   $26,502,225   $27,103,341   $27,719,464   $27,130,979
                                ===========   ===========   ===========   ===========   ===========
UNLEVERAGED ANNUAL IRR                5.46%         8.05%         8.92%         9.36%         8.87%

                                 Year 6        Year 7        Year 8        Year 9        Year 10
For the Years Ending            May-2010      May-2011      May-2012      May-2013      May-2014
RESALE AMOUNT
  Gross Proceeds from Sale      $29,523,388   $30,496,306   $15,196,376   $26,742,424   $27,416,965
  Commissions & Adjustments        (442,851)     (457,445)     (227,946)     (401,136)     (411,254)
                                -----------   -----------   -----------   -----------   -----------
NET PROCEEDS FROM SALE          $29,080,537   $30,038,861   $14,968,430   $26,341,288   $27,005,711
                                ===========   ===========   ===========   ===========   ===========
UNLEVERAGED ANNUAL IRR                9.68%         9.93%         3.95%         7.69%         7.94%

Software         : ARGUS Ver. 11.0.04                         Date     : 7/13/04
File             : Royal Ridge Office Bldg 2004               Time     : 2:51 pm
Property Type    : Office & Retail                            Ref#     : AAS
Portfolio        :                                            Page     : 4
                             Royal Ridge Office Bldg
                              11680 Great Oaks Way
                            Alpharetta, Georgia 30022

                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (Endpoint on Cash Flow & Resale) over a 10-Year Period

                                 For the     P.V. of       P.V. of       P.V. of       P.V. of
Analysis                          Year        Annual      Cash Flow     Cash Flow     Cash Flow
Period                           Ending     Cash Flow      @ 9.25%       @ 9.50%       @ 9.75%
------                           ------     ---------      -------       -------       -------

1                               May-2005    $1,767,186    $1,617,562    $1,613,868    $1,610,192
2                               May-2006     2,236,383     1,873,714     1,865,168     1,856,681
3                               May-2007     2,286,994     1,753,883     1,741,898     1,730,021
4                               May-2008     2,338,867     1,641,798     1,626,856     1,612,083
5                               May-2009     2,392,035     1,536,952     1,519,487     1,502,259
6                               May-2010     2,114,196     1,243,416     1,226,480     1,209,813
7                               May-2011     2,509,488     1,350,937     1,329,494     1,308,438
8                               May-2012     2,592,186     1,277,305     1,254,160     1,231,488
9                               May-2013      (667,038)     (300,855)     (294,729)     (288,742)
Year 10                         May-2014     2,273,106       938,437       917,231       896,550
                                            ----------   -----------   -----------   -----------
  Total Cash Flow                           19,843,403    12,933,149    12,799,913    12,668,783
  Property Resale @ 8.50% Cap               27,005,711    11,149,135    10,897,188    10,651,489
                                                         -----------   -----------   -----------
  Total Property Present Value                           $24,082,284   $23,697,101   $23,320,272
                                                         ===========   ===========   ===========

  Rounded to Thousands                                   $24,082,000   $23,697,000   $23,320,000
                                                         ===========   ===========   ===========

  Per SqFt                                                    149.24        146.85        144.52

PERCENTAGE VALUE DISTRIBUTION
  Assured Income                                              51.26%        51.58%        51.90%
  Prospective Income                                           2.44%         2.43%         2.43%
  Prospective Property Resale                                 46.30%        45.99%        45.67%
                                                         ===========   ===========   ===========
                                                             100.00%       100.00%       100.00%

                                 For the      P.V. of       P.V. of       P.V. of
Analysis                          Year       Cash Flow     Cash Flow     Cash Flow     Cash Flow
Period                           Ending       @ 10.00%      @ 10.25%      @ 10.50%      @ 10.75%
------                           ------       --------      --------      --------      --------

1                               May-2005     $1,606,533    $1,602,890    $1,599,263    $1,595,653
2                               May-2006      1,848,250     1,839,878     1,831,562     1,823,303
3                               May-2007      1,718,253     1,706,590     1,695,033     1,683,580
4                               May-2008      1,597,477     1,583,037     1,568,760     1,554,643
5                               May-2009      1,485,266     1,468,502     1,451,965     1,435,651
6                               May-2010      1,193,408     1,177,263     1,161,373     1,145,731
7                               May-2011      1,287,764     1,267,462     1,247,525     1,227,945
8                               May-2012      1,209,274     1,187,511     1,166,186     1,145,292
9                               May-2013       (282,889)     (277,168)     (271,575)     (266,107)
Year 10                         May-2014        876,381       856,709       837,523       818,808
                                            -----------   -----------   -----------   -----------
  Total Cash Flow                            12,539,717    12,412,674    12,287,615    12,164,499
  Property Resale @ 8.50% Cap                10,411,871    10,178,168     9,950,223     9,727,881
                                            -----------   -----------   -----------   -----------
  Total Property Present Value              $22,951,588   $22,590,842   $22,237,838   $21,892,380
                                            ===========   ===========   ===========   ===========

  Rounded to Thousands                      $22,952,000   $22,591,000   $22,238,000   $21,892,000
                                            ===========   ===========   ===========   ===========

  Per SqFt                                       142.23        140.00        137.81        135.67

PERCENTAGE VALUE DISTRIBUTION
  Assured Income                                 52.22%        52.54%        52.86%        53.19%
  Prospective Income                              2.42%         2.41%         2.40%         2.37%
  Prospective Property Resale                    45.36%        45.05%        44.74%        44.44%
                                            ===========   ===========   ===========   ===========
                                                100.00%       100.00%       100.00%       100.00%

Software         : ARGUS Ver. 11.0.04                         Date     : 7/13/04
File             : Royal Ridge Office Bldg 2004               Time     : 2:51 pm
Property Type    : Office & Retail                            Ref#     : AAS
Portfolio        :                                            Page     : 1
                             Royal Ridge Office Bldg
                              11680 Great Oaks Way
                            Alpharetta, Georgia 30022

                                Input Assumptions

PROPERTY DESCRIPTION
  Name:                         Royal Ridge Office Bldg
  Address:                      11680 Great Oaks Way
  Address2:
  City:                         Alpharetta
  State:                        Georgia
  Zip:                          30022
  Portfolio:
  Property Type:                Office & Retail

PROPERTY TIMING
  Analysis Start Date:    6/04
  First Year Ends:        5/05
  Years of Analysis:      10

AREA MEASURES

  Label                               Area
  ----------------------------------------
  Property Size                       161,366 SqFt
  Alt. Prop. Size                     1 SqFt
  Alt Prop Size 2                     305,480 SqFt
  Alt Prop Size 3                     300,592 SqFt

GENERAL INFLATION
  Inflation Method:        Fiscal
  Reimbursement Method:    Fiscal reimbursement using fiscal inflation

OVERALL INFLATION RATES
                                Year 1  Year 2  Year 3  Year 4  Year 5  Year 6  Year 7  Year 8  Year 9  Year 10  Year 11  Year 12
  General Inflation                          3       3       3       3       3       3       3       3        0        0        0
  Miscellaneous Revenues
  Reimbursable Expenses
  Non-Reimbursable Expenses
  Capital Expenditures
  CPI
  Retail Sales Volume
  Market Rent                                0       3       3       3       3       3       3       3
  Leasing Costs
  Land Costs
  Hard Costs
  Soft Costs

REIMBURSABLE EXPENSES

  Name                                    Acct Code     Actuals    Budgeted   Units      Area
  ----                                    ---------     -------    --------   -----      ----
  Real Estate Taxes                                                284,564    $Amount
  Insurance                                                        0.25       $/Area     Property Size
  Utilities                                                        0.9        $/Area     Property Size
  Janitorial                                                       1          $/Area     Property Size
  Repairs & Maintenance                                            0.75       $/Area     Property Size
  General Operating                                                0.75       $/Area     Property Size
  Landscaping & Security                                           0.8        $/Area     Property Size
  Management Fee                                                   3          % of EGR
  Gross Up for Reimbursement: Yes  95%    Occupancy

REIMBURSABLE EXPENSES

  Name                                    Frequency      % Fixed    Inflation   Ref Acct    Notes
  ----                                    ---------      -------    ---------   --------    -----
  Real Estate Taxes                       /Year            100
  Insurance                               /Year            100
  Utilities                               /Year            100
  Janitorial                              /Year            100
  Repairs & Maintenance                   /Year            100
  General Operating                       /Year            100
  Landscaping & Security                  /Year            100
  Management Fee
  Gross Up for Reimbursement: Yes  95%

NON-REIMBURSABLE EXPENSES

  Name                                    Acct Code     Actuals    Budgeted   Units      Area
  ----                                    ---------     -------    --------   -----      ----
  Reserves                                                         0.1        $/Area     Property Size

NON-REIMBURSABLE EXPENSES

  Name                                    Frequency      % Fixed    Inflation   Ref Acct    Notes
  ----                                    ---------      -------    ---------   --------    -----
  Reserves                                /Year            100

CREDIT & COLLECTION LOSS
  Method:               Percent of All Rental Revenue
  Primary Rate:         0

                            (continued on next page)

Software         : ARGUS Ver. 11.0.04                         Date     : 7/13/04
File             : Royal Ridge Office Bldg 2004               Time     : 2:51 pm
Property Type    : Office & Retail                            Ref#     : AAS
Portfolio        :                                            Page     : 2
                             Royal Ridge Office Bldg
                              11680 Great Oaks Way
                            Alpharetta, Georgia 30022

                                Input Assumptions
                         (continued from previous page)

RENT ROLL

      Tenant Name/                    Lease    Total    Start  Term/   Base/Min   Unit of   Rent   Rtl
No.   Description             Suite   Type     Area     Date   Expir     Rent     Measure   Chng   Sls
---   -----------             -----   ----     ----     ----   -----   --------   -------   ----   ---
1     Hagemeyer               200     Office   60,737    7/02  10/12   Detail
2     Combined Specialty In   300     Office   82,487   12/02  11/12   Detail
3     Spec Tenant 1           100B    Office   18,142    1/03   1/05     12.5     $/SqFt/Yr
4     Spec Tenant 1           100B    Office   18,142    2/05      5     11.5     $/SqFt/Yr

RENT ROLL

        Tenant Name/             Reimbur-                      Leasing                                   Rnwl    More/
  No.   Description              sements       Rent Abatement    Cost   Market Leasing  Upon Expiration  Prob    Notes
  ---   -----------              -------       --------------  -------  --------------  ---------------  ----    -----
  1     Hagemeyer                  Net                                    Spec TT         Market
  2     Combined Specialty In      Net                                    Spec TT         Market
  3     Spec Tenant 1              Net                                    Spec TT         ReAbsorb
  4     Spec Tenant 1              Net                      2  Yes        Spec TT         Market

          Detail Base Rent
             Hagemeyer

  Date       Amount         Unit
  ----       ----------------------------
  7/02         12.5         $/SqFt/Yr
  7/03          2.5         % Inc, Annual

           Detail Base Rent
        Combined Specialty In

  Date       Amount         Unit
  ----       ----------------------------
  12/02          14         $/SqFt/Yr
  12/03         2.5         % Inc, Annual

  Leasing Cost
    Spec Tenant 1
    Tenant Improvements: 18
    Leasing Commissions: 7

STEP RENT ADJUSTMENTS

            Step Adjustment:
             Ann Incr 2.5%

  Date          Amount      Unit
  ----         --------------------------
     1                1     % Market
    13              2.5     % Inc, Annual

CPI RENT ADJUSTMENTS

  CPI Category: CPI

    CPI Method:                Lease Year
    Inflation Rate/Index:      CPI Inflation
    Percent Paid:
    Minimum Increase:          3 % per Year
    Maximum Increase:          3 % per Year

  CPI Category: At 2.5%

    CPI Method:                Lease Year
    Inflation Rate/Index:      2.5
    Percent Paid:
    Minimum Increase:
    Maximum Increase:

MISCELLANEOUS RENT

  Miscellaneous Rent Category: At 2.5% Ann

    Overall Percent: 0

    Base Rent:
    Step Rent:
    Porters'Wage:
    CPI Rent:                        2.5
    Sales Percent Revenue:
    Reimbursements:
    (Base Rent Abatements):

                            (continued on next page)

Software         : ARGUS Ver. 11.0.04                         Date     : 7/13/04
File             : Royal Ridge Office Bldg 2004               Time     : 2:51 pm
Property Type    : Office & Retail                            Ref#     : AAS
Portfolio        :                                            Page     : 3
                             Royal Ridge Office Bldg
                              11680 Great Oaks Way
                            Alpharetta, Georgia 30022

                                Input Assumptions
                         (continued from previous page)

MARKET LEASING ASSUMPTIONS

  Leasing Assumptions Category: MLA 1
                                                New Market           Renewal Mkt
    Renewal Probability                                                       75
    Market Rent                                      17.50                 18.00
    Months Vacant                                        6                     0
    Tenant Improvements                               TI 1
    Leasing Commissions                               LC 1
    Rent Abatements                                      0
  NON-WEIGHTED ITEMS
    Rent Changes                                       Yes
    Retail Sales                                        No
    Reimbursements                               Base Stop
    Term Lengths                                         5

  Rent Changes: MLA 1,current term
    Changing Base:
    Step:
    Porters' Wage:
    Miscellaneous:
    CPI Rent
    Category:     CPI

  Leasing Assumptions Category: Spec TT
                                                New Market           Renewal Mkt
    Renewal Probability                                                       60
    Market Rent                                   Mkt Rent
    Months Vacant                                        8                     0
    Tenant Improvements                              12.00                  5.00
    Leasing Commissions                                  7                     3
    Rent Abatements                                      2
  NON-WEIGHTED ITEMS
    Rent Changes                                       Yes
    Retail Sales                                        No
    Reimbursements                                     Net
    Term Lengths                                         6

  Rent Changes: Spec TT,current term
    Changing Base:
    Step:
    Porters' Wage:
    Miscellaneous:
    CPI Rent
    Category:     At 2.5%

MARKET RENT

  Market Rent Category: Mkt Rent

    Unit of Measure: $/SqFt/Yr
                     Year 1  Year 2  Year 3  Year 4  Year 5  Year 6  Year 7  Year 8  Year 9  Year 10  Year 11  Year 12
    New                11.5    11.5    11.5    11.5    11.5    11.5    11.5    11.5    11.5     11.5     11.5     11.5
    Renewal
    Inflation                     0

                            (continued on next page)

Software         : ARGUS Ver. 11.0.04                         Date     : 7/13/04
File             : Royal Ridge Office Bldg 2004               Time     : 2:51 pm
Property Type    : Office & Retail                            Ref#     : AAS
Portfolio        :                                            Page     : 4
                             Royal Ridge Office Bldg
                              11680 Great Oaks Way
                            Alpharetta, Georgia 30022

                                Input Assumptions
                         (continued from previous page)

TENANT IMPROVEMENTS

  Tenant Improvements Category: TI 1


    Payment Made: First Month

                        Year 1  Year 2  Year 3  Year 4  Year 5  Year 6  Year 7  Year 8  Year 9  Year 10  Year 11  Year 12
    New                      5       5       5       5       5       5       5       5       5        5        5        5
    Renewal                  2       2       2       2       2       2       2       2       2        2        2        2
    Inflation

LEASING COMMISSIONS

  Leasing Commissions Category: LC 1

    Payment Made: First Month
    Unit of Measure: Percent

                        Year 1  Year 2  Year 3  Year 4  Year 5  Year 6  Year 7  Year 8  Year 9  Year 10  Year 11  Year 12
    New                      6       6       6       6       6       6       6       6       6        6        6        6
    Renewal                  2       2       2       2       2       2       2       2       2        2        2        2
    Inflation

    Calculation includes:
      Base Rent:             Yes
      Free Rent:             Yes
      Step Rent:             Yes
      Reimbursements:        No
      Retail Sales:          No
      CPI Rent:              No

PROPERTY RESALE
  Initial Purchase Price:    26,250,000
  Option:                    Capitalize Net Operating Income
  Cap Rate:                  8.5
  Resale Adjustment(s):      1.5
  Apply Rate to following year income: Yes
  Calculate Resale for All Years: Yes

CAP RATE RANGE
  Low Rate:                8.5
  High Rate:               10.5
  Increment:               0.5

PRESENT VALUE DISCOUNTING
  Primary Discount Rate:             10
  Discount Rate Range
    Number of Rates:                  7
    Increment:                     0.25
  Discount Method: Annually (Endpoint on Cash Flow & Resale)
  Advanced
    Unleveraged Discount Range
      Cash Flow Rate:                  10
      Resale Rate:                     10
    Leveraged Discount Range
      Cash Flow Rate:                  10
      Resale Rate:                     10

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM H
--------------------------------------------------------------------------------


                                   ADDENDUM H

                                LEGAL DESCRIPTION


--------------------------------------------------------------------------------

                                                          Deed Book 34131 pg 538

                      EXHIBIT "A" TO LIMITED WARRANTY DEED

                                LEGAL DESCRIPTION

ALL THAT TRACT or parcel of land lying and being in Land Lot 857 of the 1st District, 2nd Section, Fulton County, Georgia, and being more particularly described as follows:

COMMENCING from a flat iron found at the intersection of the land lot corners 856, 857, 907 and 908; from said point following said line of Land Lot 856 and 857 north 89 degrees 25 minutes 16 seconds west, 361.61 feet to a 1/2 inch rebar found, said point being the TRUE POINT OF BEGINNING; thence leaving said land lot line south 00 degrees 35 minutes 10 seconds west, 699.30 feet to a 1/2 inch rebar found; said point being on the northern right of way of Great Oaks Way (having a variable right of way); thence following said right of way along a curve to the left, an arc distance of 245.48 feet, said curve having a radius of 1,072.35 feet and being subtended by a chord of 244.95 feet, at south 62 degrees 37 minutes 00 seconds west, to a point; thence along a curve to the right, an arc distance of 342.23 feet, said curve having a radius of 781.77 feet and being subtended by a chord of 339.50 feet, at south 74 degrees 22 minutes 35 seconds west, to a point; thence south 86 degrees 55 minutes 11 seconds west, 27.53 feet to a point; thence south 86 degrees 41 minutes 14 seconds west, 114.71 feet to a point; thence along a curve to the left, an arc distance of 118.42 feet, said curve having a radius of 406.97 feet and being subtended by a chord of 118.00 feet, at south 78 degrees 51 minutes 00 seconds west, to a 1/2 inch rebar set; thence leaving said right of way north 13 degrees 30 minutes 45 seconds east,
966.98 feet to a 1/2 inch rebar found; said point being on land lot line 856 and 857; thence following said land lot line south 89 degrees 25 minutes 03 seconds east, 583.48 feet to a 1/2 inch rebar found, said point being the TRUE POINT OF BEGINNING.

Said property contains 13.373 acres, per ALTA/ACSM Survey for FSP Royal Ridge Corp., Franklin Street Properties Corp. and Chicago Title Insurance Company, made by Frontline Surveying & Mapping, Inc., certified by Thomas Edward Peay, Jr., Ga. R.L.S. No. 2402, dated December 16, 2002, last revised January 3, 2003.

TOGETHER WITH all right, title and interest in and to the following:

a. Lake Drainage Easement Agreement by Royal 400 Land Company I, LLC and Royal 400 Land Company II, LLC for the benefit of CK Royal 400, LLC, dated and filed September 6, 2000, recorded in Deed Book 29447, page 320, Fulton County Records; and

b. Partial Assignment of Easement Rights by Royal 400 Land Company I, LLC and Royal 400 Land Company II, LLC for the benefit of CK Royal 400, LLC, dated and filed September 6, 2000, recorded in Deed Book 29447, page 326, aforesaid records.

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM I
--------------------------------------------------------------------------------


                                   ADDENDUM I

                     PRECIS METRO REPORT - ECONOMY.COM, INC.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ATLANTA
--------------------------------------------------------------------------------
               EMPLOYMENT                          LIFE CYCLE PHASE
               GROWTH RANK                           Growth/Mature
            Best=1 Worst=325                    ------------------------
                                                Best=1         Worst=325
                 2003-05                               VITALITY
              ------------                                 9
                   29                                1st quintile
              1st quintile                      ------------------------
              ------------                           COST OF DOING
                                                       BUSINESS
                 2003-08                                  94%
              ------------                            U.S. = 100%
                   32                           ------------------------
              1st quintile                              COST OF
              ------------                              LIVING
                                                         103%
                                                      U.S. = 100%
--------------------------------------------------------------------------------
                   Relative Employment Performance (1991=100)

                          [LINE GRAPH; U.S. vs ATLANTA]

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
    1997     1998     1999     2000     2001     2002     2003            Indicators
---------------------------------------------------------------------------------------------
   146.9    159.4    173.0    185.5    187.4    191.3    192.8     Gross Metro Product, C$B
     6.9      8.5      8.6      7.2      1.0      2.1      0.8             % Change
 1,958.9  2,042.7  2,126.2  2,182.2  2,192.3  2,168.6  2,158.7      Total Employment (000)
     2.9      4.3      4.1      2.6      0.5     -1.1     -0.5             % Change
     3.7      3.3      3.1      2.9      3.5      5.3      4.7        Unemployment Rate
     7.5     10.6      8.3      9.9      3.9      2.2      3.4      Personal Income Growth
 3,748.4  3,877.5  4,009.8  4,148.9  4,278.4  4,386.3  4,490.5         Population (000)
  38,482   45,786   48,275   46,747   48,423   50,155   54,519      Single-Family Permits
  11,292   12,017   12,771   17,469   16,845   16,400   10,819       Multifamily Permits
   108.0    115.9    123.3    130.8    138.8    146.2    152.0    Existing Home Price ($Ths)
  15,742   27,799   24,191   21,785   46,232   57,978   72,911   Mortgage Originations ($Mil)
    82.8     92.2     94.6     96.7     80.9     59.0     56.0       Net Migration (000)
  27,602   26,743   25,541   25,715   30,550   34,188   38,193      Personal Bankruptcies
---------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
         Indicators              2004     2005     2006     2007     2008
-------------------------------------------------------------------------
  Gross Metro Product, C$B      200.3    209.9    219.7    229.4    239.1
          % Change                3.9      4.8      4.6      4.4      4.2
   Total Employment (000)     2,194.4  2,272.4  2,344.3  2,405.9  2,468.6
          % Change                1.7      3.6      3.2      2.6      2.6
     Unemployment Rate            4.3      4.1      3.9      3.7      3.6
   Personal Income Growth         5.2      6.3      6.4      6.5      6.5
      Population (000)        4,602.8  4,721.8  4,839.8  4,947.5  5,066.0
   Single-Family Permits       53,305   49,593   49,197   48,837   49,235
    Multifamily Permits        12,251   12,586   14,499   15,730   16,662
 Existing Home Price ($Ths)     156.1    160.8    165.3    171.5    177.2
Mortgage Originations ($Mil)   37,856   25,821   27,580   29,283   30,794
    Net Migration (000)          63.4     69.3     67.2     55.9     65.6
   Personal Bankruptcies       34,562   31,737   31,719   32,438   33,141
-------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             STRENGTHS & WEAKNESSES
--------------------------------------------------------------------------------
                STRENGTHS
o      Diverse economy.
o      Above average per capita income.
o      Transportation, distribution and cultural center.
o      Strong in-migration and population growth.
o      Affordable housing.

               WEAKNESSES
o      Overtaxed infrastructure.
o      Weak educational system.
o      Mounting problems associated with suburban sprawl.
o      Dependence on travel-related industries.

--------------------------------------------------------------------------------
                            CURRENT EMPLOYMENT TRENDS
--------------------------------------------------------------------------------
                         January 2004 Employment Growth
                           % Change Year Ago, 3 mo. MA

                            [BAR CHART; VALUES BELOW]

                 Total                                  -0.1
                 Construction                            3.7
                 Manufacturing                           0.0
                 Trade                                  -2.6
                 Trans/Utilities                        -1.6
                 Information                            -2.2
                 Financial Activities                   -0.6
                 Prof & Business Svcs                   -3.4
                 Edu & Health Svcs                       1.5
                 Leisure & Hospitality                   5.1
                 Other Services                          5.6
                 Government                              0.9
--------------------------------------------------------------------------------
                                 FORECAST RISKS
--------------------------------------------------------------------------------
SHORT TERM (down arrow) LONG TERM (up arrow)  RISK-ADJUSTED RETURN, '03-08 1.59%

                     UPSIDE
o     Rapid in-migration resumes.
o     Commercial real estate market is stronger than expected.

                     DOWNSIDE
o Congestion reduces attractiveness of ATL for expanding businesses and migrants.
o Rapid rise in mortgage rates damages the residential real estate industry.
o     Weak U.S. recovery dampens business travel.

--------------------------------------------------------------------------------
                                    ANALYSIS
--------------------------------------------------------------------------------
      Recent Performance. Atlanta's economy continues to improve since bottoming out in mid-2003. The March benchmark revisions to employment data show a significant reduction in employment gains from the rapid growth indicated before the annual revision. Nonetheless, employment gains have been consistent over the last six months and continued growth is expected. There is presently less momentum than previously thought, but a robust rebound is still expected.

      Fourth quarter numbers were essentially flat. Slow attrition in manufacturing continued through the year. Most private service producing industries held their ground through 2003, while leisure and hospitality services remain the growth leader with steady monthly increases throughout 2003.

      Travel and tourism. Renewed vigor in travel-related industries is essential for ATL's recovery. ATL's important transportation and tourism industries are now in recovery mode, as evidenced by passenger counts at Hartsfield-Jackson Airport that are now exceeding pre-9/11 highs. Although Delta has yet to resume hiring, air transportation employment in ATL is expected to begin improving in the coming months. One reason for this is the sleight of hand taking place at Delta. The company is likely replacing some workers at its flagship carrier, with those at its new low-cost carrier called Song.

      Defense. ATL, like many other metro areas, is benefiting from strong defense spending by the Bush administration. As the purse strings tighten in response to federal fiscal realities, ATL will likely feel the pinch. The U.S. General Accounting Office has recently released a report critical of Lockheed Martin's F/A-22 stealth fighter jet program, which is built in Marietta. The Air Force had originally planned to purchase 750 of the aircraft and now can only afford 218. The GAO report recommends that the Department of Defense re-evaluate its need for the F/A-22.

      Housing. An expected late 2004 rise in mortgage rates poses a considerable risk to ATL's economy, as residential construction accounts for an outsized share of the local economy. Mul-tifamily activity in the metro area has already slowed considerably. Prior overbuilding, the previously weak economy, and the movement of households to single-family housing have been drivers of this decline. The single-family market is faring better, with year-to-year starts up 30% in the fourth quarter of 2003. House-price appreciation has steadily decelerated over the past two years, and it is now well below the national average. A continued strong pace of household formation will support homebuilding in ATL, but building activity is expected to slow considerably once mortgage rates rise.

      The backup. Sewer capacity constraints are a potential bottleneck for many ATL development projects. Recently announced plans for improvements to Buckhead will allow developers to move ahead with projects there. The city's planned $3.2 billion overhaul of its sewer system must be completed no later than 2014. The court-mandated time limit will undoubtedly add to traffic congestion, while the fix is in progress. Rising sewer rates and property taxes needed to pay for the overhaul will reduce ATL's cost advantage with other large metro areas.

      Atlanta's economy is emerging from the recession with job growth concentrated in leisure and hospitality services. Job growth is expected for all service industries in 2004, as the recovery gains momentum. ATL will return to above average performance and is expected to remain there as its well-developed communications and distribution network, concentration of headquarters operations, strong demographic trends and relatively low business costs will foster new business expansions. Long-term risks to ATL include competition for business from other southeastern metro areas, congestion problems, and infrastructure inadequacies. However, in the long run, ATL will be a top performer.

      Robert A. Dye
      March 2004
--------------------------------------------------------------------------------
                     Precis METRO (C) 2004 Economy.com, Inc.
                         600 Willowbrook Lane, Suite 600
                             West Chester, PA 19382
                                  610.696.8700
                                610.696.0875 fax
                                 www.economy.com

For the confidential use of subscribers. Although the information in this report has been obtained from sources that Economy.com, Inc. believes to be reliable, we do not guarantee its accuracy, and such information may be incomplete or condensed. This publication is available through the Internet at Economy.com.

--------------------------------------------------------------------------------
                              EMPLOYMENT & INDUSTRY
--------------------------------------------------------------------------------

                                  TOP EMPLOYERS
Headquarters, U.S. Army Garrison                                          11,085
AT&T Corporation                                                         >10,000
BellSouth Corporation                                                    >10,000
Delta Air Lines, Inc.                                                    >10,000
Emory University                                                         >10,000
Publix Supermarkets, Inc.                                                >10,000
Randstad Staffing Services                                               >10,000
The Home Depot, Inc.                                                     >10,000
The Kroger Company                                                       >10,000
United Parcel Service, Inc.                                              >10,000
Wal-Mart Stores, Inc.                                                    >10,000
Centers for Disease Control and Prevention                           8,000-9,999
IBM Corporation                                                      8,000-9,999
Promina Health System                                                8,000-9,999
Coca-Cola Company                                                    5,000-7,999
Columbia/HCA                                                         5,000-7,999
Cox Enterprises, Inc.                                                5,000-7,999
Fulton-DeKalb Hospital Authority                                     5,000-7,999
Georgia College & State University                                   5,000-7,999
Georgia Institute of Technology                                      5,000-7,999

Source: Metro Atlanta Chamber of Commerce, December 2003

                 Public
Federal .........................   46,664
State ...........................   57,694
Local ...........................  183,402
2003

                              INDUSTRIAL DIVERSITY

                                   [BAR CHART]

                     Most Diverse (U.S.)           1.00

                     ATL                           0.63

                     Least Diverse                 0.00

                              EMPLOYMENT VOLATILITY

                   DUE TO U.S.                  RELATIVE TO U.S.
                  FLUCTUATIONS                   FLUCTUATIONS

                  [BAR CHART]                    [BAR CHART]

                      ATL                        US     163
                                                 ATL    100
             Not due to US     100%
             Due to US          93%
--------------------------------------------------------------------------------
                        COMPARATIVE EMPLOYMENT AND INCOME

                             % of Total Employment      Average Annual Earnings
Sector                         ATL      GA      US       ATL        GA        US

Construction                  5.4%    5.1%    5.2%   $42,693   $36,239   $39,845
Manufacturing                 7.9%   11.7%   11.2%   $51,420   $41,694   $48,756
Durable                      50.9%   44.0%   61.8%        nd   $43,690   $50,404
Nondurable                   49.1%   56.0%   38.2%        nd   $40,088   $45,969
Transport/Utilities           5.3%    4.5%    3.7%        nd   $51,300   $44,972
Wholesale Trade               6.3%    5.3%    4.3%   $64,395   $56,251   $51,842
Retail Trade                 11.2%   11.5%   11.5%   $25,653   $22,624   $22,635
Information                   4.5%    3.3%    2.5%   $91,170   $80,689   $69,569
Financial Activities          6.9%    5.6%    6.1%   $44,816   $37,838   $41,740
Prof. and Bus. Services      15.7%   12.8%   12.3%   $47,578   $41,383   $43,053
Educ. and Health Services     9.9%   10.0%   12.8%   $37,692   $35,407   $34,032
Leisure and Hosp. Services    9.3%    9.1%    9.3%   $21,177   $18,127   $19,135
Other Services                4.4%    4.7%    3.9%   $21,594   $18,881   $19,842
Government                   13.3%   16.4%   16.6%   $44,235   $40,741   $42,939

Source: Percent of total employment - BLS, 2003;
        Average annual earnings - BEA, 2001
--------------------------------------------------------------------------------
                                  HOUSE PRICES
--------------------------------------------------------------------------------

                          [LINE GRAPH; U.S. vs ATLANTA]

Source: OFHEO, 1987 Q1 = 100, NSA

--------------------------------------------------------------------------------
                                 CREDIT QUALITY
--------------------------------------------------------------------------------

              FITCH                                   MOODY'S

COUNTY         AA                         COUNTY       Aa3
--------------------------------------------------------------------------------
                               LEADING INDUSTRIES
--------------------------------------------------------------------------------
NAICS      Industry                                             Employees (000)

5613       Employment Svcs.                                          83.7
7222       Limited-Service Eating Places                             66.5
5511       Mgmt of Companies & Enterprises                           36.4
2382       Building Equipment Contractors                            34.7
5415       Computer Systems Design & Related Svcs.                   29.2
6113       Colleges, Univ., & Professional Schools                   28.4
5241       Insurance Carriers                                        28.0
5413       Architectural, Engineering, & Related Svcs.               25.5
5171       Wired Telecommunications Carriers                         24.8
8139       Bus., Prof., Labor, Political, & Similar Org.             22.5
5416       Mgmt., Scientific, & Tech. Consulting Svcs.               21.6
5411       Legal Svcs.                                               21.2
8134       Civic & Social Organizations                              20.5
4812       Nonscheduled Air Transportation                           19.4
4234       Prof. & Comm. Equip. & Supp. Merch. Whole.                19.3

           High-tech employment                                     116.8
           As % of total employment                                   5.3

Source: BLS, Economy.com, 2003
--------------------------------------------------------------------------------
                                 MIGRATION FLOWS
--------------------------------------------------------------------------------
Into Atlanta                                            Number            Median
                                                   of Migrants            Income

New York                                                 5,213            25,813
Chicago                                                  3,747            32,854
Washington, D.C                                          2,347            38,090
Fort Lauderdale                                          2,208            29,052
Tampa                                                    2,173            31,652
Los Angeles                                              2,067            24,648
Athens                                                   1,968            19,581
Dallas                                                   1,945            45,345
Orlando                                                  1,887            27,832
Birmingham                                               1,697            29,979
Total Inmigration                                      161,217            27,236

From Atlanta

Washington, D.C                                          2,648            37,562
Tampa                                                    2,558            33,233
Chicago                                                  2,094            32,928
New York                                                 1,825            25,729
Jacksonville                                             1,783            33,216
Orlando                                                  1,708            31,772
Athens                                                   1,615            15,983
Charlotte                                                1,594            40,005
Fort Lauderdale                                          1,521            29,772
Houston                                                  1,427            33,813
Total Outmigration                                     135,462            28,923

--------------------------------------------------------------------------------
Net Migration                                           25,755            -1,687
--------------------------------------------------------------------------------

                               Net Migration, ATL

                                   [BAR CHART]

            ----------------------------------------------
                        Domestic      Foreign       Total
            ----------------------------------------------
            1998        53,298        38,869        92,167
            ----------------------------------------------
            1999        54,301        40,307        94,608
            ----------------------------------------------
            2000        56,098        40,621        96,719
            ----------------------------------------------
            2001        48,244        32,656        80,900
            ----------------------------------------------
            2002        26,369        32,613        58,982
            ----------------------------------------------

Source: IRS (top), 2002; Census Bureau & Economy.com, 2002
--------------------------------------------------------------------------------
                                PER CAPITA INCOME
--------------------------------------------------------------------------------

                                   [BAR CHART]

                              ATL         33,769
                              GA          30,413
                              US          28,523

Source: Bureau of Economic Analysis,  2001
--------------------------------------------------------------------------------
                     Precis METRO (C) 2004 Economy.com, Inc.
                         600 Willowbrook Lane, Suite 600
                             West Chester, PA 19382
                                  610.696.8700
                                610.696.0875 fax
                                 www.economy.com

For the confidential use of subscribers. Although the information in this report has been obtained from sources that Economy.com, Inc. believes to be reliable, we do not guarantee its accuracy, and such information may be incomplete or condensed. This publication is available through the Internet at Economy.com.

--------------------------------------------------------------------------------
                                     ATLANTA
--------------------------------------------------------------------------------
Atlanta's Travel Industry Continues to Struggle

                                   [BAR CHART]

                       Hotel occupancy, % change year ago
                        Source: Smith Travel Research -25

      ATL's hotel industry has yet to turn around. Vacancy rates fell in 2003 for the eighth consecutive year. The vacancy rate for the year was only 56.5%, although this is only slightly below the national average of 57.3%. Vacancies fell during the 1990s due to the excessive addition of rooms. Since then, ATL has suffered through the recession with weakness in travel-related industries. Room rates continue to fall. The coming year should bring the beginnings of a recovery as business travel is strengthening. In addition, foreign tourists will get a lift from the continued low value of the dollar relative to the euro.

Income May Be Painting a Clearer Picture

      Real per capita income, % change year ago

      Source: Economy.com

                         [LINE GRAPH; ATLANTA vs. U.S.]

      Rebenchmarked historical employment data show that ATL's perceived strong economic rebound for 2003 was overstated. Significant negative revisions to service sector employment show an economy that was weaker than previously thought early in 2003, but gained momentum as the year progressed. In line with the revised employment history, real per capita income numbers show that ATL is emerging from the recession but has not yet gained significant momentum. Real income growth began to accelerate in the second half of 2003 and will continue to accelerate through 2004.

Atlanta Vacancy Rates Peaked in 2003

       [LINE GRAPH; OFFICE VACANCY RATE, % vs. INDUSTRIAL VACANCY RATE, %]

      Strong building activity leading up to the recession combined with a deep cyclical downturn in business activity brought nonresidential vacancy rates in ATL up to a peak in 2003. Renewed economic growth and court-mandated limits to development will help to absorb the slack in nonresidential real estate. Office space-using employment will expand strongly in ATL in 2004 generating a new wave of office building evidenced by the recently announced plans to construct a 41-story office tower in Midtown, the tallest structure to be built in ATL since 1992.

Residential Construction on Pace with Household Formation

      Housing permits/household formation

                         [LINE GRAPH; ATLANTA vs. U.S.]

      In addition to personal income numbers, residential construction data point to a more subdued ATL in 2003 than previously thought. The year ended with more than 8,000 fewer construction jobs than the preliminary estimates had indicated. The ratio of residential permits to household formations has stayed close to the U.S. figure over the past few years, indicative of an economy that is not accelerating much faster than average. As the economy begins to heat up in 2004, builders may become more aggressive, pulling the ratio of permits to household formations above the national average.
--------------------------------------------------------------------------------
                     Precis METRO (C) 2004 Economy.com, Inc.
                         600 Willowbrook Lane, Suite 600
                             West Chester, PA 19382
                                  610.696.8700
                                610.696.0875 fax
                                 www.economy.com

For the confidential use of subscribers. Although the information in this report has been obtained from sources that Economy.com, Inc. believes to be reliable, we do not guarantee its accuracy, and such information may be incomplete or condensed. This publication is available through the Internet at Economy.com.

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM J
--------------------------------------------------------------------------------


                                   ADDENDUM J

                                ENGAGEMENT LETTER


--------------------------------------------------------------------------------

                                                                            CBRE
                                                                CB RICHARD ELLIS

Ronald A. Neyhart, MAI                                    CB Richard Ellis, Inc.
Senior Managing Director                        3225 Cumberland Blvd., Suite 450
Valuation & Advisory Services                                  Atlanta, GA 30339

                                                                  T 770 984 5020
                                                                  F 770 984 5001

                                                            ron.neyhart@cbre.com
                                                                        www.cbre
June 29, 2004

Ms. Janet Notopoulos
Franklin Street Properties
401 Edgewater Place, Ste. 200
Wakefield, MA 01880

RE:   Appraisal Agreement
      Royal Ridge
      11680 Great Oaks Way
      Alpharetta, GA 30001

Dear Ms Notopoulos:

We are pleased to submit this proposal and our Terms and Conditions for the appraisal of the referenced real estate.

================================================================================
                             PROPOSAL SPECIFICATIONS
--------------------------------------------------------------------------------

Purpose:                             To estimate the market value

Premise:                             As is, as of the date of inspection

Rights Appraised                     Leased fee
Intended Use:                        Internal decision making purposes

Appraisal Process:                   Complete appraisal

Report Type:                         Self-contained format

Appraisal Standards:                 Uniform Standards of Professional Appraisal
                                     Practice (USPAP) and Financial
                                     Institution Reform, Recovery, and
                                     Enforcement Act (FIRREA) Code of
                                     Professional Ethics and the of
                                     Professional Standards Appraisal
                                     Practice of the Appraisal Institute

Fee:                                 $ 4,500

Expenses:                            Fee quoted includes all expenses

Retainer:                            A retainer is not required for this
                                     assignment.

Report Copies:                       3 finals

Start Date:                          The appraisal process will start upon
                                     receipt of your signed agreement and the property specific data

Delivery Date:                       Two weeks after the start date

Acceptance Date:                     This proposal is subject to withdrawal
                                     and the delivery date is subject to
                                     modification if the Start Date is not
                                     within 2 business days
================================================================================

June 29, 2004
Page 2

The attached Terms and Conditions and Specific Property Data Request are deemed a part of this agreement as though set forth in full herein. If available, we will need the following information to complete the assignment.

      o     Site plan/survey
      o     Legal description
      o     Property contact
      o     Current rent roll
      o     Engineering studies, environmental reports, etc.
      o     Current real estate tax bill
      o     Recent sale information (if sold within the past three years)

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please contact us.

CB RICHARD ELLIS, INC.
VALUATION & ADVISORY SERVICES


/s/ Ronald A. Neyhart
---------------------
Ronald A. Neyhart, MAI
Senior Managing Director

Phone: 770 984 5020
Fax: 770 984 5001
E-mail: ron.neyhart@cbre.com

                              AGREED AND ACCEPTED

FRANKLIN STREET PROPERTIES
By:


-----------------------------------------   ------------------------------------
Signature                                   Date

Janet Notopoulos
-----------------------------------------   ------------------------------------
Printed Name                                Title

781 557 1306
-----------------------------------------   ------------------------------------
Telephone                                   Facsimile

jnotopoulos@franklinstreetproperties.com
-----------------------------------------
E-mail

                              TERMS AND CONDITIONS

1. These Terms and Conditions, between CB Richard Ellis, Inc.-Valuation Services (Appraiser) and the Client for whom the referenced appraisal service will be performed, shall be deemed a part of such Agreement as though set forth in full therein. The Agreement shall be governed by the laws of the state of the CB Richard Ellis, Inc. office shown on the Agreement.

2. Client is defined as the party signing the Agreement and shall be responsible for payment of the fees stipulated in the Agreement. Payment of the appraisal fee is not contingent upon any predetermined value or on an action or event resulting from the analyses, opinions, conclusions, or use of the appraisal report.

3. Final payment is due and payable upon delivery of the final report or within thirty (30) days of your receipt of our draft report, whichever is sooner. If a draft report is requested, the fee is considered earned upon delivery of our draft report.

4. If we are requested to give court testimony, an additional fee will be charged on an hourly basis at our then-prevailing hourly rate. The hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes appraisal report) and all meetings related to court testimony.

5. It is understood that the Client has the right to cancel this assignment at any time prior to delivery of the completed report. In such event, the Client is obligated only for the pro rated share of the fee based upon the work completed and expenses incurred.

6. In the event Client fails to make payments when due and payable, then from the date due and payable until paid the amount due and payable, shall bear interest at the maximum rate permitted in the state in which the office of Appraiser executing the Agreement is located. If Appraiser is required to institute legal action against Client relating to the Agreement, Appraiser shall be entitled to recover reasonable attorney's fees and costs from Client.

7. Appraiser assumes that there are no major or significant items that would require the expertise of a professional building contractor or engineer. If such items need to be considered in Appraiser's studies, such services are to be provided by others at a cost, which is not a part of the fee proposal.

8. In the event of any dispute between Client and Appraiser relating to this Agreement, or Appraiser's or Client's performance hereunder, Appraiser and Client agree that such dispute shall be resolved by means of binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extend as authorized in civil judicial proceedings in the state where the office of Appraiser executing this Agreement is located. The arbitrator(s) shall be limited to awarding compensatory damages and shall have no authority to award punitive, exemplary or similar type damages. The prevailing party in the arbitration proceeding shall be entitled to recover from the losing party its expenses, including the costs of arbitration proceeding, and reasonable attorney's fees.

9. Client acknowledges that Appraiser is being retained hereunder as an independent contractor to perform the services described herein and nothing in this Agreement shall be deemed to create any other relationship between Client and Appraiser. This assignment shall be deemed concluded and the services hereunder completed upon delivery to Client of the appraisal report discussed herein.

10. All statements of fact in the report which are used as the basis of the Appraiser's analyses, opinions, and conclusions will be true and correct to the best of the Appraiser's knowledge and belief. The Appraiser may rely upon the accuracy of information and material furnished to Appraiser by Client.

11. Appraiser shall have no responsibility for legal matters, questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the property analyzed.

12. The data gathered in the course of the Assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are, and will remain, the property of Appraiser. With respect to data provided by Client, Appraiser shall not violate the confidential nature of the appraiser-client relationship by improperly disclosing any confidential information furnished to Appraiser. Notwithstanding the foregoing, Appraiser is authorized by Client to disclose all or any portion of the report and the related data to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

13. Unless specifically noted in the appraisal, we will not be taking into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof.

14. Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client approximately result in damage to Appraiser. Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover, from the other, reasonable attorney fees and costs.

15. The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance Letter.

================================================================================
ROYAL RIDGE (2004)                                                    ADDENDUM L
--------------------------------------------------------------------------------


                                   ADDENDUM L

                                 QUALIFICATIONS


--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                             RONALD A. NEYHART, MAI
                            Senior Managing Director

             CB Richard Ellis, Inc. - Valuation & Advisory Services
                        100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (770) 984-5020
                               (770) 984-5001 FAX
                            Email: rneyhart@cbre.com

                                   EDUCATIONAL

B.S. Finance and Real Estate - Florida State University

Appraisal Institute
     Course 1A-1, 1A-2, 1B-A, 1B-B, 2-1, 2-2, SPP

                           LICENSE(S)/CERTIFICATION(S)

Georgia Real Estate Appraisal Board - Certified General Real Estate Appraiser -
   C000490
Tennessee Real Estate Commission - Certified General Real Estate Appraiser -
   0002013
North Carolina Real Estate Appraisal Board - Certified General Real Estate
   Appraiser - A4051
Alabama Real Estate Appraisal Board - Certified General Real Estate Appraiser -
   G00484
South Carolina Real EstateAppraisers Board - Certified General Real Estate
   Appraiser - CG3429
Kentucky Real Estate Appraisal Board-Certified General Real Estate Appraiser -
   CG2780
Mississippi Real Estate Appraisal Board - Certified General Real Estate
   Appraiser - GA-575

                                  PROFESSIONAL

                              Appraisal Institute

Designated Member, (MAI), Certification No. 8484

                              EMPLOYMENT EXPERIENCE

1979-1982            American Appraisal Associates,                             Atlanta, Georgia
                     Staff Appraiser
1982-1984            Johnson, Lane, Space, Smith & Co.,                         Atlanta, Georgia
                     Account Executive
1984 - 1992          CB Commercial Real Estate Group, Inc.,                     Atlanta, Georgia
                     Senior Real Estate Analyst
1992-Present         CB Richard Ellis, Inc. Valuation & Advisory Services,      Atlanta, Georgia
                     Senior Managing Director

                                QUALIFICATIONS OF

                               RICHARD A. FRANCIS
                               Real Estate Analyst

                   CB Richard Ellis, Inc. - Appraisal Services
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (770) 951-7918

                                   EDUCATIONAL

B.B.A., University of Kentucky, Lexington, Kentucky

Appraisal Institute
     Courses: Capitalization A & B
              Standards of Professional Appraisal Practice
              Advanced Sale Comparison & Cost Approaches

                           LICENSE(S)/CERTIFICATION(S)

Certified Real Estate Appraiser: State of Georgia - Certification
   Number CG003281
Certified General Real Property Appraiser State of Alabama - Certification
   No:CG00556
Certified General Real Property Appraiser State of Tennessee - Certification
   No:CG002901
Certified General Real Property Appraiser State of Kentucky - Certification
   No:CG002827
Certified General Real Property Appraiser State of Mississippi - Certification
   No:GA-714

                              EMPLOYMENT EXPERIENCE

1985 - 1990        General Electric Company                Denver, Colorado
                   Area Sales Manager
1990 - 1991        GBR                                     Denver, Colorado
                   Owner
1991 - 1992        Market Power, Inc.                      Atlanta, Georgia
                   Sales Representative
1992 - 1996        Benton Advisory Group                   Atlanta, Georgia
                   Associate Appraiser
1996 - Present     CB Richard Ellis, Inc.                  Atlanta, Georgia
                   Real Estate Analyst